Exhibit 10.13
CONVERTIBLE NOTE PURCHASE AGREEMENT
This Convertible Note Purchase Agreement, dated as of November 12, 2021 (this “Agreement”, as the same may hereafter be modified, supplemented, extended, amended, restated or amended and restated from time to time), is entered into by and among Redaptive, Inc., a Delaware corporation (the “Company”), the Guarantors listed on the signature pages hereof and those additional Guarantors that become party hereto after the date hereof by execution of a Counterpart Agreement pursuant to Section 7(k), and the Persons listed on the schedule of investors attached hereto as Schedule I (as updated from time to time in accordance with Section 1(b)(ii) and 10(d)) (each an “Investor” and collectively, the “Investors”).
RECITALS
A.    On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, convertible promissory notes in up to the principal amounts set forth opposite such Investor’s name on Schedule I hereto.
B.    Capitalized terms not otherwise defined herein shall have the meaning set forth in Appendix 1 attached hereto.
AGREEMENT
NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:
1.    The Notes.
(a)    Issuance of Notes. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to each of the Investors, and each of the Investors severally agrees to purchase, one or more Notes up to the aggregate principal amount of such Investor’s Commitment; provided that, after giving effect to each such issuance, sale and purchase of Notes, the aggregate Original Principal Amounts of all Notes issued to an Investor would not exceed the Commitment of such Investor set forth on Schedule I hereto. The obligations of the Investors to purchase Notes are several and not joint. The aggregate principal amount for all Notes issued hereunder shall not exceed $150,000,000. Any Note issued under this Agreement and subsequently repaid or prepaid may not be reborrowed or reissued. Each Investor’s Commitment shall terminate immediately and without further action on the applicable Closing Date after giving effect to the purchase of Notes (including any Subsequent Notes) in an amount equal to such Investor’s Commitment, if any, on such date.
(b)    Closings.
(i)    The Company may issue and sell Notes at up to five Closings. The initial sale and purchase of the Notes (the “Initial Notes”) shall take place at a closing (the “Initial Closing”) to be held remotely via the exchange of documents and signatures on the date of this
*** Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Agreement (the “Initial Closing Date”), subject to the satisfaction or waiver by each Investor of each condition precedent set forth in Section 4 and Section 6 (other than conditions that by their nature are to be satisfied only at the Initial Closing, but subject to the satisfaction or waiver of such conditions at the Initial Closing).
(ii)    After the Initial Closing, the Company may elect, with the written consent of Keyframe as to the identity of new or current Investors and the proposed sale and purchase of Notes (such consent not to be unreasonably withheld) to proceed with additional closings (each a “Subsequent Closing” and, together with the Initial Closing, each a “Closing”) of the issuance and sale of Notes (the “Subsequent Notes”), subject to the satisfaction or waiver by each Investor purchasing Subsequent Notes of each condition precedent set forth in Section 5 and Section 6 (other than conditions that by their nature are to be satisfied at such Subsequent Closing, but subject to the satisfaction or waiver by each Investor purchasing Notes at such Subsequent Closing of such conditions at such Subsequent Closing); provided that all such Subsequent Notes are issued, sold and purchased on or prior to January 31, 2022. Each Subsequent Closing shall be held remotely via the exchange of documents and signatures at such time as the Company and the Investors participating in such Subsequent Closing may determine (each, a “Subsequent Closing Date” and, together with the Initial Closing Date, each a “Closing Date”). At each Subsequent Closing, (i) each Investor purchasing a Subsequent Note shall execute a joinder agreement to this Agreement and the Collateral Agency Agreement (to the extent not already party thereto), and (ii) Schedule I shall be amended to include each Investor’s name that is purchasing Subsequent Notes at such Subsequent Closing and the principal Commitment amount of Subsequent Notes to be purchased by each Investor at such Subsequent Closing.
(iii)    At each such Closing, the Company will deliver to each Investor participating in each such Closing the Note to be purchased by such Investor, against receipt by the Company of the corresponding purchase price (the “Purchase Price”) (such delivery of a Note and receipt of the Purchase Price, a “Funding Event”). The Company shall register each Note in such Investor’s name as set forth in each Note in the Register. All of the transactions set forth herein to be taken at each such Closing, including the delivery of documents, shall be deemed to take place simultaneously at each such Closing.
(c)    Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.
(d)    Procedures for Funding Events. Subject to the prior satisfaction or waiver by each Investor purchasing Notes at the applicable Closing of all other applicable conditions to the sale and purchase of a Note set forth in this Agreement (other than conditions that by their nature are to be satisfied only at the Initial Closing or only at the Subsequent Closing, as applicable, but subject to the satisfaction or waiver by each Investor purchasing Notes at such Closing of such conditions at such Closing), to request a Funding Event, the Company (via a Responsible Officer) shall notify the Investors (which notice shall be irrevocable) by electronic mail at least three Business Days (or such shorter period of time as agreed to by each Investor participating in such Closing) prior to the applicable Closing Date. Such notice (a “Funding Notice”) shall (i) specify the amount to be funded by each Investor (which shall be equal to such Investor’s individual Commitment), (ii) include evidence of the satisfaction of each condition set forth in Section 4 with respect to the Initial Closing and Section 5 with respect to Subsequent Closings (other than conditions that by their nature are to be satisfied only at the Initial Closing or only at the Subsequent Closing, as applicable, but subject to the satisfaction or waiver by each Investor purchasing Notes at such Closing of such conditions at such Closing), (iii) include any documents, including a counterpart signature page of the Note and an investor joinder agreement to this Agreement and the Collateral Agency Agreement, to be executed by such Investor (which shall be returned to the Company prior to the applicable Closing Date), and (vi) be executed by a Responsible Officer. The Investors participating in such Closing shall credit proceeds of any Note to the Designated Deposit Account of the Company. Each Investor (i) may act without liability upon the basis of written or facsimile notice believed by such Investor in good faith to be from the Company (or from any Responsible Officer thereof designated in writing purportedly from the Company to such Investor), (ii) shall be entitled to rely conclusively on any Responsible Officer’s authority to request the purchase of Notes on behalf of the Company, and (iii) shall have no duty to verify the authenticity of the signature appearing on any written Funding Notice.
(e)    Ratable Sharing. Investors hereby agree among themselves that, except (i) as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, (ii) pursuant to any transfer or assignment of a Note in accordance with terms hereof and thereof or (iii) pursuant to a redemption in accordance with Section 7(b), (c) or (d) of each Note, if any of them shall, whether by voluntary payment, through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Transaction Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Investors hereunder or under the other Transaction Documents (collectively, the “Aggregate Amounts Due” to such Investors) which is greater than the proportion received by any other Investor in respect of the Aggregate Amounts Due to such other Investor holding Notes, then the Investor receiving such proportionately greater payment shall (a) notify each other Investor of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Investors so that all such recoveries of Aggregate Amounts Due shall be shared by all Investors holding Notes in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Investor is thereafter recovered from such Investor upon the bankruptcy or reorganization of the Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Investor ratably to the extent of such recovery, but without interest. The Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by the

Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.
2.    Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor and the Collateral Agent that, except as set forth on the Disclosure Schedule, the following representations are true and complete as of the date hereof and as of each Closing Date, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2.
(a)    Organization; Requisite Power and Authority; Good Standing and Qualification.
(i)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby and to make the issuances of the Notes hereunder. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.
(ii)    Each Guarantor is duly organized, validly existing and in good standing under the laws of its state of formation and has all requisite corporate or other entity power and authority to own and operate its properties, carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby and to guaranty the obligations of the Company under the Notes. Each Guarantor is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.
(b)    Capitalization and Voting Rights. As of November 1, 2021:
(i)    Authorized Stock. The authorized capital stock of the Company consists of:
(A)    30,000,000 shares of Common Stock, of which 26,974,668 shares are issued and outstanding. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and were issued in material compliance with all applicable federal and state securities laws.
(B)    9,244,940 shares of Preferred Stock, of which 4,750,000 are designated as Series A Preferred Stock, none of which are issued and outstanding and 4,494,940 shares of Series B Preferred Stock, none of which are issued and outstanding. None of the rights, preferences and powers of, or the restrictions on, the Preferred Stock set forth in the Company’s Certificate of Incorporation are prohibited by the General Corporation Law of the State of Delaware.
(ii)    8,293,550 shares of Common Stock are subject to issuance to officers, directors, employees and consultants of the Company pursuant to the Company’s 2015

Equity Incentive Plan duly adopted by the Company’s Board of Directors and approved by the Company stockholders (the “Stock Plan”); of such shares of Common Stock reserved under the Stock Plan, 889,906 options to purchase shares have been granted and are currently outstanding, 7,347,718 shares have been issued pursuant to restricted stock purchase agreements or the exercise of options, and 68,010 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.
(iii)    Except for (1) the Second Amendment and Conversion Agreement, (2) the Notes, (3) the rights provided in Section 4 of that certain Third Amended and Restated Investors’ Rights Agreement, dated as of May 21, 2021 (the “Investors’ Rights Agreement”), (4) the securities described in Section 2(b)(ii), (5) outstanding warrants to purchase up to 1,177,906 shares of Common Stock, and (6) commitments to grant options in the ordinary course of business, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.
(c)    Subsidiaries. Schedule 2(c) to the Disclosure Schedule sets forth as of the Initial Closing Date a list of all Subsidiaries of the Company and the percentage ownership (directly or indirectly) of the Company therein. The shares of capital stock or other ownership interests of all such Subsidiaries are fully paid and, to the extent applicable, nonassessable and are wholly owned by Company, directly or indirectly, free and clear of all Liens other than Liens permitted under Section 8(b).
(d)    Authorization; Enforceability.
(i)    All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Notes and the other Transaction Documents to which it is a party has been taken or will be taken substantially concurrently with the Initial Closing or Subsequent Closing, as applicable. This Agreement, the Notes and the Transaction documents to which the Company is a party constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
(ii)    All corporate or other action on the part of each Guarantor, its officers, directors and stockholders or other equityholders, as applicable, necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents to which it is a party has been taken or will be taken substantially concurrently with the Initial Closing or Subsequent Closing, as applicable. This Agreement and the other Transaction Documents to which each Guarantor is a party constitute a valid and legally binding obligations of each Guarantor, enforceable in accordance with its terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(e)    Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Company or the Guarantors is required in connection with the consummation of the transactions contemplated by this Agreement, except (1) any filings required by applicable securities laws, rules and regulations; or (2) such other post-closing filings as may be required.
(f)    Offering.
(i)    Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Notes as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, including the Securities Act, and none of the Company, the Guarantors, or any authorized agent acting on their behalf will take any action hereafter that would cause the loss of such exemption.
(ii)    Neither the Company nor any person acting on its behalf has offered or sold the Notes by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in violation of the Securities Act.
(iii)    Neither the Company nor any of the Guarantors is, and upon the issuance and sale of the Notes contemplated hereby and the receipt and application of the net proceeds therefrom, none of them will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
(iv)    None of the Company, any Guarantor or any other person acting on their behalf has sold or issued any securities that would be integrated with the offering of the Notes contemplated hereby pursuant to the Securities Act, the rules and regulation thereunder or the interpretations thereof by Securities and Exchange Commission.
(v)    When the Notes (including the Guarantees thereon) are issued pursuant to this Agreement, such Notes and Guarantees will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company or any Guarantor that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or that are quoted in a United States automated inter-dealer quotation system.
(vi)    Prior to the date hereof, the Company has exercised reasonable care, in accordance with Securities and Exchange Commission rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Act, including the Company; the Guarantors; any predecessor or affiliate of the Company or of any Guarantors; any director, executive officer, or other officer of the Company or any

Guarantor participating in the offering, general partner or managing member of the Company or any Guarantor; any beneficial owner of 20% or more of the Company’s or any Guarantor’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Act) connected with the Company or any Guarantor in any capacity at the time of the sale of the Notes; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Notes (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.
(g)    Litigation. There is no action, claim, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened in writing against the Company, its Subsidiaries that questions the validity of this Agreement or any Transaction Document, or the right of the Company and the Guarantors to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that could reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect. As of the date hereof, neither the Company nor any of its Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. As of the date hereof, there is no action, claim, suit, proceeding or investigation by the Company or its Subsidiaries currently pending or that the Company or any of its Subsidiaries intends to initiate.
(h)    Environmental and Safety Laws. Except as would not reasonably be expected to have a Material Adverse Effect (1) the Company and its Subsidiaries are and have been in compliance with all Environmental Laws; (2) there has been no use, handling, storage, generation, distribution, disposal, arrangement for disposal of, exposure of any Person to, release, or to the Company’s knowledge threatened release, of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof or any other materials, substance or waste for which standards of conduct or liability may be imposed under Environmental Laws (each a “Hazardous Substance”) on, upon, into, under or from any site currently or heretofore owned, leased or otherwise used by the Company or its Subsidiaries or otherwise by the Company or its Subsidiaries; (3) there have been no Hazardous Substances generated, transported or disposed of by the Company or its Subsidiaries that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; (4) there are no underground storage tanks located on, no polychlorinated biphenyls or any equipment containing such chemical used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned, leased or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws; and (5) neither the Company nor any of its Subsidiaries has knowledge of any existing event, condition, occurrence, circumstances, activities, practices, incidents or actions which could reasonably be expected to interfere with or prevent continued compliance by the Company or its Subsidiaries with applicable Environmental Laws, give rise to any common law or statutory liability or otherwise form the basis of any liability under Environmental Law. Neither the Company nor its Subsidiaries has received any written notice alleging any violation of, or liability under, Environmental Laws, except for such violations or liabilities as would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, there are no material environmental records, reports, notifications, certificates of need,

Permits, pending Permit applications, correspondence, engineering studies, and environmental studies or assessments arising out of or in connection with the Company’s business as now conducted and as proposed to be conducted.
(i)    Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries own or possess sufficient legal rights to all Company Intellectual Property without any violation or infringement (or in the case of third-party patents, patent applications, trademark applications or service mark applications, without any violation or infringement known to the Company) of the rights of others, (ii) no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates any license or infringes any rights to Intellectual Property of any other party, except that with respect to third-party patents, patent applications, trademark applications or service mark applications the foregoing representation is made to the Company’s knowledge only, (iii) other than with respect to commercially available software products under standard end-user object code license agreements, there is no outstanding option, license, agreement, claim, encumbrance or shared ownership interest of any kind relating to the Company Intellectual Property, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person, (iv) neither the Company nor any of its Subsidiaries has received any written communications alleging that the Company or any of its Subsidiaries has violated or, by conducting its business, would violate any of the Intellectual Property of any other Person, (v) the Company or its Subsidiaries has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees or consultants for their use in connection with the Company’s or its Subsidiaries’ business, (vi) it will not be necessary to use any inventions of any of its or its Subsidiaries’ current or former employees or consultants (or Persons the Company currently intends to hire) made prior to their employment by or consulting relationship with the Company; and (vii) the Company has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement in a manner that would require (or purport to require) the distribution of the source code of such software or prohibit (or purport to prohibit) the Company from charging for the distribution or use of the software or otherwise limit such software’s use for commercial purposes. Each current and former employee and consultant of the Company and its Subsidiaries has fully and validly assigned and transferred to the Company or one of its Subsidiaries all Intellectual Property he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted. Section 2(i) of the Disclosure Schedule lists all Company Intellectual Property that is registered with a governmental entity as of the date hereof.
(j)    Compliance with Other Instruments.
(i)    The Company is not in violation or default (1) of any provisions of its Certificate of Incorporation or Bylaws, (2) of any judgment, order, writ or decree of any court or governmental entity, (3) under any agreement, instrument, contract, lease, note, indenture, mortgage or purchase order to which it is a party or by which it is bound, the violation of which would have a Material Adverse Effect, or (4) of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would reasonably be expected to have a Material Adverse Effect.
(ii)    No Guarantor is in violation or default (1) of any provisions of its certificate of incorporation or similar document, bylaws, limited liability company agreement, limited partnership agreement or similar document, (2) of any judgment, order, writ or decree of any court or governmental entity, (3) under any agreement, instrument, contract, lease, note, indenture, mortgage or purchase order to which it is a party or by which it is bound, the violation of which would have a Material Adverse Effect, or (4) of any provision of federal or state statute, rule or regulation applicable to such Guarantor, the violation of which would reasonably be expected to have a Material Adverse Effect
(iii)    The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents by the Company and each Guarantor will not result in (i) a default under any judgment, order, provision of law, writ, decree, agreement, instrument, contract, lease, note, indenture, mortgage or purchase order in each case that could reasonably be expected to have a Material Adverse Effect, (ii) the suspension, revocation, forfeiture or nonrenewal of any permit or license applicable to the Company or its Subsidiaries in each case that could reasonably be expected to have a Material Adverse Effect, or (iii) in the creation of any material lien, charge or encumbrance upon any assets of the Company or its Subsidiaries. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents by the Company and each Guarantor will not (i) violate any provision of the organizational documents of the Company or its Subsidiaries, (ii) violate, conflict with or result in a default or event of default under the CarVal Note Documents or (iii) result in any acceleration of benefits or obligations, with or without the passage of time and giving of notice, under any such material judgment, order, writ, decree, agreement, instrument, contract, lease, note, indenture, mortgage or purchase order.
(k)    Agreements; Action.
(i)    As of the date hereof, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company or any of its Subsidiaries is a party or by which it is bound that involve (1) obligations (contingent or otherwise) of, or payments to, the Company or such Subsidiary in excess of $500,000 (other than the Transaction Documents and the CarVal Note Documents), (2) the license of any Intellectual Property to or from the Company other than licenses with respect to commercially available software products under standard end-user object code license agreements or standard customer terms of service and privacy policies for Internet sites, (3) the grant of rights to manufacture, produce, assemble, license, market, or sell its products or services to any other Person, or that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products or services, or (4) establishment or operation of any joint venture, partnership, joint development, strategic alliance or similar arrangement.
(ii)    As of the date hereof, the Company has not (1) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (2) except for Indebtedness with a outstanding principal amount (or principal commitment amount) less than $500,000, incurred any indebtedness for money borrowed or incurred any other liabilities (other than indebtedness or liabilities that have already been fully satisfied), (3) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (4) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.
(iii)    For the purposes of subsections (i) and (ii) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.
(iv)    As of the date on which this representation and warranty is made or deemed made, neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any Indebtedness.
(l)    Certain Transactions.
(i)    As of the date hereof, other than (1) standard employee benefits generally made available to all employees, (2) standard director indemnification agreements approved by the Company’s Board of Directors, and (3) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of Common Stock, in each instance, approved in the written minutes or consent of the Company’s Board of Directors, there is no agreement, understanding or proposed transaction between the Company and any of its officers, directors, consultants, Key Employees, members of the immediate families of the foregoing, or any Affiliate of any of the foregoing.
(ii)    As of the date hereof, (1) neither the Company nor any of its Subsidiaries is indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees, (2) none of the Company’s or its Subsidiaries’ directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or any of its Subsidiaries or, to the Company’s knowledge, have any (1) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors or (2) direct or indirect ownership interest in any Person with which the Company is affiliated or with which the Company or its Subsidiaries has a business relationship, or any Person that competes with the Company or its Subsidiaries, except that directors, officers or employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company.
(m)    Permits. The Company and its Subsidiaries have all franchises, Permits, licenses and any similar authority necessary for the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company is not in default under any of such franchises, Permits, licenses or other similar authority except where any such default could not reasonably be expected to have a Material Adverse Effect.
(n)    Rights of Registration and Voting Rights. Except as provided in the Investors’ Rights Agreement, as of the date hereof, the Company is not under any obligation to register under the Securities Act any of its securities (whether currently outstanding or to be issued in the future). To the Company’s knowledge, as of the date hereof, except as contemplated in that certain Voting Agreement, dated as of May 21, 2021, by and among the Company and certain of its stockholders (as may be amended and/or restated from time to time), no stockholder of the Company has entered into any agreement with respect to the voting of capital shares of the Company.
(o)    Title to Property and Assets. The tangible property and assets that the Company and its Subsidiaries own are owned free and clear of all Liens, except for Liens permitted pursuant to Section 8(b). With respect to the tangible property and assets it leases, the Company or its applicable Subsidiary is in compliance with such leases and holds a valid leasehold interest free of any Liens other than those of the lessors of such property or assets or Liens permitted pursuant to Section 8(b). As of the date hereof, neither the Company nor any of its Subsidiaries own any real property.
(p)    Material Liabilities. Except as set forth in the Financial Statements (as defined below), as of the date hereof, the Company and its Subsidiaries have no material liabilities or obligation, absolute or contingent (individually or in the aggregate) other than pursuant to the Transaction Documents and the CarVal Note Documents and except (1) obligations and liabilities incurred after the date of the Financial Statements that do not exceed $500,000 individually or $1,500,000 in the aggregate, and (2) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles (“GAAP”).
(q)    Financial Statements. The Company has delivered to each Investor its (i) audited financial statements (consolidated balance sheet and statements of operations, stockholders equity and cash flows) as of and for the fiscal years ended December 31, 2018, December 31, 2019 and December 31, 2020, and (ii) unaudited financial statements (balance sheet and income statement) as of and for the fiscal quarter ended September 30, 2021 (the “Financial Statements”). All financial statements that have been furnished by or on behalf of the Company (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements may not contain all footnotes required by GAAP, (ii) are correct in all material respects and (iii) present fairly the financial condition and operating results of the Company as of the date(s) and during the period(s) indicated therein. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.
(r)    Changes. Since the date of the Financial Statements there has not been:
(i)    any change in the assets, liabilities, financial condition or operating results of the Company and its Subsidiaries from that reflected in such financial statements, except immaterial changes in the ordinary course of business;
(ii)    any material damage, destruction or loss, whether or not covered by insurance;

(iii)    any waiver or compromise by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it except in the ordinary course of business;
(iv)    any satisfaction or discharge of any Lien or payment of any material obligation by the Company or any of its Subsidiaries except in the ordinary course of business;
(v)    any entry into, or change or amendment to, a material contract, agreement, or arrangement by which the Company or any of its assets is bound or subject, other than in the ordinary course of business;
(vi)    any material change in any compensation arrangement or agreement with any Key Employee (other than a consultant who is a Key Employee), officer or director;
(vii)    any resignation or termination of employment of any officer or Key Employee of the Company;
(viii)    any Lien created by the Company, with respect to any of its material properties or assets, except Liens permitted pursuant to Section 8(b) or for Taxes not yet due or payable and Liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;
(ix)    any loans or guarantees made by the Company or any of its Subsidiaries to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary and customary course of its business;
(x)    any dividend, declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;
(xi)    any sale, assignment, transfer, or license of any material Company Intellectual Property, other than non-exclusive licenses granted in the ordinary course of business;
(xii)    receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;
(xiii)    to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that would reasonably be expected to result in a Material Adverse Effect; or
(xiv)    any arrangement or commitment by the Company to do any of the things described in this Section 2(r).
(s)    Tax Returns, Payments and Elections. As of the date on which this representation and warranty is made or deemed made, except as permitted by Section 7(d), (1) there are no federal or material state, county, local or foreign taxes due and payable by the Company and its Subsidiaries which have not been paid, (2) the Company and its Subsidiaries have duly and timely filed all federal and material state, county, local and foreign tax returns required to have been filed by them and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year, (3) the Company has not elected pursuant to the

Code, to be treated as an “S” corporation or a collapsible corporation pursuant to Section 1362(a), and (4) the Company has not made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) that could reasonably be expected to have a Material Adverse Effect.
(t)    Insurance. The Company has in full force and effect policies of insurance that complies with Section 7(e).
(u)    Employee Matters.
(i)    As of the date hereof, to the Company’s knowledge, (1) no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing, (2) each officer and Key Employee of the Company is currently devoting all of his or her business time to the conduct of the Company’s business, (3) the Company is not aware that any of its officers and Key Employees is planning to work less than full-time for the Company in the future, (4) the employment of each employee of the Company is terminable at the will of the Company, (5) except as required by law, upon termination of the employment of any such employees, no severance or other payments will become due, and (6) the Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.
(ii)    Any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. No payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code, that could reasonably be expected to have a Material Adverse Effect.
(iii)    As of the date hereof, the Company has not made any representations regarding equity incentives or compensation to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Company’s Board of Directors, the representations set forth herein, or the Disclosure Schedule.
(iv)    As of the date on which this representation and warranty is made or deemed made, each of the Credit Parties and the ERISA Affiliates have made all required contributions to each Plan, Pension Plan, and Multiemployer Plan in accordance with the terms of each such Plan, Pension Plan, and Multiemployer Plan and the requirements of all applicable laws, and each Plan and each Pension Plan has been established, maintained, funded, and administered in compliance in all material respects with all applicable laws and the terms of each Plan or Pension Plan.
(v)    As of the date on which this representation and warranty is made or deemed made, no Credit Party, any other Subsidiary of the Company or any ERISA Affiliate has incurred any material liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to any Plan or Pension Plan, and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by any Credit Party, any other Subsidiary of the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Credit Party, any other Subsidiary of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to Section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or Section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Pension Plan, other than such liabilities or Liens as would not be individually or in the aggregate material.
(vi)    As of the date on which this representation and warranty is made or deemed made, no Pension Plan has an Unfunded Pension Liability that is material. No Credit Party, any other Subsidiary of the Company or any ERISA Affiliate has incurred withdrawal liability under Section 4201 or 4204 of ERISA in respect of any Multiemployer Plan that has not been satisfied in full.
(vii)    As of the date hereof, the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, nor is the Company aware of any labor organization activity involving its employees.
(viii)    As of the date hereof, the Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.
(ix)    As of the date hereof, each former Key Employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.
(x)    As of the date hereof, to the Company’s knowledge, none of the Key Employees or directors of the Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.
(xi)    As of the date hereof, each person who, pursuant to any benefit, bonus or incentive plan of the Company, holds any currently outstanding shares of Common Stock or other securities of the Company or any option, warrant or right to acquire such shares or other securities, has entered into or is otherwise bound by, an agreement granting the Company (a) the right to repurchase the shares for the original purchase price, or to cancel the option, warrant or right, in the event the holder’s employment or services with the Company terminate for any reason, subject to release of such repurchase or cancellation right on terms and conditions specified by the Company’s Board of Directors, and (b) a right of first refusal with respect to all such shares.
(v)    Plan Asset Matters. The Company does not hold “plan assets” within the meaning of the Plan Asset Regulations.
(w)    Data Privacy. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (1) in connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company and its Subsidiaries are and have been in compliance with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party, (2) the Company has commercially reasonable physical, technical, organizational and administrative security measures in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure, and (3) the Company is and has been in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.
(x)    Real Property Holding Corporation. The Company and its Subsidiaries are not now and never have been “United States real property holding corporations” as defined in Section 897 of the Code and any applicable regulations promulgated thereunder. The Company has filed with the IRS all statements, if any, with its U.S. federal income Tax returns which are required under such regulations.

(y)    Anti-Terrorism Laws; USA Patriot Act. To the extent applicable, the Company and each of its Subsidiary is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA Patriot Act.
(z)    Anti-Corruption Laws and Sanctions. None of the Company, any of its Subsidiaries, nor any of their respective directors, officers, employees or, to the knowledge of the Company, any of their agents has, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof, candidate for foreign political office, or any other Person for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person, nor otherwise violated any applicable Anti-Corruption Law. Neither the Company nor any of its directors, officers, or to the knowledge of the Company, any of its employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. None of the Company, any Subsidiary, nor, to the Company’s knowledge, any of their respective officers, directors, employees or agents is the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to any Anti-Corruption Laws. The Company has implemented and maintains in effect policies and procedures designed to promote compliance by the Company and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and its and their respective directors and officers and, to the knowledge of the Company, its and their respective employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) the Company, any Subsidiary, or any of its or their respective directors or officers, or (ii) to the knowledge of the Company, any employee or agent of the Company or any Subsidiary of the Company that will act in any capacity in connection with or benefit from the Notes issued hereby, is a Sanctioned Person nor has transacted any business with or for the benefit of any Sanctioned Person in violation of Sanctions, nor has violated applicable Ex-Im Laws.
(aa)    Margin Stock.
(i)    None of the Company or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.
(ii)    No part of the proceeds of the purchase of any Note will be used to purchase or carry any Margin Stock or to extend credit for the purposes of purchasing or carrying Margin Stock in violation of the provisions of the regulations of the Board, including Regulation T, U or X.

(bb)    Solvency. As of the Closing Date and any Subsequent Closing Date, the Company is, individually and together with its Subsidiaries, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be, Solvent.
(cc)    No Side Agreements. There are no binding agreements by, among or between the Company or any of its Affiliates, on the one hand, and any Investor or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Transaction Documents.
(dd)    No Brokers or Finders. None of the Company or any of its Subsidiaries has retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by any of the Transaction Documents whose fees the Investors would be required to pay.
(ee)    Collateral. The Security Agreement and each other Collateral Document are, or upon execution will be, effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid security interest in the Collateral described therein and proceeds thereof (to the extent a security interest can be created therein under the Uniform Commercial Code). In the case of the Pledged Collateral (as defined in the Security Agreement), when stock or interest certificates representing such Pledged Collateral (along with properly completed stock or interest powers endorsing the Pledged Collateral) and executed by the owner of such shares or interests are delivered to the Collateral Agent (or delivered to and held by a designated bailee, in accordance with the Intercreditor Agreement), and in the case of the other Collateral described in the Security Agreement or any other Collateral Document (other than deposit accounts), when financing statements and other filings specified on Schedule 2(ee) of the Disclosure Schedule in appropriate form are timely filed in the offices specified on Schedule 2(ee) of the Disclosure Schedule, the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except Liens permitted by Section 8(b) that are either perfected prior to the Initial Closing Date or have priority as a matter of law). In the case of Collateral that consists of deposit accounts, when a control agreement is executed and delivered by all parties thereto with respect to such accounts, the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral and the proceeds thereof, as security for the Obligations, prior and superior to any other Person except as provided under the applicable control agreement with respect to the financial institution party thereto.
(ff)    Disclosure. All written information (other than any projected financial information and other than information of a general economic or industry specific nature) furnished by or on behalf of the Company to any Investor in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented promptly by the Company and in any event prior to any investment decision based on such inaccurate information, by other information so furnished and when taken as a whole), when furnished, is true and accurate in all material respects, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading; provided that, with respect to any projected financial information, Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished (it being understood that such projected financial information is subject to significant uncertainties and contingencies, any of which are beyond Company’s control, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projected financial information may differ significantly from the projected results and such differences may be material).
(gg)    Debt Documents. The Hitachi Credit Agreement, the CarVal Note Documents, and each other document or agreement governing the Indebtedness thereunder is in full force and effect and no default or event of default thereunder has occurred and is continuing.
3.    Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company, as of the date of acquisition of a Note, as follows:
(a)    Authorization. Such Investor has all requisite power and authority to enter into the Transaction Documents, to purchase such Note and to carry out and perform its obligations under the terms of the Transaction Documents. All action on the part of such Investor, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Documents has been taken or will be taken prior to the applicable Closing, and the Transaction Documents constitute valid and legally binding obligations of such Investor, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of such Investor is required in connection with the consummation of the transactions contemplated by the Transaction Documents.
(b)    Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon, among other things, such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Notes or any securities issuable upon conversion of the Notes (collectively, the “Securities”), in each case, will be acquired for investment for such Investor’s own account, not as a nominee or agent, and, in the case of the Notes, not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing, the Notes. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.
(c)    Reliance Upon the Investor’s Representations. Such Investor acknowledges that the Notes are not, and any shares acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the

Securities Act and that the Company’s reliance on such exemption is based, in part, on such Investor’s representations set forth herein.
(d)    Receipt of Information. Such Investor acknowledges that there has been provided or made available to it all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Investor further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of such Investor to rely thereon.
(e)    Investment Experience. Such Investor is experienced in evaluating and investing in securities of companies in the development stage, is able to bear the economic risk of its investment in a Note and the shares of Common Stock, if any, issuable upon conversion thereof, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities and is able, without impairing such Investor’s financial condition, to hold the Securities to be purchased by such Investor for an indefinite period of time and to suffer a complete loss of such Investor’s investment. Such Investor also represents it has not been organized solely for the purpose of acquiring the Securities.
(f)    Understanding of Risk. Such Investor is aware of (i) the highly speculative nature of the Securities, (ii) the financial hazards involved and (iii) the lack of liquidity of the Securities.
(g)    Accredited Investor. Such Investor represents and warrants that it is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D of the Securities Act. Such Investor has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to accredited investor status. Such Investor covenants to provide prompt written notice to the Company in the event it ceases to be an accredited investor at any time in the future during which it continues to hold any of the Securities or any other securities of the Company.
(h)    No Public Market. Such Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company.
(i)    Restricted Securities. Such Investor understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act and applicable state securities laws or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. Investor acknowledges that the Company has no obligation to make or keep “current public information” (as defined in Rule 144 under the Securities Act).
(j)    Legends. To the extent applicable, each certificate or other document evidencing any of the Notes shall be endorsed with the legend set forth below, and such Investor covenants that, except to the extent such restrictions are waived by the Company, such Investor shall not transfer the Notes without complying with the restrictions on transfer described in the legends endorsed on any such Note (except that the Company shall not require an opinion of counsel in connection with a transfer to an affiliated entity or pursuant to Rule 144):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SECURITIES, IN EACH CASE, HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY JURISDICTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAW, INCLUDING PURSUANT TO RULE 144 OR RULE 144A OR TO PERSONS OUTSIDE OF THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, PROVIDED THAT, EXCEPT IN THE CASE OF ANY TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSUANT TO RULE 144 OR RULE 144A OR TO PERSONS OUTSIDE OF THE UNITED STATES PURSUANT TO REGULATION S UNDER THE ACT, AN OPINION OF COUNSEL SHALL BE FURNISHED TO THE COMPANY (IF REQUESTED BY THE COMPANY), IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT AND/OR APPLICABLE STATE SECURITIES LAW.”
(k)    Tax Advisors. Such Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Investor relies solely on any such advisors and is not relying on any statements or representations of the Company or any of its agents, written or oral, as tax advice.
(l)    Exculpation. Such Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.
(m)    No “Bad Actor” Disqualification Events. Neither (i) such Investor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by such Investor is subject to any Disqualification Events, except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company. Such Investor covenants to provide such information to the Company as the Company may reasonably request in order to comply with the disclosure obligations set forth in Rule 506(e) of the Securities Act.
(n)    No Restricted Entities. Such Investor represents that neither it, nor any of its officers, directors or beneficial owners, is an individual or entity with whom the transactions described herein would be prohibited by a governmental authority, as identified on the United States Government Consolidated Screening List, or any other applicable governmental list or regulation that would prohibit or restrict the transactions described herein, including any prohibitions or restrictions based on the nationality of an entity or individual.
(o)    No Brokers or Finders. Except as previously disclosed to the Company prior to the date of this Agreement, neither such Investor nor any of its Affiliates has retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.
4.    Conditions to Initial Closing. Each Investor’s obligations at the Initial Closing are subject to the fulfillment, on or prior to the Initial Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Required Investors:
(a)    Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made and shall be true and correct on the Initial Closing Date.
(b)    Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Initial Closing.
(c)    Closing Certificate. The Chief Executive Officer of the Company shall deliver to the Investors at the Initial Closing a certificate in the form of Exhibit B certifying that the conditions specified in Section 4(a) and Section 4(b) have been fulfilled.
(d)    Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Initial Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Initial Notes.
(e)    Legal Requirements. At the Initial Closing, the sale and issuance by the Company, and the purchase by such Investor, of the Initial Notes shall be legally permitted by all laws and regulations to which such Investor or the Company are subject.
(f)    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Required Investors.

(g)    Transaction Documents. Each Credit Party shall have duly executed and delivered to the Investors and, with respect to items (i) and (iii) through (viii), the Collateral Agent, the following documents to which it is a party:
(i)    this Agreement;
(ii)    each Initial Note issued hereunder;
(iii)    the Intercreditor Agreement;
(iv)    the Security Agreement;
(v)    the Perfection Certificate;
(vi)    the Intellectual Property Security Agreement;
(vii)    the Collateral Agency Agreement;
(viii)    the Collateral Agent Fee Letter;
(ix)    the Amended Equity Documents;
(x)    a Funding Notice in the time period specified in Section 1(d); and
(xi)    the Management Rights Letter.
(h)    Filings. All necessary filings, registrations, recordings and other actions required to be taken as of the Initial Closing Date (including filing UCC-1 financing statements), and all filing, recordation, subscription, inscription, notarization and other similar fees and all recording, stamp and other Taxes and expenses related to such filings, registrations and recordings required to be paid, for the consummation of the transactions contemplated by the Transaction Documents (or arrangements satisfactory to the Required Investors to make any such filings, registrations, recordings or other actions or to make any such payment on or immediately following the Initial Closing Date) shall have been taken and paid, respectively (to the extent that the obligation to make payment then exists), by the Credit Parties.
(i)    Investors’ Rights Agreement. Not later than the Initial Closing Date, the Investors shall have joined the Investors’ Rights Agreement as parties thereto, and the Investors’ Rights Agreement shall be amended as necessary or appropriate in the reasonable satisfaction of the Investors.
(j)    Approvals. The Company shall have obtained any necessary approvals by the Company’s Board of Directors, the Company’s stockholders or applicable third parties.
(k)    Waivers. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights with respect to the issuance of the Initial Notes.

(l)    Secretary’s Certificate. The Secretary of the Company and each Guarantor shall have delivered to the Investors and the Collateral Agent at the Initial Closing a certificate certifying (i) a true and complete copy of the such Credit Party’s certificate of incorporation or formation, bylaws, operating agreement or similar governing documents, (ii) resolutions of the Company’s Board of Directors and the governing body of each Guarantor approving the Transaction Documents to which such Person is party and the transactions contemplated thereunder, (iii) a certificate as to the good standing in its jurisdiction of organization and each additional jurisdiction in which such Credit Party is qualified or licensed to do business or the failure to be so qualified or licensed could reasonably be expected to result in a Material Adverse Effect and (iv) as to the incumbency and signatures of officers of such Credit Party.
(m)    Solvency Certificate. On the Initial Closing Date, the Investors shall have received a Solvency Certificate executed by the chief financial officer of the Company in the form of Exhibit C.
(n)    Opinion. The Collateral Agent and Investors (as of the date hereof) shall have received a written opinion (addressed to the Collateral Agent and the Investors and dated the Initial Closing Date) of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Credit Parties, in form and substance reasonably satisfactory to the Required Investors and Collateral Agent. The Company hereby requests such counsel to deliver such opinion.
(o)    Fees. Concurrently with the consummation of the transactions contemplated hereby, the Company shall have paid all accrued and unpaid fees and all accrued and unpaid expenses required to be paid on the Initial Closing Date in each case, of the Investors and Collateral Agent (including, the reasonable, documented and out-of-pocket accrued and unpaid fees and expenses of counsel thereto) to the extent invoiced at least one Business Day prior to the Initial Closing Date, including any fees of the Collateral Agent set forth in the Collateral Agent Fee Letter that are required to be paid on the Initial Closing Date, regardless of whether such fees are separately invoiced.
(p)    Lien Searches. The Collateral Agent and the Investors shall have received completed requests for information or similar search report, dated within thirty days of the Initial Closing Date, listing all effective financing statements filed in the Office of the Secretary of State of the state of incorporation or formation, as applicable, that name any Credit Party as debtor, together with copies of such other financing statements.
(q)    KYC. The Investors and the Collateral Agent shall have received, on or before the date which is three Business Days prior to the Initial Closing Date (i) all documentation and other information regarding the Credit Parties required by regulatory authorities under applicable “know your customer” and Anti-Corruption Laws and the USA PATRIOT Act and (ii) a completed Beneficial Ownership Certification from each Credit Party.
5.    Conditions to Subsequent Closings. Each Investor’s obligations at any Subsequent Closing are subject to the fulfillment, on or prior to such Subsequent Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Required Investors:

(a)    Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects on such Subsequent Closing Date; provided that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the issuance of any Subsequent Notes at such Subsequent Closing.
(b)    Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Subsequent Closing.
(c)    Closing Certificate. The Chief Executive Officer of the Company shall deliver to the Investors at such Subsequent Closing a certificate certifying that the conditions specified in Section 5(a) and Section 5(b) have been fulfilled.
(d)    Governmental Approvals and Filings. Except for any notices required or permitted to be filed after such Subsequent Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Subsequent Notes, except where a failure to obtain such approvals would not reasonably be expected to have a Material Adverse Effect.
(e)    Legal Requirements. At such Subsequent Closing, the sale and issuance by the Company, and the purchase by such Investor, of the Notes shall be legally permitted by all laws and regulations to which such Investor or the Company are subject.
(f)    Transaction Documents. The Company shall have duly executed and delivered to the Investors participating in such Subsequent Closing the following documents:
(i)    a Funding Notice in the time period specified in Section 1(d); and
(ii)    each Subsequent Note to be issued hereunder at such Subsequent Closing.
6.    Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at each Closing to each respective Investor is subject to the fulfillment, on or prior to the applicable Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:
(a)    Representations and Warranties. The representations and warranties made by such Investor in Section 3 hereof shall be true and correct when made and shall be true and correct on the applicable Closing Date.
(b)    Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the applicable Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c)    Legal Requirements. At the applicable Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.
(d)    Purchase Price. Such Investor shall have delivered to the Company the Purchase Price in respect of the Notes being purchased by such Investor referenced in Section 1(b) hereof.
7.    Affirmative Covenants. Until the Termination Date, the Company covenants and agrees with the Investors that:
(a)    Financial Statements; Other Information.
(i)    No later than the Annual Reporting Date of each fiscal year, the Company shall post on the Platform its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than a qualification related to the maturity of the Notes at the Maturity Date and the maturity of the CarVal Notes at the maturity date thereof) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(ii)    within 45 days after the end of each fiscal quarter of each fiscal year of the Company, it shall post on the Platform its unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(iii)    within 30 days after the end of each fiscal month of each fiscal year of the Company, it shall post on the Platform its unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(iv)    within 30 days before the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2022, the Company shall post on the

Platform a comprehensive operating budget forecasting the Company and its Subsidiaries’ revenues, expenses, and cash position on a month-to-month basis for the upcoming fiscal year;
(v)    concurrently with any delivery of financial statements under Section 7(a)(ii), the Company shall post on the Platform an up-to-date capitalization table of the Company;
(vi)    concurrently with any delivery of financial statements under clause (i), (ii) or (iii) above, it shall post on the Platform a Compliance Certificate of a Financial Officer of the Company in the form of Exhibit D hereto (A) certifying as to whether a Default has occurred and is continuing as of the date thereof and, if a Default has occurred and is continuing as of the date thereof, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (B) if and to the extent that any change in GAAP that has occurred since the date of the audited financial statements referred to in Section 2(q) had a material impact on such financial statements, specifying the effect of such change on the financial statements accompanying such certificate;
(vii)    within a reasonable period of time following any request in writing (including any electronic message) therefor, it shall furnish information and documentation reasonably requested by any Investor or the Collateral Agent for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to which such Investor or the Collateral Agent is subject;
(viii)    the Company will furnish to the Collateral Agent and the Investors (i) any information regarding Collateral required pursuant to the Collateral Documents or the Collateral Agency Agreement and (ii) each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 7(a)(i), a certificate of its Responsible Officer in the form of Exhibit E (x) either confirming that there has been no change in the information contained in the schedules to the Security Agreement and the Perfection Certificate (including the schedules thereto) since the Initial Closing Date or the date of the most recent certificate delivered pursuant to this Section 7(a)(viii) and/or identifying such changes as required in the Security Agreement and (y) certifying that, to its knowledge, all Uniform Commercial Code financing statements and all supplemental intellectual property security agreements or other appropriate filings, recordings or registrations, have been filed of record in each governmental or other appropriate office in each jurisdiction identified in the documents delivered pursuant to clause (x) above to the extent necessary to effect, protect and perfect the security interests under the Collateral Documents (except as noted therein with respect to any continuation statements to be filed within such period); and
(ix)    the Company will furnish to the Investors with reasonable promptness, such other data and information relating to the material business, operations, affairs, financial condition, assets or properties of the Credit Parties or relating to the material ability of any Credit Party to perform its obligations hereunder or under any other Transaction Document as from time to time may be reasonably requested in writing by any Investor.
Notwithstanding the foregoing, the obligations in Sections 7(a)(i) and (ii) may, in lieu of posting such information on the Platform, be satisfied by posting such information, or providing a link thereto on the Company’s website on the internet at www.redaptive.com (or any new address identified by the Company in writing to the Investors) or filing with the SEC at www.sec.gov. The information shall be deemed to be delivered on the date in which such information is posted on the Company’s website or filed with the SEC at www.sec.gov.
Subject to the foregoing paragraph, the Company shall otherwise make available to the Investors materials and/or information provided by or on behalf of the Company under this Agreement (collectively, “Company Materials”) solely by means of posting the Company Materials on iDeals or another similar electronic system (the “Platform”). Certain of the Investors (each, a “Public Investor”) may have personnel who do not wish to receive Material Non-Public Information and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that it will identify that portion of the Company Materials that may be distributed to the Public Lenders and that (w) all such Company Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” the Company shall be deemed to have authorized the Investors to treat such Company Materials as not containing any Material Non-Public Information (although it may be sensitive and proprietary); (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Company shall treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”; provided that the Company’s failure to comply with this sentence shall not constitute a Default or an Event of Default under this Agreement or the Transaction Documents if the Company cleanses such material Non-Public Information in accordance with Section 7(o). Notwithstanding the foregoing, the Company shall be under no obligation to mark any Company Materials “PUBLIC”; provided, however, that the Transaction Documents shall be deemed to be marked “PUBLIC” unless the Company notifies the Investors promptly that any such document contains Material Non-Public Information.
(b)    Notices of Material Events. The Company will post on the Platform prompt written notice of the following:
(i)    the occurrence of any Default or Event of Default;
(ii)    the filing or commencement, or non-frivolous threat of, of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary of the Company thereof that would reasonably be expected to result in a Material Adverse Effect or which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;
(iii)    receipt from any Customer of a notice that such Customer has elected to terminate any Customer Agreement which, individually or in the aggregate, has a value in excess of $250,000 together with all other Customer Agreements terminated in the same calendar year;
(iv)    the occurrence of any default by a Customer in respect of its obligations under any Customer Agreement which, individually or in the aggregate, has a value in excess of $50,000 together with all other Customer Agreements for which a Customer has defaulted in its obligations thereunder in the same calendar year;
(v)    the occurrence of any material dispute under any Project Documents which, together or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;
(vi)    any notice of default or event of default under the CarVal Note Documents and other Indebtedness with a principal outstanding amount or commitment amount in excess of $500,000; and
(vii)    any other development that becomes known to any officer of the Company or any of its Subsidiaries that results in, or would reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section 7 shall be posted on the Platform and accompanied by a statement of a Responsible Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
(c)    Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, Permits, privileges and franchises material to the conduct of its business; provided that (i) the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 8(c) and (ii) none of the Company or any of its Subsidiaries shall be required to preserve, renew or keep in full force and effect its rights, licenses, Permits, privileges or franchises where failure to do so would not reasonably be expected to result in a Material Adverse Effect.
(d)    Payment of Taxes. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay all Tax liabilities, including all Taxes imposed upon it or upon its income or profits or upon any properties belonging to it that, if not paid, would reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, and all lawful claims other than Tax liabilities which, if unpaid, would become a Lien upon any properties of the Company or any of its Subsidiaries not otherwise permitted under Section 8(b), in both cases except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) to the extent required by GAAP, the Company or such Subsidiary of the Company has set aside on its books adequate reserves with respect thereto in accordance with GAAP.
(e)    Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (i) keep and maintain all property used in the conduct of its business in good working order and condition, ordinary wear and tear and casualty events excepted, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) maintain insurance with financially sound and reputable insurance companies or through self-insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Each such policy of insurance shall (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each property insurance policy, contain a lenders’ loss payable clause or endorsement, reasonably satisfactory in form and substance to the Collateral Agent and Required Investors, that names the Collateral Agent, on behalf of the Secured Parties, as the lenders’ loss payee thereunder and provide for at least 30 days’ prior written notice to the Collateral Agent of any cancellation of such policy (or 10 days’ prior written notice with respect to the failure to pay premium).
(f)    Books and Records. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which entries full, true and correct in all material respects are made and are sufficient to prepare financial statements in accordance with GAAP.
(g)    ERISA-Related Information. The Company shall supply to the Investors: (i) if requested by the Required Investors, within 30 days of such request, a copy of the most recent IRS Form 5500 (including schedules thereto) in respect of a Plan, assuming such Plan is required to file an IRS Form 5500, and (ii) promptly and in any event within 30 days after a Credit Party, any other Subsidiary of the Company or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that would reasonably be expected to result in a material liability, a certificate of a Financial Officer of the Company describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC, the IRS or Department of Labor pertaining to such ERISA Event and any notices received by such Credit Party, Subsidiary of the Company or ERISA Affiliate from the PBGC or any other governmental agency with respect thereto; provided that, in the case of ERISA Events under paragraph (d) of the definition thereof, the 30-day period set forth above shall be a 10-day period, and, in the case of ERISA Events under paragraph (b) of the definition thereof, in no event shall notice be given later than the occurrence of the ERISA Event; (iii) promptly, and in any event within 30 days, after becoming aware that there has been (A) a material increase in aggregate Unfunded Pension Liabilities under all Pension Plans (taking into account only Pension Plans with positive Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable; (B) the existence of potential withdrawal liability under Section 4201 of ERISA, if any of the Credit Parties, any other Subsidiary of the Company or any ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans that would reasonably be expected to result in a material liability, (C) the adoption of, or the commencement of contributions to, any Plan subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA by the Company or any of its Subsidiaries, or (D) the adoption of any amendment to a Plan which results in a material increase in contribution obligations of a Credit Party or any ERISA Affiliate, a detailed written description thereof from a senior Financial Officer of the Company; and (iv) as soon as practicable, and in any event within 10 days, notice if, at any time after the Initial Closing Date, a Credit Party, any other Subsidiary of the Company or any ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), a Pension Plan or Multiemployer Plan to which such party did not maintain or contribute to prior to the Initial Closing Date.
(h)    Compliance with Laws and Agreements. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including Environmental Laws) applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, including conducting and completing all investigations, sampling, monitoring, remediation, restoration, cleanup and other actions required under Environmental Laws, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to promote compliance by the Company, its Subsidiaries and its and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
(i)    Use of Proceeds. The proceeds of the issuance of the Notes will be used for working capital and general corporate purposes of the Company and its Subsidiaries and for the design, development, construction, installation and operation of new Projects. No part of the proceeds of the sale of any Note will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Company will not use the proceeds of any sale of Notes, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
(j)    Further Assurances. Subject to the limitations set forth in any Transaction Document, each Credit Party shall take such actions as the Collateral Agent or Required Investors may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and secured by the Collateral and to otherwise effect the purposes of this Agreement, including, but not limited to, executing, acknowledging and delivering, from time to time promptly at the reasonable request of the Collateral Agent or the Required Investors all such instruments and documents as are necessary or appropriate to carry out the interest and purposes of the Transaction Documents, including any instruments and documents (including filings, recordings or registrations required to be filed in respect of any Collateral Document or assignment thereto) necessary to maintain the Collateral Agent’s perfected security interest in the Collateral (subject to Permitted Encumbrances) to the extent and in the priority required pursuant to the Collateral Documents.
(k)    Additional Guarantors. In the event that any Person becomes a Domestic Subsidiary (other than any Project Subsidiary, subject to the proviso at the end of this sentence), the Company shall, within 45 days thereafter (or such longer period of time as the Required Investors may agree in their reasonable discretion) cause such Domestic Subsidiary to (A) become a Guarantor hereunder and under the Collateral Agency Agreement by executing and delivering to the Investors and the Collateral Agent a Counterpart Agreement; (B) to the extent such Person becomes a Domestic Subsidiary prior to the occurrence of a Qualified Public Company Event, become a Grantor (as defined in the Security Agreement) under the Security Agreement by executing and delivering to the Investors and the Collateral Agent the joinder agreement required thereunder; and (C) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates reasonably requested by the Required Investors or the Collateral Agent or required by the Collateral Documents. If reasonably requested by the Required Investors or the Collateral Agent, the Investors and the

Collateral Agent shall receive an opinion of counsel for the Company in form and substance reasonably satisfactory to the Required Investors and the Collateral Agent in respect of such customary matters as may be reasonably requested by the Required Investors or the Collateral Agent relating to any Counterpart Agreement or joinder agreement delivered pursuant to this Section 7(k), dated as of the date of such agreement. Notwithstanding anything in the foregoing to the contrary, if any Project Subsidiary not required to become an Guarantor hereunder within the first 90 days of it becoming a Domestic Subsidiary subsequently ceases to be subject to restrictions under any Project Debt Facility, it shall, within 45 days thereafter (or such longer period of time as the Required Investors may agree in their reasonable discretion), comply with the requirements of clauses (A)-(C), above. In the event that a Subsidiary is a guarantor under the Carval Note Documents and not a Guarantor under the Transaction Documents, the Company shall promptly notify the Investors, and upon the request of the Required Investors, the Company shall cause such Subsidiary to become a Guarantor hereunder notwithstanding any provisions in this Agreement or the other Transaction Documents to the contrary. Prior to the occurrence of a Qualified Public Company Event, in the event that the CarVal Collateral Agent has a lien on any assets or properties of the Company or any of its Subsidiaries to which the Collateral Agent’s Lien has not attached, the Company shall promptly notify the Investors, and upon the request of the Required Investors, the Company shall grant such additional Lien and take any perfection steps as are necessary to ensure that the CarVal Collateral Agent and the Collateral Agent hold substantially identical perfected Liens on the assets and properties of the Company and its Subsidiaries.
(l)    Specified Modifications. The Company shall use its reasonable best efforts to implement the Specified Modifications for any existing Customer Agreement for which a Customer executes an acceptance letter under such Customer Agreement after August 10, 2020.
(m)    Cash Distributions. The Company shall cause each Subsidiary which owns a Project to distribute all available cash to AssetCo as soon as permitted under the terms of the applicable Project Documents and any Project Debt Facility.
(n)    Environmental, Social and Governance. The Company will, and will cause each of its Subsidiaries to, undertake best efforts to assess, monitor and mitigate material environmental, social, and governance (“ESG”) risks, to the extent possible, and shall post on the Platform (i) an annual report describing the scope and results of such efforts and descriptions of any planned future efforts to further assess, monitor or mitigate such risks; and (ii) as soon as practicable after becoming aware of such matter, written notice of any controversy or issue relating to ESG risks reasonably likely to have a negative material impact on the operations or the reputation of the Company or any of its Subsidiaries (“ESG Incident”) and provide information on any corrective action that has been taken in respect thereof, following up with regular updates until the incident has been resolved. The Company will, and will cause each of its Subsidiaries to, make itself reasonably available to the Required Investors to discuss any ESG matters and shall respond in a prompt manner to any ESG requests for information from the Required Investors.
(o)    Material Non-Public Information. The Company agrees that either (x) none of the information conveyed to the Investors in connection with the transactions contemplated by this Agreement from the time period prior to the date hereof to the date that a registration statement filed by the Company in connection with an IPO is effective (such date, the “Effective Date”) will constitute Material Non-Public Information of the Company or with respect to any of the Company’s securities upon the Effective Date or (y) to the extent any such Material Non-Public Information is conveyed to the Investors prior to the Effective Date, the Company shall disseminate any such information, by public press release or other comparable method, not later than the Effective Date. After the Effective Date, any Material Non-Public Information required to be conveyed to the Investors in connection with this Agreement or any other Transaction Document shall only be posted to the private side folder in the Platform in accordance with the last paragraph of Section 7(a). After the Effective Date the Company shall not deliver any information which could restrict the Investor in trading of the securities of the Company by any means other than posting such information on the private side folder in the Platform in accordance with the last paragraph of Section 7(a). In the event that Company inadvertently violates the provisions of this Section 7(o), the Company agrees to promptly disseminate any such Material Non-Public Information that was conveyed to an Investor in violation of this Section 7(o) by public press release or other comparable method. If the Company cleanses such Material Non-Public Information within one Business Day, such violation of this Section 7(o) shall not constitute a Default or Event of Default.
(p)    Servicer Direct Agreement. Within 90 days after the Initial Closing Date or such later date as agreed to by the Required Investors in their reasonable discretion, the Company shall cause the Servicer and the CarVal Collateral Agent to amend the Servicer Direct Agreement to join the Collateral Agent as a party thereto with equivalent rights as the CarVal Collateral Agent, subject in all respects to the Intercreditor Agreement; provided, however that if prior to such 90 day period (or such later period as extended by the Required Investors) there is a Qualified Public Company Event, the obligations of the Company under this Section 7(p) shall immediately terminate in all respects.
(q)    Collateral Account Control Agreements. Within 90 days after the Initial Closing Date or such later date as agreed to by the Required Investors in their reasonable discretion, the Company shall obtain Collateral Account Control Agreements over each deposit account, securities account or commodities account (in each case, other than an Excluded Account) (which shall include causing the parties to any Collateral Account Control Agreement that the CarVal Collateral Agent is a party to, to enter into an amendment to such Collateral Account Control Agreement to join the Collateral Agent as a secured party thereunder, in all respects subject to the Intercreditor Agreement); provided, however that if prior to such 90 day period (or such later period as extended by the Required Investors) there is a Qualified Public Company Event, the obligations of the Company under this Section 7(q) shall immediately terminate in all respects
(r)    Collateral Agent Fee Letter. The Company shall pay the fees in the Collateral Agent Fee Letter to the Collateral Agent for its own account as and when required thereby in immediately available funds. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(s)    Participation Right. If prior to the Maturity Date the Company proposes to incur Specified Secured Indebtedness under Section 8(l)(i)(y) (a “Specified Secured Indebtedness Financing”), then the Company shall give written notice (the “Debt Financing Offer Notice”) to each Investor stating (a) its bona fide intention to incur such Specified Secured Indebtedness and (b) the economic terms of such Indebtedness, including providing the Investors with any term sheets or proposals received by the Company with respect to such debt financing. By written notice to the Company within five (5) Business Days after the Debt Financing Offer Notice is given, each Investor shall have the right, but not the obligation (so long as such Investor is an “Accredited Investor” within the meaning of Rule 501 of the Securities Act), to elect to participate in such Specified Secured Indebtedness Financing in an amount equal to its Pro Rata Share of 20% of the total quantum of Specified Secured Indebtedness proposed to be incurred by the Company, with the same economics and other terms and conditions offered to the other investors in connection with such Specified Secured Indebtedness Financing; provided that if any Investor shall decline its participation right offered in a Debt Financing Offer Notice for a Specified Secured Indebtedness Financing, the Investors who have accepted such participation right shall have a right to increase their participation amount on a Pro Rata Basis. An Investor’s election may be conditioned on the consummation of the transaction described in such Debt Financing Offer Notice.
(t)    Post-Closing Obligations. No later than forty-five (45) days (as such date may be extended in the reasonable discretion of the Required Investors) after the Initial Closing Date, the Company shall deliver to the Collateral Agent lenders’ loss payee endorsements in favor of the Collateral Agent and naming the Collateral Agent, for the benefit of the Secured Parties, as additional insureds in relation to the insurance required pursuant to Section 7(e).
8.    Negative Covenants. The Company covenants and agrees that (x) with respect to the negative covenants in Section 8(a) through and including Section 8(k), from the Initial Closing Date until the Covenant Release Date, and (y) with respect to the negative covenants in Section 8(d) and 8(l), from and including the Covenant Release Date until the Termination Date:
(a)    Indebtedness. The Company shall not, nor shall it permit any of its Subsidiaries to, create, incur or assume, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:
(i)    the Obligations;
(ii)    the principal amount of Indebtedness of the Credit Parties under the CarVal Note Documents in an amount not to exceed the Maximum Senior Principal Amount (as defined in the Intercreditor Agreement);
(iii)    Indebtedness of the Company or its Subsidiaries with respect to Capital Lease Obligations and purchase money Indebtedness in an aggregate principal amount outstanding not to exceed, at the time of incurrence thereof, $500,000; provided that any such Indebtedness shall be secured only by the asset (including all accessions, attachments, improvements and the proceeds thereof) acquired, constructed or improved in connection with the incurrence of such Indebtedness;
(iv)    Indebtedness of any Guarantor to the Company or to any other Guarantor, Indebtedness of the Company to any Guarantor, and Indebtedness of a Subsidiary that is not a Guarantor to the Company or a Guarantor in amount permitted under Section 8(g)(ii);
(v)    Indebtedness which may be deemed to exist pursuant to any Guarantees, performance, statutory or similar obligations (including in connection with workers’

compensation) or obligations in respect of letters of credit, surety bonds, bank guarantees or similar instruments related thereto incurred in the ordinary course of business, or pursuant to any appeal obligation, appeal bond or letter of credit in respect of judgments that do not constitute an Event of Default;
(vi)    Indebtedness in connection with cash management or custodial agreements, netting services, overdraft protections and otherwise similarly in connection with deposit accounts and Indebtedness in connection with credit card, debit card or other similar cards or payment processing services;
(vii)    Guarantees by any Credit Party of Indebtedness of another Credit Party with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 8(a); provided that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the Guarantee shall also be unsecured and/or subordinated to the Obligations;
(viii)    Indebtedness existing on the Closing Date and described in Schedule 8(a) to the Disclosure Schedule;
(ix)    obligations under any Swap Agreement, provided, that such obligations are entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary of the Company, or to hedge currency exposure or to hedge energy costs or exposure, which, in any case, are not entered into for speculative purposes;
(x)    Indebtedness of the Company or its Subsidiaries that: (A) bears an interest rate not to exceed 8% per annum and is payable only in kind; (B) is unsecured and subordinated to the Obligations on terms reasonably acceptable to the Required Investors; (C) does not amortize and has a final maturity date no earlier than 91 days after the Maturity Date; (D) shall not be guaranteed by any Person that is not also a Guarantor under this Agreement; and (E) shall have terms and conditions (other than with respect to pricing, fees, rate and floors) (taken as a whole) no more favorable (as determined by the Required Investors in good faith) to the persons providing such Indebtedness, than those applicable to the Investors (except for covenants or other provisions (a) if more favorable to the persons providing such Indebtedness, conformed (or added) in the Transaction Documents, for the benefit of the Investors, pursuant to an amendment of the relevant Transaction Documents subject solely to the reasonable satisfaction of the Required Investors or (b) applicable only to periods after the Maturity Date at the time of the issuance or incurrence of such Indebtedness;
(xi)    Indebtedness of Project Subsidiaries under Project Debt Facilities; and
(xii)    other Indebtedness of Subsidiaries of the Company that are not Credit Parties in an aggregate principal outstanding amount not to exceed $500,000; provided that any such Indebtedness is not guaranteed by any Credit Party, unless such guarantee constitutes an Investment permitted by Section 8(g)(ii).

(b)    Liens. The Company shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it except:
(i)    (A) Permitted Encumbrances, (B) Liens securing the Obligations, (C) Liens securing obligations under a Project Debt Facility permitted pursuant to Section 8(a) and (D) Liens securing the obligations under the CarVal Note Documents so long as such Liens are subject to the Intercreditor Agreement and do not secure Indebtedness in excess of the Maximum Senior Principal Amount (as defined in the Intercreditor Agreement);
(ii)    any Lien on any property or asset of the Company or any Subsidiary existing on the Closing Date and set forth in Schedule 8(b) to the Disclosure Schedule and any modifications, renewals and extensions thereof and any Lien granted as a replacement or substitute therefor; provided that (A) such replacement, renewal or extension Lien shall not apply to any other property or asset of the Company or any Subsidiary other than (y) improvements thereon or proceeds thereof and (z) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 8(a);
(iii)    any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary of the Company or existing on any property or asset of any Person that becomes a Subsidiary of the Company, in each case after the Initial Closing Date and prior to the time such Person becomes a Subsidiary of the Company and any modifications, replacements, renewals or extensions thereof; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of the Company, as the case may be, (B) such Lien shall not apply to any other property or assets of the Company or any other Subsidiary of the Company (other than any replacements of such property or assets and additions and accessions thereto, the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary of the Company, as the case may be, and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced, and (D) if such Liens secure Indebtedness, such Indebtedness is permitted by Section 8(a);
(iv)    Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary of the Company; provided that (A) such Liens secure Indebtedness that is permitted by Section 8(a)(iii), and (B) such Liens shall not apply to any other property or assets of the Company or any Subsidiary of the Company other than additions, accessions, parts, attachments or improvements on or proceeds of such fixed or capital assets; provided that clause (B) shall not apply to any refinancing, extension, renewal or replacement thereof;

(v)    easements, licenses, sublicenses, leases or subleases granted to others not otherwise interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole;
(vi)    the interest and title of a lessor under any lease, license, sublease or sublicense entered into by the Company or any Subsidiary of the Company in the ordinary course of its business and other statutory and common law landlords’ Liens under leases;
(vii)    in connection with the sale or transfer of any assets in a transaction not prohibited hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;
(viii)    Liens securing Indebtedness permitted under Section 8(a)(viii);
(ix)    Liens securing Indebtedness to finance insurance premiums owing in the ordinary course of business to the extent such financing is not prohibited hereunder;
(x)    Liens on earnest money deposits of cash or Cash Equivalents or Marketable Securities made in connection with any Acquisition not prohibited hereunder;
(xi)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents or other securities on deposit in one or more accounts maintained by the Company or any Subsidiary of the Company, in each case granted in the ordinary course of business in favor of the bank or banks, securities intermediaries or other depository institutions with which such accounts are maintained, securing amounts owing to institutions with respect to cash management operating account arrangements and similar arrangements;
(xii)    Liens in the nature of the right of setoff in favor of counterparties to contractual agreements not otherwise prohibited hereunder with the Company or any of its Subsidiaries in the ordinary course of business;
(xiii)    other Liens; provided that, at the time of incurrence of the obligations secured thereby, the aggregate outstanding principal amount of obligations secured by Liens in reliance on this clause (xiii) does not exceed $500,000;
(xiv)    Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 8(g) to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any disposition (including any letter of intent or purchase agreement with respect to such Investment or disposition), or (B) consisting of an agreement to dispose of any property in a disposition, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(xv)    Liens granted by a Credit Party in favor of any other Credit Party;

(xvi)    Receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;
(xvii)    Liens on cash or Investments permitted under Section 8(g) securing Swap Agreements in the ordinary course of business submitted for clearing in accordance with applicable law; and
(xviii)    customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to Indebtedness not permitted under this Agreement.
(c)    Fundamental Changes; Dispositions.
(i)    The Company will not, and will not permit any Subsidiary of the Company to, (x) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, (y) sell, transfer, lease, enter into any sale-leaseback transactions with respect to, exclusively license or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or all or substantially all of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or (z) liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:
(A)    any Subsidiary of the Company may merge into or consolidate with the Company in a transaction in which the surviving entity is the Company;
(B)    any Subsidiary of the Company which is a Credit Party may merge into or consolidate with any other Subsidiary of the Company which is a Credit Party;
(C)    any Subsidiary of the Company which is not a Credit Party may merge into or consolidate with any other Subsidiary of the Company which is not a Credit Party;
(D)    any Credit Party may sell, transfer, lease or otherwise dispose of its assets to any other Credit Party, and any Subsidiary that is not a Credit Party may sell, transfer, lease or otherwise dispose of its assets to any Credit Party or other Subsidiary;
(E)    in connection with any Acquisition permitted pursuant to Section 8(g), any Subsidiary of the Company may merge into or with, or consolidate with any other Person, and any other Person may merge into such Subsidiary, so long as the Person surviving such merger or consolidation shall be a Subsidiary;
(F)    any Subsidiary of the Company may merge into or consolidate with any other Person, or have any other Person merge into or consolidate with it, in a transaction in which such Subsidiary ceases to be a direct or indirect Subsidiary of the Company if such transaction is also permitted by Section 8(c)(ii);

(G)    any Subsidiary of the Company (other than AssetCo) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Investors and the value of their Collateral is not adversely affected; and
(H)    the Company and any Subsidiary may sell, transfer or dispose of the Equity Interests of any other Subsidiary owned by such Person for fair market value (as determined in good faith by the Company) if it would be permitted under Section 8(c)(ii), provided that notwithstanding anything to the contract in this Section 8(c)(i), the Company will not cease to beneficially own, directly or indirectly, 100% of the Equity Interests of AssetCo.
(ii)    The Company will not, and will not permit any of its Subsidiaries to Dispose of, to any Person, in one transaction or a series of transactions, any property of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, including, in the case of any Subsidiary, issuing or selling any Equity Interests of such Subsidiary to any Person, except for any Disposition not constituting an Asset Sale.
(d)    Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, except:
(i)    any Subsidiary (100% of the Equity Interests of which are beneficially owned by the Company, directly or indirectly) of the Company may declare and pay dividends or make other Restricted Payments ratably to (A) its equity holders or (B) the Company;
(ii)    the Company may make Restricted Payments to redeem in whole or in part any of its Equity Interests (including Disqualified Equity Interests) for another class of its Equity Interests or rights to acquire its Equity Interests (other than, in each case, Disqualified Equity Interests) or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests (other than Disqualified Equity Interests); provided that the only consideration paid for any such redemption is Equity Interests of the Company or the proceeds of any substantially concurrent equity contribution or issuance of Equity Interest (other than, in each case, Disqualified Equity Interests);
(iii)    Restricted Payments made in connection with equity compensation that consist solely of the withholding of shares to any employee (or other provider of services) in an amount equal to the employee’s (or other provider of services’) tax obligation on such compensation and the payment in cash to the applicable Governmental Authority of an amount equal to such tax obligation;
(iv)    the Company may declare and make dividends payable solely in additional shares of the Company’s Qualified Equity Interests and may exchange Equity Interests for its Qualified Equity Interests;
(v)    the Company may (A) repurchase fractional shares of its Equity Interests arising out of stock dividends, splits or combinations, business combinations or conversions of convertible securities, exercises of warrants or options, or settlements of restricted stock units or (B) “net exercise” or “net share settle” warrants or options;

(vi)    the Company may repurchase Equity Interests from current employees, directors or consultants pursuant to compensation plans or agreements in an amount not to exceed $1,000,000 in any fiscal year;
(vii)    the receipt or acceptance by the Company or any Subsidiary of the Company of the return of Equity Interests issued by the Company or any Subsidiary of the Company to the seller of a Person, business or division as consideration for the purchase of such Person, business or division, which return is in settlement of indemnification claims owed by such seller in connection with such acquisition; and
(viii)    after the latest to occur of the following: (i) a Qualified Public Company Event, (ii) the obligations pursuant to the CarVal Note Documents have been repaid in full and (iii) May 5, 2024, the Company may make cash dividends to the holders of its common stock in an amount not to exceed the Remaining RP Offer Amount within 60 Business Days after the date that is five Business Days after the Restricted Payment Notice is delivered to each Holder.
(e)    Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Company or any Subsidiary of the Company to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (ii) the ability of any Subsidiary of the Company to (x) pay dividends or other distributions with respect to any shares of its capital stock (y) make or repay loans or advances to the Company or any other Subsidiary of the Company or (z) Guarantee any Indebtedness of the Company or any other Subsidiary of the Company under the Transaction Documents; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or any other Transaction Document, (B) the foregoing shall not apply to restrictions and conditions existing on the Initial Closing Date identified on Schedule 8(e) to the Disclosure Schedule (and shall apply to any extension or renewal of, or any amendment or modification not materially expanding the scope of, any such restrictions or conditions taken as a whole), (C) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary of the Company or assets of the Company or any Subsidiary of the Company pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets to be sold and such sale is not prohibited hereunder, (D) the foregoing shall not apply to any agreement or restriction or condition in effect at the time any Person becomes a Subsidiary of the Company, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Company, (E) the foregoing shall not apply to customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures, (F) clause (i) of the foregoing shall not apply to any other secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (G) clause (i) of the foregoing shall not apply to customary provisions in leases, licenses, sub-leases and sub-licenses and other contracts restricting the assignment thereof or restricting the grant of Liens in such lease, license, sub-lease, sub-license or other contract, (H) the foregoing shall not apply to restrictions or conditions with respect to any Project Subsidiary pursuant to the terms of any Project Debt Facility as permitted by Section 8(a); provided that such restrictions and conditions are customary for such Indebtedness as determined in the good faith judgment of the Company, (I) the foregoing shall not apply to restrictions in the CarVal Note Documents as in effect on the Initial Closing Date and (J) the foregoing shall not apply to restrictions on cash or other deposits (including escrowed funds) imposed under contracts entered into in the ordinary course of business.
(f)    Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than between or among any Credit Parties and not involving any other Affiliate, or as otherwise permitted hereunder), except (i) on terms and conditions not less favorable to such Credit Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties as determined in good faith by the independent directors of the Company’s Board of Directors, (ii) payment of customary directors’ fees, customary out-of-pocket expense reimbursement, indemnities (including the provision of directors and officers insurance) and compensation arrangements for members of the board of directors, officers, employees or other providers of services of the Company or any of its Subsidiaries, and (iii) any Restricted Payment permitted by Section 8(d).
(g)    Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:
(i)    Investments in cash and Cash Equivalents and Marketable Securities;
(ii)    Investments in the Company or any Credit Party and Investments by the Company or any Credit Party in Subsidiaries that are not Credit Parties in an aggregate amount not to exceed $1,000,000 in any fiscal year less any amount previously utilized under clause (iv) below in such fiscal year;
(iii)    Investments in Project Subsidiaries as described in clause (o) of the definition of “Asset Sale”;
(iv)    other Investments; provided that, at the time any such Investment is made, such Investment does not exceed an aggregate amount equal to $1,000,000, less any amount previously utilized under this clause (iv) and clause (ii), above;
(v)    loans and advances to employees or other providers of services of the Company and its Subsidiaries made in the ordinary course of business;
(vi)    Investments described in Schedule 8(g) to the Disclosure Schedule;
(vii)    Swap Agreements which constitute Investments;
(viii)    trade receivables in the ordinary course of business;
(ix)    guarantees to insurers required in connection with worker’s compensation and other insurance coverage arranged in the ordinary course of business;

(x)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(xi)    intercompany Investments by any Foreign Subsidiary in any other Foreign Subsidiary;
(xii)    lease, utility and other similar deposits in the ordinary course of business; and
(xiii)    Investments of any Person in existence at the time such Person becomes a Subsidiary; provided such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary.
For purposes of covenant compliance with this Section 8(g), the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.
(h)    Business Activities. Neither AssetCo nor any Project Subsidiary shall at any time conduct any activities other than those related to the ownership, maintenance and operation of the Projects as contemplated by the Transaction Documents and the Project Documents and any activities incidental to the foregoing.
(i)    Project Documents. The Company will not, and will not permit any of its Subsidiaries to, amend, modify, supplement, consent, approve, waive in any respect or terminate, or agree to or permit any amendment, modification, supplement, consent, approval, waiver or (except at the end of its term in accordance with its terms and not related to any default thereunder) termination of, or grant any waiver of material and timely performance of, or agree to the assignment or transfer (except pursuant to the Collateral Documents) of the rights or obligations of any counterparty to, any Project Document unless such amendment, modification, supplement, consent, approval, waiver, assignment or transfer would not reasonably be expected to result in a Material Adverse Effect.
(j)    Project Debt Facilities. The Company will not, and will not permit any of its Subsidiaries to amend, modify or otherwise change (or permit or agree to the amendment, modification or other change in any manner of) any of the terms of any Project Debt Facility or the Hitachi Credit Agreement in a manner that would reasonably be expected to have a Material Adverse Effect.
(k)    Accounts. AssetCo shall not open, maintain or instruct any other Person to open any bank accounts on its behalf other than accounts subject to a Collateral Account Control Agreements or Excluded Accounts.
(l)    Secured Debt. The Company shall not, nor shall it permit any of its Subsidiaries to, create, incur or assume, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness under clauses (a) or (c) of that definition that is secured by a Lien (any such Indebtedness, “Specified Secured Indebtedness”), except:
(i)    Specified Secured Indebtedness of the Company in an aggregate principal amount outstanding not to exceed (x) $200,000,000, plus, (y) after the obligations pursuant to the CarVal Note Documents have been repaid in full, additional Specified Secured Indebtedness of the Company so long as the Company complies with Section 7(c)(ii) of each Note promptly after the incurrence of such Specified Secured Indebtedness; provided that (i) the use of proceeds of such Specified Secured Indebtedness incurred pursuant to clause (y) above shall permit and contemplate the redemption of up to 100% of the Notes (including all accrued interest and the Make-Whole Premium on such amount) with the proceeds of such Specified Secured Indebtedness and (ii) after the incurrence of such Specified Secured Indebtedness the Company shall set aside the proceeds of such Specified Secured Indebtedness incurred pursuant to clause (y) above pending any required redemption pursuant to Section 7(c)(ii) of each Note in an amount equal to the lesser of (a) the aggregate Note Redemption Amount of all outstanding Notes and (b) the net proceeds of such Specified Secured Indebtedness incurred pursuant to clause (y) above; and
(ii)    the principal amount of any Obligations of any Project Subsidiary under a Project Debt Facility.
9.    Guaranty.
(a)    Guaranty of the Obligations. The Guarantors jointly and severally hereby irrevocably, absolutely and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”); provided that the Guaranteed Obligations of the Company in its capacity as a Guarantor shall exclude any Direct Company Obligations.
(b)    Payment by Guarantors. The Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Company or any other Guarantor to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, Guarantors will upon demand pay, or cause to be paid, in cash, ratably to the Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Company’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to the Beneficiaries as aforesaid.
(c)    Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(i)    this Guaranty is a guaranty of payment when due and not of collectability and this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;
(ii)    any Beneficiary may enforce this Guaranty during the continuation of an Event of Default notwithstanding the existence of any dispute between the Company and any Beneficiary with respect to the existence of such Event of Default;
(iii)    the obligations of each Guarantor hereunder are independent of the obligations of the Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Company, any such other guarantor or any other Person and whether or not the Company, any such other guarantor or any other Person is joined in any such action or actions;
(iv)    payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Beneficiaries are awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(v)    any Beneficiary, upon such terms as it deems appropriate under the relevant Transaction Document, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Credit Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Transaction Documents; and
(vi)    this Guaranty and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made)), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Transaction Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Transaction Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Transaction Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Transaction Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) the change, reorganization or termination of the corporate structure or existence of the Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations, whether or not consented to by any Beneficiary; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which the Company or any other Person may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor in respect of its Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Agreement subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal or state law; provided, however, that this limitation shall not apply to the Company with respect to its Direct Company Obligations.
(d)    Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (1) proceed against the Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of any Credit Party or any other Person, or (4) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to gross negligence or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) any rights to set offs, recoupments and counterclaims, (iii) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto, and (iv) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Company and notices of any of the matters referred to in Section 9(c) and any right to consent to any thereof; and (f) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof, in each case other than the indefeasible payment in full of the Guaranteed Obligations.
(e)    Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been paid in full (other than contingent indemnification obligations for which no claim has been made), each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including, (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Company with respect to the Guaranteed Obligations, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Company, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been paid in full (other than contingent indemnification obligations for which no claim has been made), each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against the Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made) shall not have been paid in full, such amount shall be held in trust for the Beneficiaries and shall forthwith be paid over to Beneficiaries to be credited and applied ratably against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
(f)    Subordination of Other Obligations. Any Indebtedness of the Company or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Beneficiaries and shall forthwith be paid over to the Beneficiaries to be ratably credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
(g)    Continuing Guaranty. This Guaranty is a continuing guaranty and shall (i) remain in effect until all of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made) shall have been paid in full (ii) be binding upon each Guarantor, its successors and assigns and (iii) inure to the benefit of and be enforceable by the Beneficiaries and their successors, transferees and assigns. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
(h)    Authority of Guarantors or the Company.  It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or the Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.
(i)    Financial Condition of the Company.  Any Note may be sold by the Company, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Company or any other Credit Party at the time of any such grant or continuation, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Company or any other Credit Party. Each Guarantor has adequate means to obtain information from the Company and the other Credit Parties on a continuing basis concerning the financial condition of the Company and the other Credit Parties and their respective ability to perform their obligations under the Transaction Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Company and each other Credit Party and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Company or any other Credit Party now known or hereafter known by any Beneficiary.

(j)    Bankruptcy, Etc.
(i)    So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Required Investors, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Company or any other Credit Party. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Company or any other Credit Party or by any defense which the Company or any other Credit Party may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(ii)    Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and the Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Company or any other Credit Party of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Investors in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
In the event that all or any portion of the Guaranteed Obligations are paid by the Company, Company or any Subsidiary of the Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder
10.    Miscellaneous.
(a)    Waivers and Amendments. Any provision of this Agreement and the Notes may be amended, waived or modified only upon the written consent of the Company and the Required Investors (with a copy to the Collateral Agent); provided, however, that no such amendment, waiver or consent shall without each affected Investor’s written consent: (i) reduce the principal amount of any Note, (ii) reduce the rate of interest of any Note or any fees or premium with respect to the Notes, (iii) make any change that adversely affects the conversion rights of any Note, (iv) make any Note payable in a currency other than that stated in such Note, (v) change the ranking of any Note in any manner adverse to the rights of the affected Investor, (vi) modify any Transaction Document in a manner that disproportionately adversely affects any Investor; provided, that treating all Investors in the same manner shall be deemed not to disproportionately adversely affect any Investor, (vii) waive compliance with or modify this Section 10(a) or Section 1(e), (viii) change the definition of “Required Investors” or any other provision that specifies the number of Investors or the portion of outstanding Notes required to take any action under the

Transaction Documents, (ix) other than as expressly provided for in Section 10(p) as of the date hereof, release all or substantially all of the Collateral in any transaction or series of related transactions, or (x) other than as expressly provided for in Section 10(p) as of the date hereof, release all or substantially all of the value of the guarantees provided by the Guarantors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto. Notwithstanding the forgoing, the Company and the Collateral Agent may amend or supplement any Collateral Document without the consent of any Investor to (1) cure any ambiguity, defect or inconsistency which is not material, (2) to make, complete or confirm any grant of Collateral permitted or required by any of the Collateral Documents, (3) to revise any schedule to reflect any change in notice information, (4) to revise the name of the Collateral Agent on any UCC financing statement or other Collateral Document as may be necessary to reflect the replacement of the Collateral Agent; provided that the Collateral Agent shall receive and may conclusively rely upon an Officer’s Certificate of the Company stating that the execution of such amendment, modification or supplement is authorized and permitted by this Agreement and the Transaction Documents and that all conditions precedent to the execution thereof have been complied with. No amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Investors required above, adversely affect the rights or duties of, or any fees or other amounts payable to, the Collateral Agent under this Agreement or any other Transaction Documents. The Collateral Agent Fee Letter may be amended or modified with only the consent of the Collateral Agent and the Company. For the avoidance of doubt, the Maturity Date of each Note may be extended with the consent of the Required Investors, Collateral Agent (such consent not to be withheld or delayed so long as a new fee letter is executed by the Company and Collateral Agent on terms reasonably acceptable to the Collateral Agent) and the Company only.
(b)    Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.
(c)    Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.
(d)    Successors and Assigns. Subject to the restrictions on transfer described in Section 10(g) and the Notes, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. In connection with any assignment or transfer of the Notes by an Investor in accordance with the terms of the Notes, (i) the Company shall update Schedule I to reflect such assignment or transfer and provide a copy of such updated Schedule I to the Collateral Agent, and (ii) the assigning Investor shall, on the date of any such transfer or assignment, provide written notice to the Collateral Agent of such assignment or transfer (including the amount of such assignment or transfer and the name of the assignee or transferee) together with a completed administrative questionnaire, tax forms and other forms with respect to any new Investors as may be requested by the Collateral Agent pursuant to Section 3.2 of the Collateral Agency Agreement.
(e)    Jurisdiction and Process; Waiver of Jury Trial.

(i)    Each Credit Party irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Notes or the other Transaction Documents. To the fullest extent permitted by applicable law, each Credit Party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(ii)    Each Credit Party agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 10(e)(i) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.
(iii)    Each Credit Party consents to process being served by or on behalf of any Investor or the Collateral Agent in any suit, action or proceeding by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 10(i) or at such other address of which such holder or the Collateral Agent shall then have been notified pursuant to said Section. Each Credit Party agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(iv)    Nothing in this Section 10(e) shall affect the right of any Investor or the Collateral Agent to serve process in any manner permitted by law, or limit any right that the Investors or the Collateral Agent may have to bring proceedings against any Credit Party in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(v)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(e).

(f)    Tax Treatment. The parties agree that: (i) the Notes are debt for U.S. federal income tax purposes, (ii) such debt instrument is governed by the rules set out in Treasury Regulations Section 1.1272-1(c), including Section 1.1272-1(c)(5), and is not governed by the rules set out in Treasury Regulations Section 1.1275-4; and (iii) they will adhere to this Agreement for U.S. federal income tax purposes and not take any action or file any tax return, report or declaration inconsistent herewith unless otherwise required by a final determination by the IRS or other applicable Tax or Governmental Authority or a change in law after the date hereof.
(g)    Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of each of the Investors and the Collateral Agent.
(h)    Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Credit Parties and the Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.
(i)    Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and mailed or delivered to each party as follows: (i) if to an Investor, at such Investor’s address set forth in the Register (as defined in the Notes), (ii) if to the Company or any other Credit Party, at the address set forth on the Company’s signature page hereto, or at such other address as the Company shall have furnished to the Investors in writing or (iii) if to the Collateral Agent, at the address set forth for the Collateral Agent in Article VIII of the Collateral Agency Agreement. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Business Day after being deposited with an overnight courier service of recognized standing or (iv) four days after being deposited in the U.S. mail, first class with postage prepaid.
(j)    Expenses; Indemnity.
(i)    The Company will pay the reasonable costs and expenses of the Investors, including legal fees and expenses (limited to legal fees and expenses of Ropes & Gray LLP counsel to the Investors and, if reasonably required by the Required Investors, a single local counsel of the Investors, (and solely in the case of a conflict of interest, one additional counsel in each relevant material jurisdiction, but specifically excluding any separate counsel engaged by any individual Investor)) relating to (i) the negotiation, execution, delivery and performance (whether prior to or after the Initial Closing Date) of this Agreement and the other Transaction Documents (including legal fees and expenses), (ii) enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being an Investor, (iii) any work-out or restructuring of the transactions contemplated hereby and by the Notes and (iv) preparing, recording and filing all financing statements, instruments and other documents to create, perfect and fully preserve the liens granted pursuant to the Transaction Documents and the rights of the Investors or of the Collateral Agent for the benefit of the Secured Parties. The Company will pay the fees and expenses of the Collateral Agent as set forth in the Collateral Agency Agreement.

(ii)    The Credit Parties agree, jointly and severally, to indemnify and hold harmless the Investors who purchased Notes at a Closing (the “Indemnified Parties”), and their respective directors, officers, employees, agents and their respective Affiliates from and against any and all claims, liabilities (including environmental liabilities), obligations, losses, damages, penalties, judgments, costs, expenses (including the reasonable and documented fees and expenses of its agents and counsel) and documented disbursements of any kind or nature whatsoever (“Losses”) that may be imposed on, incurred by, or asserted against the Indemnified Parties or their respective directors, officers, employees, agents or Affiliates by any Person (including any Investor) in any way relating to or arising out of (a) this Agreement, the Collateral Documents or any other Transaction Document and the transactions contemplated hereby and thereby (including, without limitation, any amendments, waivers or releases, and any enforcement of this Agreement, any Collateral Document or any other Transaction Document), (b) any action taken or omitted by the Indemnified Parties, and their respective directors, officers, employees, agents and their respective Affiliates under this Agreement, any Collateral Document or any other Transaction Document, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory; provided that the Credit Parties will not be liable to the Indemnified Parties or their respective officers, directors, employees, agents or their respective Affiliates for any portion of such Losses resulting from the Indemnified Party or their respective officers’, directors’, employees’, agents’ or Affiliates’ gross negligence or willful misconduct as determined by a final non-appeal judgment of a court of competent jurisdiction.
(iii)    The agreements in this Section 10(j) shall survive the payment of the Notes and all other amounts payable hereunder. The Company will indemnify the Collateral Agent as set forth in the Collateral Agency Agreement.
(k)    Confidentiality. Notwithstanding anything in this Agreement to the contrary, no Investor shall have a right to access to any trade secrets of the Company. Each Investor acknowledges and agrees that such Investor will keep confidential and will not disclose, divulge or use for any purpose any business, technical, financial or other information or materials (whether written, oral or in any other form) provided to such Investor (whether by the Company or its advisors or other representatives) in connection with or pursuant to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, together with all analyses, compilations, interpretations, notes, studies or other documents prepared by such Investor or its Permitted Disclosees (as defined below) which contain or otherwise reflect such information or materials or such Investor’s review of, or interest in, the Company or any of the foregoing (collectively, the “Confidential Information”), unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 10(k) by such Investor), (b) is required to be disclosed by law or a governmental authority; provided, however, that an Investor may disclose Confidential Information to officers, directors, members, Affiliates or limited partners or their respective general partners, employees and legal, tax and accounting advisors of such Investor who have a need to know such information for the purpose of monitoring and evaluating such Investor’s investment in the Company (and/or advising such Investor in connection with such purpose) and who have expressly agreed to treat such Confidential Information confidentially in accordance with this Agreement (collectively, the “Permitted Disclosees”), (c) is disclosed to a successor Collateral Agent or any Qualified Transferee (as defined in the Notes) to which any Investor sells or offers to sell a Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 10(k)) or (d) if an Event of Default has occurred and is continuing, is disclosed to any Person to the extent that any Secured Party may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under any Transaction Document, provided that such Secured Party uses reasonable efforts to ensure that the recipient of such information maintains the confidentiality of such Confidential Information. For the avoidance of doubt, such Investor shall not be permitted to disclose, divulge or use any Confidential Information to any Person if such Person, in the reasonable good faith determination of the Company’s Board of Directors, carries on any business that is substantially similar to the Company’s business. Even where any disclosure, divulgence or use of any Confidential Information is permitted pursuant hereto, each Investor agrees that it will not export or re-export any Confidential Information except in compliance with all United States and other export control laws and regulations. Each Investor further agrees to protect and maintain, and to cause each Permitted Disclosee to protect and maintain, the confidentiality and security of, and to exercise the highest standard of care as it exercises to prevent the unauthorized disclosure or unauthorized use of its own proprietary information, which shall be no less than reasonable care, with respect to, the Confidential Information. Each Investor shall be liable for any disclosure or unauthorized use by the Permitted Disclosees or other representatives of such Investor in contravention of this Section 10(k), and shall take reasonably appropriate steps to safeguard the Confidential Information from disclosure, misuse, espionage, loss and theft. Each Investor further agrees to notify the Company in writing of any actual or suspected misuse, misappropriation or unauthorized disclosure of the Confidential Information, which may come to its attention. In the event that an Investor or any of its Permitted Disclosees receives a request or is required by a governmental authority to disclose all or any Confidential Information, such Investor or its Permitted Disclosees, as the case may be, agree to (A) immediately notify the Company of the existence, terms and circumstances surrounding such request, (B) consult with the Company on the advisability of taking legally available steps to resist or narrow such request and (C) assist the Company in seeking a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained or that the Company waives compliance with the provisions hereof, such Investor or its Permitted Disclosees, as the case may be, may disclose to any governmental authority only that portion of the Confidential Information which such Investor is advised by counsel is legally required to be disclosed, and such Investor shall exercise its best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information. Nothing in this Section 10(k) shall in any way limit or otherwise modify any confidentiality covenants entered into by any Investor pursuant to any other agreement entered into with the Company. Notwithstanding anything to the contrary herein, the Company acknowledges and agrees that each Investor may disclose such information in respect of the Company and the Investor’s interest therein as is required under applicable securities laws, rules or regulations or rules of a national securities exchange. The Company consents in advance to such disclosure and any such disclosure shall not constitute a breach of this Section 10(k).
(l)    Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Notes to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(m)    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.
(n)    Collateral Agent.
(i)    Each Investor hereby appoints and authorizes Wilmington Trust, National Association as Collateral Agent hereunder and in respect of the Collateral Documents, with such powers as are expressly delegated to the Collateral Agent in the Collateral Agency Agreement and the other Transaction Documents, together with such other powers are as reasonably incidental thereto.
(ii)    The Collateral Agent shall be entitled to the same rights, privileges, protections, exculpations, immunities and indemnities as set forth in the Collateral Agency Agreement and the Pledge and Security Agreement, as if the provisions setting forth those rights, privileges, protections, exculpations, immunities and indemnities are fully set forth herein.
(o)    Intercreditor Agreement and Collateral Documents. Each Investor hereby instructs the Collateral Agent to enter into the Collateral Agency Agreement and the other Collateral Documents. Each Investor hereby (a) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (b) authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement on behalf of such Investor (and to make all representations, warranties, covenants, and agreements on behalf of such Investor as set forth therein). Each Investor hereby acknowledges and agrees that (x) the foregoing instructed actions constitute an instruction from all the Investors under this clause (o) and (y) all rights, privileges, protections, exculpations, immunities and indemnities in favor of the Collateral Agent hereunder apply to any and all actions taken or not taken by the Collateral Agent in accordance with such instruction. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of such Intercreditor Agreement shall control.
(p)    Release of Guarantors and Collateral.
(i)    Upon the occurrence of the Termination Date, all obligations under the Transaction Documents shall be automatically released and all Collateral shall be automatically released.
(ii)    Upon the occurrence of a Qualified Public Company Event, all the Collateral (but not any of the Guarantees) shall be immediately and automatically released.

(iii)    Upon a Project Subsidiary becoming party to any Project Debt Facility permitted by the terms of this Agreement, pursuant to which such Project Subsidiary is prohibited from being a Guarantor hereunder, the Guarantee of such Project Subsidiary shall automatically be released so long as such Guarantee is also released under the CarVal Note Documents.
(iv)    In connection with any termination or release pursuant to this Section 10(p), the Investors and the Collateral Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents provided to it that such Guarantor shall reasonably request to evidence such termination or release so long as the Company or the applicable Guarantor shall have provided such certifications or documents in order to demonstrate compliance with this Agreement; provided, that the Collateral Agent shall not be required to execute any document or take any action to evidence such termination or release on terms that, in the Collateral Agent’s opinion or the opinion of its counsel, could expose the Collateral Agent to liability or create any obligation or entail any consequence other than such termination or release without recourse to, or representation, or warranty by the Collateral Agent.
(v)    The Collateral Agent shall, at the Company’s reasonable request and at the Company’s expense, release any Lien on any property granted to or held by the Collateral Agent under any Transaction Document (A) upon satisfaction of any conditions to release specified in any Collateral Document, (B) that is disposed of or to be disposed of as part of or in connection with any disposition permitted hereunder or under any other Transaction Document to any Person other than a Credit Party, (C) if approved, authorized or ratified in writing by the Required Investors or all Investors, as applicable, as provided under this Agreement, (D) owned by a Guarantor upon release of such Guarantor from its obligations under the Guaranty, or (E) as expressly provided in the Collateral Documents; provided that the Collateral Agent shall receive and may conclusively rely upon an Officer’s Certificate of the Company stating that such release is authorized and permitted by this Agreement and the Transaction Documents and that all conditions precedent to such release have been complied with; provided, further, that the Collateral Agent shall not be required to execute any document or take any action to evidence such release on terms that, in the Collateral Agent’s opinion or the opinion of its counsel, could expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse to, or representation, or warranty by the Collateral Agent.
(vi)    Any execution and delivery of documents, or the taking of any other action, by the Collateral Agent pursuant to this Section 10(p) shall be without recourse to or representation or warranty by the Collateral Agent. Upon request by the Collateral Agent at any time, the Required Investors will confirm in writing the Collateral Agent’s authority to provide any release or termination pursuant to this Section 10(p).
(vii)    In the event that (i) all the Equity Interests in any Guarantor are sold, transferred or otherwise disposed of to a Person other than the Company or its Subsidiaries in a transaction permitted under this Agreement, (ii) a Guarantor ceases to be a Domestic Subsidiary or (iii) a Guarantor would become an Excluded Subsidiary upon the consummation of any transaction permitted hereunder, the Investors shall, at the Company’s expense, promptly take such action and execute such documents as the Company may reasonably request to terminate the

Guaranty of such Guarantor; provided that the Guarantee of such Guarantor shall be terminated under the CarVal Note Documents.
(q)    Investor Financing Amendments. If any Investor proposes to enter into a financing arrangement with one or more institutional lenders secured by the Notes owned by such Investor (which, for the avoidance of doubt, shall be non-recourse to the Company and its Subsidiaries) (any such financing arrangement, an “Investor Financing”) and the institutional lenders reasonably request any amendments, waivers or modifications to the Transaction Documents which are not materially adverse to the Company to accommodate such institutional lender’s operational needs and facilitate the Investor Financing, then Company hereby agrees to, and agrees to cause each of its Subsidiaries to, at the sole expense of such Investor (including reimbursement for the reasonable legal fees and other expenses of the Company and its Subsidiaries incurred in connection with such amendment, waiver or modification) enter into any such amendments, waivers or modifications of this Agreement or any other Transaction Document to accomplish such changes which are not materially adverse to the Company.
(r)    Collateral Agent as Third Party Beneficiary. Notwithstanding anything contained herein to the contrary, the Collateral Agent and its Related Parties shall be third party beneficiaries under this Agreement and the Notes and shall have all of the rights and benefits of third party beneficiaries hereunder and thereunder, including an independent right of action to enforce any provisions in this Agreement or the Notes directly against any or all of the Credit Parties and the Investors. This provision and any rights, privileges, protections, exculpations, immunities and indemnities of the Collateral Agent in this Agreement or the Notes shall not be modified or amended without the Collateral Agent’s prior written consent.
(s)    Conflict of Interest Waiver. Each of the Investors and the Company acknowledges that Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) may have represented and may currently represent certain of the Investors. In the course of such representation, WSGR may have come into possession of confidential information relating to such Investors. Each of the Investors and the Company acknowledges that WSGR is representing only the Company in this transaction. Pursuant to Rule 3-310 of the Rules of Professional Conduct promulgated by the State Bar of California, an attorney must avoid representations in which the attorney has or had a relationship with another party interested in the representation without the informed written consent of all parties affected. By executing this Agreement, each of the Investors and the Company hereby waives any actual or potential conflict of interest which may arise as a result of WSGR’s representation of such persons and entities, WSGR’s possession of such confidential information and the participation by WSGR’s affiliate in the financing. Each of the Investors and the Company represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.
(Signature Page Follows)

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

REDAPTIVE, INC.

By:	s/ Arvin Vohra
Name: Arvin Vohra
Title: Chief Executive Officer

Address:

Redaptive, Inc.
340 Brannan Street, Suite 400,
San Francisco, CA 94107
Attention: Chief Financial Officer
Email: matt.gembrin@redaptiveinc.com
[Signature page to Redaptive, Inc. Note Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

GUARANTORS:

REDAPTIVE FINANCIAL, LLC,
a Delaware limited liability company

By:	s/ Arvin Vohra
Name: Arvin Vohra
Title: Managing Director

REDAPTIVE SUSTAINABILITY SERVICES, LLC,
a Delaware limited liability company

By:	s/ Arvin Vohra
Name: Arvin Vohra
Title: Chief Executive Officer

INTERNATIONAL ELECTRON, LLC,
a Delaware limited liability company

By:	s/ Arvin Vohra
Name: Arvin Vohra
Title: Officer
[Signature page to Redaptive, Inc. Note Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTORS:

KEYFRAME FUND IV, L.P.

By: Keyframe Capital Partners, L.P., its Investment Manager

By:	/s/ John Rapaport
Name: John Rapaport
Title: Managing Partner

CANARY SC FUND, L.P.

By:	Cyrus Capital Partners, L.P., its Investment Manager.

By:	/s/ David A. Milich
Name: David A. Milich
Title: Chief Operating Officer & President

CYRUS 1740 FUND, L.P.

By:	Cyrus Capital Partners, L.P., its Investment Manager.

By:	/s/ David A. Milich
Name: David A. Milich
Title: Chief Operating Officer & President

CYRUS SELECT OPPORTUNITIES MASTER FUND II, L.P.

By:	Cyrus Capital Partners, L.P., its Investment Manager.

By:	/s/ David A. Milich
Name: David A. Milich
Title: Chief Operating Officer & President
[Signature page to Redaptive, Inc. Note Purchase Agreement]

PC INVESTORS III LLC
By:	Cyrus Capital Partners, L.P., its Investment

By:	/s/ David A. Milich
Name: David A. Milich
Title: Chief Operating Officer & President

PETERSON CAPITAL INVESTORS LLC

By:	Cyrus Capital Partners, L.P., its Investment Manager.

By:	/s/ David A. Milich
Name: David A. Milich
Title: Chief Operating Officer & President
[Signature page to Redaptive, Inc. Note Purchase Agreement]

CVI CVF IV Master Fund I LP

By:	CarVal CVF IV GP LP, its General Partner

By:	CVI General Partner, LLC, its General Partner

By:	/s/ Christopher J. Hedberg
Name: Christopher J. Hedberg
Title: Manager

CVI AV Master Fund I LP

By:	CarVal AV GP LP, its General Partner

By:	CVI General Partner, LLC, its General Partner

By:	/s/ Christopher J. Hedberg
Name: Christopher J. Hedberg
Title: Manager

CVI AA Master Fund I LP

By:	CarVal AA GP LP, its General Partner

By:	CVI General Partner, LLC, its General Partner

By:	/s/ Christopher J. Hedberg
Name: Christopher J. Hedberg
Title: Manager
[Signature page to Redaptive, Inc. Note Purchase Agreement]

CarVal Contingent Credit Fund LP

By:	CarVal CCF GP LP, its General Partner

By:	CVI General Partner, LLC, its General Partner

By:	/s/ Christopher J. Hedberg
Name: Christopher J. Hedberg
Title: Manager

CVI CVF V Pooling Fund I LP

By:	CarVal CVF V GP LP, its General Partner

By:	CVI General Partner, LLC, its General Partner

By:	/s/ Christopher J. Hedberg
Name: Christopher J. Hedberg
Title: Manager

CVI CEF Master Fund I LP

By:	CarVal CEF GP LP, its General Partner

By:	CVI General Partner, LLC, its General Partner

By:	/s/ Christopher J. Hedberg
Name: Christopher J. Hedberg
Title: Manager

Major Tom Private Capital LLC

By:	/s/ Isaac Gruber
Isaac Gruber, General Counsel
[Signature page to Redaptive, Inc. Note Purchase Agreement]

[Signature page to Redaptive, Inc. Note Purchase Agreement]

SCHEDULE I
SCHEDULE OF INVESTORS
[***]

SCHEDULE II
DESIGNATED DEPOSIT ACCOUNT
[***]

APPENDIX 1
DEFINITIONS
As used in this Agreement, the following terms have the meanings specified below:
“Acquisition” means any transaction or series of related transactions resulting in the acquisition by the Company or any of its Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Amounts Due” has the meaning set forth in Section 1(e).
“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.
“Amended Equity Documents” means, collectively, (i) the Fourth Amended and Restated Investors’ Rights Agreement, dated as of November 12, 2021, among the Company and the investors party thereto, (ii) the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended by the Certificate of Amendment, dated as of May 18, 2021, and (iii) the Third Amended and Restated Voting Agreement, dated as of May 21, 2021, among the Company and the stockholders party thereto.
“Annual Reporting Date” means, for a given fiscal year, prior to an IPO, May 15th of such fiscal year, and thereafter 90 days after such fiscal year end.
“Anti-Corruption Laws” means all applicable laws, rules and regulations concerning or relating to bribery, corruption or money laundering, including the FCPA.
“Asset Sale” means a Disposition to any Person, in one transaction or a series of transactions, of all or any part of the Company’s or any of its Subsidiaries’ property or rights, including any sale or issuance of Equity Interests of any of the Company’s Subsidiaries, in each case, other than:
(a)    any Disposition of:
(i)    Cash Equivalents or Marketable Securities in any transaction not otherwise prohibited under this Agreement,
(ii)    obsolete, damaged or worn out property or assets, any inventory or goods (or other assets) held for sale and property or assets in the ordinary course of business which are no longer used or useful in the ordinary course of business of the Company and its Subsidiaries for fair market value,

(iii)    assets no longer economically practicable or commercially reasonable to maintain (as determined in good faith by Company) in the ordinary course of business, and
(iv)    improvements made to leased real property to landlords pursuant to customary terms of leases entered into in the ordinary course of business,
(b)    any Disposition to effect the making of any Restricted Payment that is permitted to be made, and is made, under Section 8(d), and any Investment permitted under Section 8(g), in each case other than a Restricted Payment or Investment made in reliance on this clause (b);
(c)    any Disposition of property or rights or issuance or sale of Equity Interests of any Subsidiary with an aggregate fair market value for any individual transaction or series of related transactions of less than $2,500,000, provided that 100% of the proceeds from such Disposition is cash or Cash Equivalents, and which are either deposited in an account of AssetCo subject to a Collateral Account Control Agreement or an offer is made to redeem, on a pro rata basis, a portion of the outstanding Notes pursuant to Section 6(a) thereof (or the CarVal Notes to the extent outstanding) (and to the extent all such proceeds are not used to redeem the Notes or the CarVal Notes, the excess cash is held in an account subject to a Collateral Account Control Agreement), and such Disposition is made for fair market value;
(d)    any Disposition of property or rights or issuance of Equity Interests by a Credit Party to the Company or by the Company or a Credit Party;
(e)    (i) the lease, assignment or sublease, license or sublicense of any real or personal property in the ordinary course of business or consistent with industry practice and (ii) the exercise of termination rights with respect to any lease, sublease, license or sublicense or other agreement;
(f)    foreclosures, casualty events, condemnation, expropriation, eminent domain or any similar action with respect to property or rights;
(g)    the non-exclusive licensing or sublicensing of Intellectual Property or other general intangibles in the ordinary course of business and that do not materially interfere with the business of the Company and its Subsidiaries, taken as a whole;
(h)    any surrender or waiver or termination of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business or consistent with industry practice;
(i)    the unwinding of any Swap Agreements;
(j)    the lapse, abandonment or other Disposition of Intellectual Property in the ordinary course of business which are not material to the conduct of the business of the Company and its Subsidiaries taken as a whole and that do not materially interfere with the business of the Company and the Subsidiaries, taken as a whole;
(k)    Dispositions to effect the granting of a Lien that is permitted under Section 8(b), excluding any Lien granted in reliance on this clause (k);

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(l)    the Disposition of any assets (including Equity Interests) (i) acquired in an Acquisition or other Investment permitted hereunder, which assets are (x) not used or useful in the ordinary course or the principal business of the Company and its Subsidiaries or (y) non-core assets or surplus or unnecessary to the business or operations of the Company and its Subsidiaries and (ii) made to obtain the approval of any applicable antitrust authority in order to consummate any Acquisition permitted hereunder;
(m)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property within 180 days;
(n)    Dispositions of property to effect any sale-leaseback transaction entered into to effect the incurrence of Indebtedness permitted to be incurred pursuant to Section 8(a)(iii);
(o)    Dispositions of Projects to Customers under any Customer Agreement in the ordinary course of business; and
(p)    Dispositions of Projects to Project Subsidiaries in connection with the financing of such Projects in the ordinary course of business.
“AssetCo” means Redaptive Financial, LLC, a Delaware limited liability company.
“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.
“Beneficiary” means the Collateral Agent and each holder of a Note.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Directors” means the board of directors or comparable governing body of the Company or any committee thereof duly authorized to act on its behalf.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that, all obligations that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of the Transaction Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or
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otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to the Transaction Documents.
“CarVal Collateral Agent” means U.S. Bank National Association.
“CarVal Investors” has the meaning set forth in the definition of CarVal Note Purchase Agreement.
“CarVal Note Documents” means the CarVal Note Purchase Agreement, the CarVal Notes and each other Transaction Document (as defined in the CarVal Note Purchase Agreement).
“CarVal Note Purchase Agreement” means that certain Amended and Restated Note Purchase Agreement, dated as of September 23, 2021, among the Company, the guarantors party thereto from time to time, and the investors party thereto from time to time (the “CarVal Investors”), as amended from time to time and subject to the Intercreditor Agreement.
“CarVal Notes” means the notes issued to the CarVal Investors under the CarVal Note Purchase Agreement.
“Cash Equivalents” means
(1)    United States dollars, or money in other currencies received in the ordinary course of business,
(2)    U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding one year from the date of acquisition,
(3)    (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any State thereof having capital, surplus and undivided profits in excess of $500 million whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s,
(4)    repurchase obligations with a term of not more than thirty days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,
(5)    commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within one year after the date of acquisition,
(6)    money market funds at least 90% of the assets of which consist of investments of the type described in clauses (1) through (5) above; and
(7)    in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

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“CFC” means (a) each Subsidiary that is a “controlled foreign corporation” (within the meaning of Section 957 of the Code and the U.S. Treasury regulations promulgated thereunder) and (b) each Subsidiary of any such controlled foreign corporation described in clause (a) above.
“Closing” has the meaning set forth in Section 1(b)(ii).
“Closing Date” has the meaning set forth in Section 1(b)(ii).
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are granted, required to be granted or purported to be granted pursuant to the Collateral Documents as security for the Obligations.
“Collateral Account Control Agreement” means a customary account control agreement in form and substance reasonably satisfactory to the Collateral Agent and Required Investors pursuant to which the depositary institution maintaining the relevant account agrees that the Collateral Agent or the CarVal Collateral Agent (as gratuitous bailee for the Collateral Agent in accordance with the Intercreditor Agreement), shall have “control” (as defined in Section 8-106 of the UCC, as such term relates to investment property (other than certificated securities or commodity contracts), or as used in Section 9-106 of the UCC, as such term relates to commodity contracts, or as used in Section 9-104(a) of the UCC, as such term relates to deposit accounts) and pursuant to which such issuer, securities intermediary, commodities intermediary or depositary institution (as applicable) shall agree to comply solely with the entitlement orders or instructions of the CarVal Collateral Agent (as gratuitous agent for the Collateral Agent in accordance with the Intercreditor Agreement) or the Collateral Agent, as applicable, with respect to the disposition of funds or to apply any value distributed on account of any commodity account, as applicable, in such account upon the occurrence and continuance of an Event of Default and without the consent of any other Person.
“Collateral Agency Agreement” means that certain Collateral Agency Agreement, dated as of the date hereof, between the Credit Parties, the Collateral Agent and the Investors, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Collateral Agent” means Wilmington Trust, National Association.
“Collateral Agent Fee Letter” means that certain Agent Fee Letter, dated as of the Initial Closing Date between the Collateral Agent and the Company, as amended, amended and restated, supplemented, or otherwise modified from time to time.
“Collateral Documents” means the Perfection Certificate, the Security Agreement, the Intellectual Property Security Agreements (as defined in the Security Agreement), the Collateral Account Control Agreements, the Servicer Direct Agreement and all other instruments, documents and agreements delivered by or on behalf of any Credit Party pursuant to this Agreement or any of the other Transaction Documents in order to grant to, or perfect in favor of, the Collateral Agent, for the benefit of the Secured Parties, a Lien on the Collateral.

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“Commitment” means, as to each Investor, the amount set forth opposite each Investor’s name on Schedule I to this Agreement. “Commitments” means the aggregate Commitments of allInvestors.
“Common Stock” means the common stock, par value $0.0001 per share, of the Company.
“Company” has the meaning set forth in the introductory paragraph to this Agreement.
“Company Intellectual Property” means Intellectual Property that is necessary to, or owned or used by, the Company or its Subsidiaries in the conduct of their business as now conducted and as presently proposed to be conducted.
“Company Materials” has the meaning given to such term in Section 7(a).
“Contractor” means any counterparty to an O&M Agreement.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.
“Covenant Release Date” means the earlier of (x) a Qualified Public Company Event or (y) a Qualified Financing.
“Covered Persons” has the meaning given to such term in Section 2(f)(vi).
“Counterpart Agreement” means the Counterpart Agreement in the form of Exhibit F hereto.
“Credit Parties” means the Company and each Guarantor.
“Customer” means a customer under a Customer Agreement.
“Customer Agreement” means an agreement (including any attachments or addenda thereto) entered into between a customer and the Company or any of its Subsidiaries, pursuant to which such customer agrees to purchase energy services generated by or related to a Project installed at one or more Customer sites.
“Debt Financing Offer Notice” has the meaning given such term in Section 7(s).
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

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“Designated Deposit Account” means the deposit account of the Company listed on Schedule II hereto.
“Direct Company Obligations” means any Obligations of the Company under this Agreement and the Notes.
“Disclosure Schedule” means the disclosure schedule, dated the Initial Closing Date, delivered by the Company to the Investors.
“Dispose” and “Disposed of” have meanings correlative thereto.
“Disposition” means, with respect to any property or right, any sale, lease, sale and leaseback, assignment, license, conveyance, transfer or other disposition thereof.
“Disqualified Equity Interest” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests and the payment in cash in lieu of the issuance of fractional shares of such Equity Interests), in whole or in part, (iii) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 181 days after the Maturity Date then in effect or (iv) provides for the scheduled payments of dividends in cash; provided that (a) Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the date that is 181 days after the latest Maturity Date then in effect if the payment upon such redemption or repurchase is contractually subordinated in right of payment to the Obligations and (b) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary of the Company that is incorporated or organized under the laws of the United States, any state thereof or in the District of Columbia.
“Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of a Hazardous Substance; (b) pollution or protection of the environment; (c) employee health or safety or public health; or (d) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a
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Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest; provided that Equity Interests shall not include any debt securities that are convertible into or exchangeable for any combination of Equity Interests and/or cash.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a single employer or otherwise aggregated with a Credit Party or a Subsidiary of the Company under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
“ERISA Event” means any one or more of the following: (a) any reportable event, as defined in Section 4043 of ERISA, with respect to a Pension Plan; (b) the termination of any Pension Plan under Section 4041 of ERISA; (c) the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (d) the failure to make a required contribution to any Pension Plan or Multiemployer Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance against any Credit Party, Subsidiary of the Company, or any ERISA Affiliate; (e) the request for a minimum funding waiver or failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA (whether or not waived) with respect to any Pension Plan; (f) a determination that any Pension Plan is, or is reasonably expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (g) engaging in a material non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Plan; (h) the complete or partial withdrawal of any Credit Party, Subsidiary of the Company or any ERISA Affiliate from a Multiemployer Plan; or (i) a determination that any Multiemployer Plan is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA or is, or is expected to be, “insolvent” within the meaning of Section 4245 of ERISA.
“ESG” is defined in Section 7(n).
“ESG Incident” is defined in Section 7(n).
“Event of Default” has the meaning set forth in the Notes.
“Exchange” has the meaning set forth in Section 1(a).
“Excluded Account” means (i) deposit accounts and securities accounts with an aggregate amount on deposit therein of not more than $500,000 at any one time for all such deposit accounts or securities accounts, (ii) as of any date of determination, Deposit Accounts specifically and exclusively used for paying or remitting taxes, including, without limitation, sales tax accounts, in an aggregate amount not to exceed the amount of such taxes that are due and payable at such time, (iii) Deposit Accounts specifically and exclusively used as an escrow account or as fiduciary or trust accounts solely to extent the deposits or securities therein constitute Permitted Encumbrances, or (iv) Deposit Accounts specially and exclusively used for payroll, payroll taxes, healthcare and other employee
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wage and benefit payments (including accrued and unpaid employee compensation) to or for the Company or any of its Subsidiaries’ employees.
“Excluded Subsidiary” means any Subsidiary of the Company that is not required to guarantee the Obligations pursuant to Section 7(k) or Section 9, each Foreign Subsidiary and any Domestic Subsidiary substantially all of the assets of which (whether held directly or through one or more entities disregarded for U.S. federal income tax purposes) consist of capital stock (or capital stock and debt) (including any debt instrument treated as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs.
“Financial Officer” means the chief financial officer, treasurer, chief accounting officer, head of finance, vice president of finance or corporate controller of the Company.
“Foreign Subsidiary” means (a) any Subsidiary of the Company that is not a Domestic Subsidiary and (b) any Subsidiary of the Company that is a Subsidiary of a CFC.
“Funding Event” has the meaning given to such term in Section 1(b)(iii).
“GAAP” means generally accepted accounting principles in the United States of America applied on a consistent basis.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, or customary indemnification obligations entered into in connection with any Acquisition or disposition of assets or of other entities (other than to the extent that the primary obligations that are the subject of such indemnification obligation would be considered Indebtedness hereunder). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.

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“Guaranteed Obligation” has the meaning set forth in Section 9(a).
“Guarantor” means each Person that shall have become a party hereto as a “Guarantor” and shall have provided a Guaranty of the Obligations by executing and delivering a Counterpart Agreement; provided that (a) for purposes of Section 9, the term “Guarantors” shall also include the Company (except with respect to the Direct Company Obligations), and (b) a Foreign Subsidiary shall at no time be a Guarantor.
“Guaranty” means the guaranty of each Guarantor set forth in Section 9.
“Hazardous Substance” has the meaning given to such term in Section 2(h).
“Hitachi Credit Agreement” means that certain Master Loan and Security Agreement, dated as of September 30, 2016, between Redaptive Master Services, LLC and Hitachi Capital America Corp.
“IFRS” means international financial reporting standards within the meaning of IAS Regulation 1606/2002.
“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) accounts payable incurred in the ordinary course of business, (ii) purchase price adjustments, earnouts, holdbacks and other similar deferred consideration payable in connection with Acquisitions and (iii) deferred or equity compensation arrangements payable to directors, officers, employees, advisors, consultants or other providers of services), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of bankers’ acceptances, letters of credit, surety bonds or similar arrangements, (g) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, and (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned or acquired by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For all purposes hereof, the Indebtedness of the Company and its Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations in the ordinary course of business.
“Indemnified Parties” has the meaning specified in Section 10(j)(ii).
“Initial Closing” has the meaning specified in Section 1(b)(i).

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“Initial Closing Date” has the meaning specified in Section 1(b)(i).
“Initial Notes” has the meaning specified in Section 1(b)(i).
“Intellectual Property” means all Patents, Trademarks, Copyrights and any other intellectual property in any jurisdiction throughout the world.
“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Initial Closing Date, by and between the Collateral Agent, as the Subordinated Representative (as defined therein), the CarVal Collateral Agent, as the Senior Representative (as defined therein), and the Company.
“Investment” means any loan, advance, extension of credit (by way of Guarantee or otherwise) or capital contributions by the Company or any of its Subsidiaries to any other Person (other than any Credit Party), and any Acquisitions.
“Investor Financing” has the meaning given to such term in Section 10(q).
“Investor Financing Foreclosure” means any transfer or assignment of any Note to a financing source that provides an Investor Financing in connection with an exercise of remedies by such financing source pursuant to the terms of such Investor Financing or applicable law, so long as such financing source is a Qualified Transferee (as defined in the Notes).
“Investors” has the meaning given to such term in the introductory paragraph to this Agreement.
“Investors’ Rights Agreement” has the meaning given to such term in Section 2(b)(iii).
“IPO” means the sale on a bona fide nationally recognized securities exchange of common stock of the Company or the listing for trading of common stock of the Company on a bona fide nationally recognized securities exchange.
“IRS” means the U.S. Internal Revenue Service.
“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, in no event shall any corporate subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.
“Key Employees” means any executive-level employee (including division director and vice president-level positions), as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.
“Keyframe” means Keyframe Capital Partners, LP, a Delaware limited partnership and its Affiliates.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of
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a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Margin Stock” has the meaning assigned to such term in Regulation U of the Board as in effect from time to time.
“Marketable Securities” means, without duplication of any of the items described in the definition of Cash Equivalents, investments permitted pursuant to the Company’s investment policy as approved by the Board of Directors (or committee thereof) of the Company from time to time.
“Management Rights Letter” means that certain Management Rights Letter, dated as of the date hereof, between the Company and Keyframe.
“Material Adverse Effect” means a material adverse change in (a) the business, property, financial condition or results of operations of the Projects, the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or any of its Subsidiaries to perform any of their material obligations under the Transaction Documents or the Project Documents, as applicable, (c) the rights and remedies of the Investors and the Collateral Agent under this Agreement or the Transaction Documents or (d) the validity, priority or perfection of Collateral Agent’s security interests in, and Liens on, the Collateral.
“Maturity Date” means November 10, 2026.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or could be an obligation to contribute of) a Credit Party or an ERISA Affiliate, and each such plan for the five- year period immediately following the latest date on which a Credit Party or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.
“Non-Capitalized Lease Obligations” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For avoidance of doubt, a straight-line or operating lease shall be considered a Non-Capitalized Lease Obligation.
“Non-U.S. Plan” means any plan, fund (including any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by the Company or one or more Subsidiaries, primarily for the benefit of employees of the Company or such Subsidiaries or any Credit Party residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

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“Notes” means the notes issued by the Company under this Agreement, substantially in the form of Exhibit A.
“O&M Agreement” means each Master Service and Supply Agreement, Master Project Supply Agreement or similar agreement relating to the design, development, construction, installation, operation and maintenance of any Project.
“Obligations” means all amounts owing by any Credit Party to the Investors and Collateral Agent under the Transaction Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all interest and fees which accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Transaction Documents include (a) the obligation (including guarantee obligations) to pay principal, interest, premiums, reimbursement obligations, charges, expenses, fees, attorney fees and costs, indemnities and other amounts payable by any Credit Party under any Transaction Document and (b) the obligation of any Credit Party to reimburse any amount in respect of any of the foregoing that any Investor or the Collateral Agent may elect to pay or advance on behalf of such Credit Party in accordance with the terms of the Transaction Documents.
“OFAC” means the United States Treasury Department Office of Foreign Assets Control.
“Officer’s Certificate” means, with respect to a Credit Party, a certificate signed by an authorized officer of such Credit Party and delivered to the Collateral Agent as required by this Agreement.
“Original Principal Amount” shall have the meaning specified in each Note.
“Outstanding Principal Balance” shall have the meaning specified in each Note.
“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all licenses of the foregoing whether as licensee or licensor; (e) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (f) all rights to sue for past, present, and future infringements thereof; and (g) all rights corresponding to any of the foregoing throughout the world.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to (or obligated to be contributed) in whole or in part by any Credit Party or any ERISA Affiliate or with respect to which any of the Company, any Credit Party or any ERISA Affiliate has actual or contingent liability or had any such
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liability for the five-year period immediately following the latest date on which a Credit Party or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.
“Perfection Certificate” means a certificate substantially in the form of Exhibit H, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Company.
“Permits” means any and all approvals, permits, registrations, permissions, licenses, authorizations, consents, certifications, actions, orders, waivers, exemptions, variances, franchises, filings, declarations, rulings, registrations and applications from or issued by any Governmental Authority.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for taxes, assessments or governmental charges or levies that are not yet due or are being contested in compliance with Section 7(d);
(b)    carrier’s, warehousemen’s, mechanics’, materialmen’s, landlord’s, supplier’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested;
(c)    Liens incurred or pledges and deposits made in the ordinary course of business (i) in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or employment laws or to secure other public, statutory or regulatory obligations or (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instrument for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary of the Company or otherwise supporting the payment of items set forth in the foregoing clause (i);
(d)    Liens incurred or pledges and deposits to secure the performance of bids, trade and commercial contracts (other than for the payment of Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with past practice;
(e)    Liens securing, or otherwise arising from, judgments and deposits to secure obligations under appeal bonds or letters of credit in respect of judgments that do not constitute an Event of Default;
(f)    Uniform Commercial Code financing statements filed (or similar filings under applicable law) solely as a precautionary measure in connection with operating leases;
(g)    easements, zoning restrictions, rights-of-way, encroachments and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the conduct of business of the Company or any Subsidiary of the Company;

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(h)    rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase or lease agreements and related arrangements;
(i)    rights of setoff, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments;
(j)    Liens arising from the right of distress enjoyed by landlords or Liens otherwise granted to landlords, in either case, to secure the payment of arrears of rent or performance of other obligations in respect of leased properties, so long as such Liens are not exercised or except where the exercise of such Liens would not reasonably be expected to have a Material Adverse Effect;
(k)    Liens or security given to public utilities or to any municipality or Governmental Authority when required by the utility, municipality or Governmental Authority in connection with the supply of services or utilities to the Company and any other Subsidiaries;
(l)    servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements pertaining to the use or development of any of the assets of the Company or any of its Subsidiaries, in each case that do not secure any obligations for money borrowed and do not materially detract from the value of the affected property or interfere with the conduct of business of the Company or any Subsidiary of the Company; and
(m)    Liens on any assets securing any obligation in favor of a Governmental Authority, including any such Lien securing amounts owing for wages, vacation pay, severance pay, employee deductions, sales tax, excise tax, other Taxes, workers compensation, governmental royalties or pension fund obligations.
“Person” means any natural person, corporation, limited liability company, trust, Joint Venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan).
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Platform” has the meaning given to such term in Section 7(a).
“Project” means energy efficient measures of the type described on Exhibit I hereto, as such Schedule may be updated from time to time with the approval of the Required Investors, provided or to be provided to a Customer by the Company or any Subsidiary pursuant to a Customer Agreement.
“Project Debt Facility” means a debt facility established to finance the cash flows from Projects owned by a Project Subsidiary satisfying the follow conditions:

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(a)    neither the Company nor any of its Subsidiaries (other than the applicable Project Subsidiary) shall have any obligation or liability (contingent or otherwise) in respect of the repayment of such Indebtedness and no property of the Company or any of its Subsidiaries (other than the applicable Project Subsidiary) is included in the collateral for such Indebtedness,
(b)    such debt facility is, if secured, secured only by the assets of the applicable Project Subsidiary and/or the direct Equity Interests of such Project Subsidiary,
(c)    such debt facility does not provide for an event of default or other acceleration of Indebtedness (i) in the event that any Secured Party forecloses on, takes possession of or transfers, any Equity Interests of such Project Subsidiary’s direct or indirect owners (other than Equity Interests which are subject to a Lien for the benefit of lenders under such Project Debt Facility) or (ii) in connection with any Default or Event of Default under the Notes or any other Indebtedness of the Company or any of its Subsidiaries, other than Subsidiaries party to such Project Debt Facility, and
(d)    such debt facility otherwise includes no (i) events of default, (ii) restrictions on dividends, cash distributions, cash sweeps or “restricted payments” or (iii) cash reserve or minimum liquidity requirements, in each case more restrictive, taken as a whole, than the terms and restrictions of the Hitachi Credit Agreement as in effect on September 23, 2021, as determined in good faith and certified by a Responsible Officer of the Company.
“Project Document” means each Customer Agreement, O&M Agreement, Servicing Agreement, each other contract or agreement entered into in connection with the development, installation, operation, maintenance and servicing of any Project and each schedule, exhibit, addendum or joinder under each of the foregoing agreements.
“Project Subsidiary” means any direct or indirect wholly owned subsidiary of the Company that is a special purpose entity and that (x) is party to, or was formed for the purpose of entering into, a Project Debt Facility that is secured by the assets of such subsidiary, (y) has no employees and (z) the assets of which consist exclusively of either (A) Projects or (B) equity interests in Subsidiaries which meet the requirements of clauses (y) and (z).
“Pro Rata Share” means, with respect to each Investor, the fraction (expressed as a percentage) obtained by dividing the Outstanding Principal Balance of the Notes held by such Investor by the Outstanding Principal Balance of all Notes held by the Investors (or with respect to the proviso to Section 7(s) the Outstanding Principal Balance of all Notes held by the Investors that have accepted the Debt Financing Offer Notice).
“Purchase Price” has the meaning given to such term in Section 1(b)(iii).
“Qualified Equity Interests” means Equity Interests other than Disqualified Equity Interests.
“Qualified Financing” shall have the meaning specified in the Notes.
“Qualified Public Company Event” shall have the meaning specified in the Notes.
“Register” shall have the meaning specified in the Notes.

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“Related Parties” or “Related Party” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, managers, members, directors, officers, employees, agents (including sub-agents and co-agents), representatives, trustees, attorneys, attorneys-in-fact, and advisors of such Person and such Person’s Affiliates.
“Remaining RP Offer Amount” means any principal amount of Notes that has been offered for redemption pursuant to Section 7(c)(i) of the Notes to the Holders and rejected or deemed rejected by such Holders.
“Required Investors” means the Investors holding a majority of the aggregate Outstanding Principal Balance of the then-outstanding Notes; provided that for so long as Keyframe is an Investor, the vote of Keyframe shall be required in order to constitute Required Investors hereunder.
“Responsible Officer” means any of the President, Chief Executive Officer, Vice President or Financial Officer of the Company, or any person designated by the Company in writing from time to time.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund, similar deposit or withholding of shares for tax purposes, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any such Subsidiary. The (i) conversion of, or payment for (including, without limitation, payments of principal and payments upon redemption or repurchase), or (ii) paying any interest with respect to, any debt securities that are (in the case of clause (i), mandatorily) convertible into or exchangeable for any combination of Equity Interests and/or cash shall not constitute a Restricted Payment.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.
“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country or (c) any Person owned 50% or more or otherwise controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom.
“Secured Parties” means the Investors and the Collateral Agent in each case from time to time.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Agreement” means that certain Pledge and Security Agreement, dated the date hereof, by and among the Company, the subsidiaries of the Company party thereto, and the Collateral Agent, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time.
“Servicer” means Alter Domus (US) LLC, a Delaware limited liability company or the counterparty to any Servicing Agreement then in effect.
“Servicer Direct Agreement” means that certain Servicer Acknowledgment and Consent to Collateral Assignment, dated as of September 24, 2020, among the Company, AssetCo, the Servicer and the CarVal Collateral Agent.
“Servicing Agreement” means that certain Loan Servicing Agreement, dated as of July 16, 2015, and amended by that certain (i) Amendment to Loan Servicing Agreement, dated as of July 24, 2015, (ii) Second Amendment to Loan Servicing Agreement, dated as of September 30, 2016 and (iii) Third Amendment to Loan Servicing Agreement, dated as of August 10, 2020, between the Company and the Servicer or any replacement thereof approved by the Required Investors.
“Solicitor” has the meaning given to such term in Section 2(f)(vi).
“Solvency Certificate” means a Solvency Certificate of the chief financial officer of the Company substantially in the form of Exhibit C.
“Solvent” means, with respect to the Company and its Subsidiaries on a particular date, that on such date (a) the fair value of the present assets of the Company and its Subsidiaries, taken as a whole, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Company and its Subsidiaries, taken as a whole, (b) the present fair saleable value of the assets of the Company and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liability of the Company and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured, (c) the Company and its Subsidiaries, taken as a whole and accounting for the expected net proceeds from any future equity financing transactions that, in the good faith determination of the Company, are reasonably likely to be consummated, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured, (d) the Company and its Subsidiaries, taken as a whole, do not intend to, and do not believe that they will, incur debts or liabilities (including current obligations and contingent liabilities) beyond their ability to pay such debts and liabilities as they mature in the ordinary course of business and (e) the Company and its Subsidiaries, taken as a whole, are not engaged in business or a transaction, and are not about to engage in business or a transaction, in relation to which their property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

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“Specified Modifications” means that, for any Customer Agreement, that (i) any applicable limitation of liability provision expressly excludes all regularly scheduled fees payable by the Customer thereunder and any “site closure” or other lump sum termination payments and (ii) any schedule or addenda thereof expressly (x) incorporates the terms of the applicable “Global Resource Optimization Agreement” or other analogous master agreement as of the date of such schedule or addenda and (y) permits amendments, modifications or waivers to such schedule or addenda only with the consent of the Persons party to such schedule or addenda at the time of such amendment, modification or waiver (giving effect to any assignments thereof).
“Specified Secured Indebtedness” has the meaning given to such term in Section 8(l).
“Specified Secured Indebtedness” has the meaning given to such term in Section 7(s).
“Stock Plan” has the meaning given to such term in Section 2(b)(ii).
“Stock Repurchase Agreement” means that certain Stock Repurchase Agreement, dated as of November 12, 2021, by and among the Company and each of the entities listed on Exhibit A thereto.
“Subsequent Closing” has the meaning given to such term in Section 1(b)(ii).
“Subsequent Closing Date” has the meaning given to such term in Section 1(b)(ii).
“Subsequent Notes” has the meaning given to such term in Section 1(b)(ii).
“Subsidiary” means any subsidiary of the Company.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity (including by value) or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the partnership interests are, as of such date, owned (directly or indirectly), controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and which is required by GAAP to be consolidated in the consolidated financial statements of the parent.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or other providers of services of the Company or the Subsidiaries of the Company shall be a Swap Agreement.

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“Taxes” shall have the meaning specified in the Notes.
“Termination Date” means the date on which (a) the Commitments have expired or been terminated and (b) the principal of and interest on each Note and all fees and other Obligations payable under the Transaction Documents (other than any inchoate indemnity obligations) shall have been paid in full in cash or converted pursuant to the terms of the Notes.
“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.
“Transaction Documents” means this Agreement (including any amendment hereto or waiver hereunder), the Notes, each Collateral Document, the Collateral Agency Agreement, the Collateral Agent Fee Letter, and each other similar document, letter agreement, agreement or instrument in connection with the transactions expressly contemplated by this Agreement or that evidences, secures or supports the Obligations under this Agreement, the Notes and the Collateral Documents.
“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof; provided that the full faith and credit of the United States of America is pledged in support thereof.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended from time to time.
“wholly owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly owned subsidiary of such Person or any combination thereof.
“WSGR” has the meaning set forth in Section 10(s).

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EXHIBIT A
FORM OF CONVERTIBLE NOTE
[See Attached]

NEITHER THIS CONVERTIBLE NOTE NOR ANY SHARES OF CAPITAL STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW, INCLUDING PURSUANT TO RULE 144 OR RULE 144A OR TO PERSONS OUTSIDE OF THE UNITED STATES PURSUANT TO REGULATION S UNDER THE ACT, PROVIDED THAT, EXCEPT IN THE CASE OF ANY TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT PURSUANT TO RULE 144 OR RULE 144A OR TO PERSONS OUTSIDE OF THE UNITED STATES PURSUANT TO REGULATION S UNDER THE ACT, AN OPINION OF COUNSEL SHALL BE FURNISHED TO THE COMPANY (IF REQUESTED BY THE COMPANY), IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT AND/OR APPLICABLE STATE SECURITIES LAW.
THE HOLDER MAY NOT, DIRECTLY OR INDIRECTLY, TRANSFER THIS NOTE, EXCEPT IN ACCORDANCE WITH SECTION 15 AND SECTION 16 HEREOF.
CONVERTIBLE NOTE
Issuance Date: [____, 202_] (the “Issuance Date”)
Original Principal Amount: $[______] (the “Original Principal Amount”)
Note No.: N- [_]
FOR VALUE RECEIVED, Redaptive, Inc., a corporation incorporated under the laws of Delaware (the “Company”), hereby promises to pay [Holder] or its registered assigns (the “Holder”) the amount set out above as the Original Principal Amount, as such amount may be (i) increased pursuant to the payment of PIK Interest or (ii) reduced pursuant to any conversion, redemption or repayment effected in accordance with the terms hereof or the terms of the Note Purchase Agreement (as defined below) (the balance of such amount from time to time being the “Outstanding Principal Balance”), when due, whether upon the Maturity Date, redemption, acceleration or otherwise (in each case in accordance with the terms hereof), together with the Make-Whole Amount, and all other Obligations under the Note Purchase Agreement. This convertible note (including all convertible notes issued in exchange, transfer or replacement hereof, this “Note”) is issued pursuant to the Note Purchase Agreement.

SECTION 1.    DEFINITIONS. Capitalized terms used herein and not defined below shall have the respective meanings set forth in the Note Purchase Agreement. The following terms used in this Note will have the respective meanings set forth below:
“Act” shall have the meaning set forth in the securities law legend affixed to the face of this Note.
“Aggregated Person” shall have the meaning set forth in Section 6(b).
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Applicable Market” means the New York Stock Exchange or the Nasdaq Stock Market (or any other United States national securities exchange registered under the Exchange Act and of recognized national standing).
“Applicable Rate” means:
(a)    Prior to the one-year anniversary of the Initial Closing Date, 6.25% per annum; and
(b)    On and after the one-year anniversary of the Initial Closing Date, either (i) 6.25% per annum if a Qualified Public Company Event has occurred or (ii) 9.50% per annum if a Qualified Public Company Event has not occurred.
“Asset Sale Pro Rata Portion” means an amount equal to (i) the aggregate dollar amount of net proceeds of a Disposition permitted under Section 8(c)(ii) of the Note Purchase Agreement by reason of clause (c) of the definition of Asset Sale, multiplied by (ii) the fraction obtained by dividing the Outstanding Principal Balance of this Note by the aggregate Outstanding Principal Balances of all then-outstanding Notes.
“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of, or interest in (howsoever designated), the equity securities of such Person, but excluding any debt securities convertible into such equity.
“CARES Debt” means Indebtedness advanced by (i) any Governmental Authority (including the U.S. Small Business Administration) or any other Person acting as a financial agent of a Governmental Authority or (ii) any other Person to the extent such Indebtedness under this clause (ii) is guaranteed by a Governmental Authority (including the U.S. Small Business Administration), in each case pursuant to the Title I of the Coronavirus Aid, Relief and Economic Security Act, as amended, supplemented or otherwise modified from time to time (including any successor thereto).
“Change of Control Event” means any of the following events or series of related events:

(a)    the sale, lease, exchange, license or other transfer or disposition of all or substantially all of the Company’s and its Subsidiaries’ Property (determined on a consolidated basis) to any Person or group;
(b)    the transfer, directly or indirectly, to any Person (or group of Persons) of beneficial ownership of greater than 50% of the aggregate voting power of the fully diluted Capital Stock of the Company;
(c)    any merger, consolidation or other similar transaction in which the Company is the Surviving Person as a result of which the stockholders of the Company immediately prior to such transaction beneficially own less than 50% of the voting power of the Capital Stock of the Company;
(d)    any merger, consolidation or other similar transaction to which the Company is a party as a result of which all of the Common Stock is converted into or exchanged for cash or securities of any Successor Company; or
(e)    the Company shall fail to own beneficially, directly or indirectly, 100% of the Capital Stock of AssetCo.
Notwithstanding the foregoing, a Public Company Event shall not be deemed a Change of Control Event.
“Close of Business” means 5:00 p.m., New York City time.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Common Equity” of any Person means, if such Person is a corporation, all common stock of such Person (including voting, limited voting and non-voting stock) or, if such Person is not a corporation, the equivalent Capital Stock of such Person.
“Common Stock” means the common stock of the Company, par value $0.0001 per share.
“Company” shall have the meaning specified in the introductory paragraph.
“Competitor” means any Person engaged primarily or as a material portion of its business in the provision of energy efficiency services, and such Person’s Affiliates and major investors but shall not include any Person engaged in the business of making passive investments in such businesses so long as such Person has in place procedures to prevent the distribution of confidential information that is prohibited under the Transaction Documents; provided, however, that investments conferring rights to become a director of such Person or an observer of such Person’s board of directors or equivalent governing body shall not be considered “passive” for purposes of this definition.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion Consideration” shall have the meaning set forth in Section 5(b).
“Conversion Notice” means:
(a)    In the case of a Public Company Forced Conversion Event, written notice from the Company to the Holder and, without duplication, CarVal Investors L.P., delivered during the Pubic Company Forced Conversion Availability Period, which notice shall state: (i) That the Company has irrevocably elected to convert the Note Obligations Amount into Conversion Consideration at the Conversion Price in accordance with Section 4(a)(i), (ii) the Conversion Time; (iii) that the Company irrevocably elects either a Physical Settlement or a Combination Settlement; (iv) in the case of a Physical Settlement, the number of shares of Common Stock to be issued and the amount of cash in lieu of fractional shares to be paid to the Holder, if any, upon such Public Company Forced Conversion Event; and (v) in the case of a Combination Settlement, the amount of cash to be paid to the Holder, and as soon as practicable, the amount of shares of Common Stock to be issued to the Holder.
(b)    In the case of a Public Company Optional Conversion Event, written notice from the Holder to the Company delivered at least two Trading Days prior to the Conversion Time, which notice shall state (i) that the Holder has irrevocably elected to convert the Note Obligations Amount into shares of Common Stock at the Conversion Price in accordance with Section 4(a)(ii), (ii) the Conversion Time, and (ii) the number of shares of Common Stock to be issued and the amount of cash in lieu of fractional shares to be paid to the Holder upon the Conversion Time for such Public Company Optional Conversion Event.
(c)    In the case of a Non-Qualified Public Company Conversion Event with a Conversion Price based on a Qualified Financing, written notice from the Holder to the Company delivered at least two Trading Days prior to the Conversion Time, which notice shall state (i) the Conversion Time, (ii) the Conversion Price and (iii) the number of shares of the applicable class of Capital Stock to be issued upon the Conversion Time for such Non-Qualified Public Company Conversion Event.
(d)    In the case of a Non-Qualified Public Company Conversion Event with a Conversion Price based on a valuation provided by a Valuation Firm, written notice from the Holder to the Company delivered in accordance with Section 5(d).
(e)    In the case of a Change of Control Conversion Event, written notice from the Holder to the Company delivered in accordance with Section 4(c)(ii), which notice shall state (i) that the Holder has irrevocably (subject only to the consummation of such Change of Control Conversion Event) elected to convert its Note Obligations Amount in connection with the Change of Control Conversation Event and (ii) the anticipated number of shares of the applicable class of Capital Stock to be issued to the Holder upon such Change of Control Conversion Amount.
“Conversion Price” means:
(a)    In the case of a Public Company Forced Conversion Event (i) following a Qualified Public Company Event pursuant to clauses (i) or (ii) of the definition thereof, the Offering Price multiplied by 1.15 or, (ii) following a Qualified Public Company Event pursuant to clause (iii) of the definition thereof, the lower of (A) the product of (x) the price per share of the Listed Securities (expected to be $10.00) used in determining the number of shares of Capital Stock of the SPAC to be exchanged for each share of the Company’s Capital Stock as set forth in the business combination agreement, as amended from time to time, entered into between the Company and the SPAC and (y) 1.15, and (B) 90% of the lower of the exercise price of the warrants issued by the SPAC in its initial public offering or any subsequent warrants issued in connection with the SPAC Merger, in each case as adjusted pursuant to Section 5(g), (h) or (i).
(b)    In the case of a Public Company Optional Conversion Event (i) following a Qualified Public Company Event pursuant to clauses (i) or (ii) of the definition thereof, the Offering Price multiplied by 1.15 or, (ii) following a Qualified Public Company Event pursuant to clause (iii) of the definition thereof, the lower of (A) the product of (x) the price per share of the Listed Securities (expected to be $10.00) used in determining the number of shares of Capital Stock of the SPAC to be exchanged for each share of the Company’s Capital Stock as set forth in the business combination agreement, as amended from time to time, entered into between the Company and the SPAC and (y) 1.15, and (B) 90% of the lower of the exercise price of the warrants issued by the SPAC in its initial public offering or any subsequent warrants issued in connection with the SPAC Merger, in each case as adjusted pursuant to Section 5(g), (h) or (i).
(c)    In the case of a Non-Qualified Public Company Conversion Event, the lowest cash price per share of the most senior Capital Stock issued in a Qualified Financing since the Initial Closing Date taking into account the effect of options, warrants, or convertible securities issued in connection with such Qualified Financing, assuming such securities convert to the maximum amount of Capital Stock contemplated thereunder (excluding, for the avoidance of doubt, the price per share used to convert any convertible securities at a discount to the cash purchase price); provided that, to the extent a Qualified Financing has not occurred since the Initial Closing Date, the Conversion Price shall be the fair market value of the Company’s Common Stock as determined by a Valuation Firm in accordance with Section 5(d).
(d)    In the case of a Change of Control Conversion Event, the lowest cash price per share of the most senior Capital Stock issued in a Qualified Financing since the Initial Closing Date taking into account the effect of options, warrants, or convertible securities issued in connection with such Qualified Financing, assuming such securities convert to the maximum amount of Capital Stock contemplated thereunder (excluding, for the avoidance of doubt, the price per share used to convert any convertible securities at a discount to the cash purchase price); provided that, to the extent a Qualified Financing has not occurred since the Initial Closing Date, the Conversion Price shall be, the price per share imputed by dividing the enterprise value of the Company in such Change of Control Event by the then Outstanding Common Stock.
“Conversion Time” means:
(e)    In the case of a Public Company Forced Conversion Event, the Close of Business on the 21st Trading Day following the Holder’s receipt of the Conversion Notice delivered in accordance with Section 4(a)(i); provided that (i) with respect to a Public Company Forced Conversion Event with Combination Settlement, the VWAP of the Common Stock on the Trading Day immediately prior to the Conversion Time for such Public Company Forced Conversion Event shall exceed 150% of the Conversion Price and (ii) with respect to a Public Company Forced Conversion Event with Physical Settlement, if any Investor holding a Note that is subject to such Conversion Event notifies the Company in writing within three Business Days after receipt of a Conversion Notice for such Conversion Event, that after giving effect to the conversion of the entire Note Outstanding Amount of such Investor, such Investor’s beneficial ownership of the Common Stock, together with that of each Aggregated Person of such Investor, would exceed the Restricted Ownership Percentage (each such notice a “Section 16 Notice”), the Conversion time will be the Close of Business on the 66th Trading Day following the Holder’s delivery of the Section 16 Notice to the Company. The Company shall promptly notify each Investor of any adjustment of the Conversion Time as a result of a Section 16 Notice.
(f)    In the case of a Public Company Optional Conversion Event, the Close of Business on the second Trading Day after receipt by the Company of the Conversion Notice.
(g)    In the case of a Non-Qualified Public Company Conversion Event with a Conversion Price based on a Qualified Financing, the Close of Business on the second Trading Day after receipt by the Company of the Conversion Notice.
(h)    In the case of a Non-Qualified Public Company Conversion Event with a Conversion Price based on a valuation provided by a Valuation Firm, if no previously prepared valuation is applicable to such Non-Qualified Public Company Conversion Event pursuant to Section 5(d)(iv), the Close of Business on the second Trading Day after the valuation is final and is reasonably acceptable to the Required Investors and the Company, and if a valuation does apply to such Non-Qualified Public Company Event pursuant to Section 5(d)(iv), the Close of Business on the second Trading Day after receipt by the Company of the Conversion Notice.

(i)    In the case of a Change of Control Conversion Event, the point in time at which a Change of Control Event closes or is otherwise consummated.
“Converted Share Value” means the product of (a) the number of shares of Common Stock that would be issued upon conversion of the Note if the Company had elected Physical Settlement instead of Combination Settlement with respect to such Public Company Forced Conversion Event and (b) the average VWAPs of the Common Stock during the 10-Trading Day period immediately prior to the Conversion Time with respect to for such Public Company Forced Conversion Event.
“Debtor Relief Laws” means the Chapter 11 of Title 11 of the Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default Interest” shall have the meaning set forth in Section 3(d).
“Direct Listing” shall have the meaning specified in the definition of Public Company Event.
“Event of Default” shall have the meaning specified in Section 10.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Note (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to, any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Fully Diluted Capitalization” means (i) the outstanding shares of Common Stock of the Company; and (ii) the shares of Common Stock of the Company directly or indirectly issuable upon conversion or exchange of all outstanding securities directly or indirectly convertible into or exchangeable for Common Stock of the Company and the exercise of all outstanding options and warrants, which shall not include (x) the Notes and the securities directly or indirectly issued or issuable upon conversion or exchange of the Notes and (y) any securities issued in the SPAC Merger and any shares of Common Stock of the Company directly or indirectly issuable upon conversion, exchange or exercise of such securities.
“Holder” shall have the meaning specified in the introductory paragraph.

“Interest Payment Due Date” means May 12th and November 12th of each year, commencing on May 12, 2022.
“Issuance Date” shall have the meaning specified in the preamble of this Note.
“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, code, ruling, or order of, including the administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, or any agreement with, any Governmental Authority.
“Listed Securities” means, with respect to any Public Company Event, the class of securities that is offered in or resulting from such Public Company Event and registered pursuant to Section 12 of the Exchange Act.
“Make-Whole Premium Trigger Event” means:
(a)    any payment, redemption, repurchase, prepayment or repayment of all, or any part, of the principal balance of the Note for any reason (including, without limitation, any optional or mandatory redemption), whether before or after (i) the occurrence of an Event of Default, or (ii) the commencement of any proceeding under any Debtor Relief Law, and notwithstanding any acceleration (for any reason) of the Note Obligations Amount;
(b)    the acceleration of the Note Obligations Amount for any reason, including, without limitation, acceleration in accordance with Section 11(a), including as a result of a proceeding under any Debtor Relief Law;
(c)    the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure, strict foreclosure or the making of a distribution of any kind in any proceeding under any Debtor Relief Law to the Collateral Agent or any Investor, for the account of the Investors in full or partial satisfaction of the Obligations; or
(d)    the termination of this Note or the Note Purchase Agreement for any reason.
For purposes of the definition of Make-Whole Premium Trigger Event, if a Make-Whole Premium Trigger Event occurs under clause (b), (c) or (d), solely for the purposes of determining the amount of such Make-Whole Premium that is due, if any, the entire Note Obligations Amount shall be deemed to have been paid on the date of such Make-Whole Premium Trigger Event. Notwithstanding the forgoing the conversion of the Note into Capital Stock pursuant to Section 4 shall not constitute a Make-Whole Premium Trigger Event.
“Make-Whole Premium” means, as of any date of determination, an amount calculated by Keyframe (or if Keyframe or an Affiliate thereof is not an Investor, by the Required Investors) (which reasonable calculation shall be conclusive absent manifest error) equal to the difference (which shall not be less than zero) between (A) the aggregate amount of interest the Holder would earn on the Make-Whole Subject Amount (assuming the rate of interest for such period is the Applicable Rate on the date of such Make-Whole Premium Trigger Event for interest paid in cash) from the date of the occurrence of the Make-Whole Premium Trigger Event to November 10, 2026 (provided that if a Default or Event of Default has occurred and is continuing on the date of the Make-Whole Premium Trigger Event, the Make-Whole Premium shall be calculated off of the Default Rate) minus (B) the aggregate amount of interest the Holder would earn if the Make-Whole Subject Amount were reinvested for the period from the date of the Make-Whole Premium Trigger Event until November 10, 2026 at the Treasury Rate plus 50 basis points.
“Make-Whole Subject Amount” means the Outstanding Principal Balance (including any PIK Interest that has been added to the principal amount of the Note) paid, required to be paid, or in the case of a Make-Whole Premium Trigger Event specified in clauses (b), (c) or (d) of the definition thereof, deemed paid on the date of the occurrence of the Make-Whole Premium Trigger Event.
“Maturity Date” means November 10, 2026.
“Net Shares Amount” means the number of shares equal to the quotient of (a) the Converted Share Value less the Note Obligations Amount repaid in cash in connection with the Combination Settlement divided by (b) the average VWAPs of the Common Stock during the 10 consecutive Trading Day period immediately prior to the Conversion Time with respect to for such Forced Conversion Event.
“Note Obligations Amount” means, as of any date of determination, an amount equal to the sum of (i) the Outstanding Principal Balance (or portion thereof, if applicable) as of the Close of Business on such date plus (ii) all accrued and unpaid interest on this Note (or portion thereof, if applicable) through, but excluding such date, which interest is not otherwise included in such Outstanding Principal Balance.
“Note Purchase Agreement” shall mean the Note Purchase Agreement, dated as of November 12, 2021 (as further amended, modified or supplemented from time to time), by and among the Company, the Guarantors and the Investors party thereto.
“Note Redemption Amount” means an amount, calculated as of the Redemption Date, equal to the Note Obligations Amount plus the Make-Whole Premium.
“Notes” shall mean the convertible notes issued pursuant to the Note Purchase Agreement.
“Offering Price” means, (i) in the case of a Public Company Event that is a firm commitment underwritten public offering, the offering price per share of Common Stock to the public set forth in the final prospectus for the Public Company Event, and (ii) in the case of a Direct Listing, the average of the VWAPs for the ten consecutive Trading Days beginning on the tenth Trading Day after the listing date for the Listed Securities.
“Open of Business” means 9:00 a.m., New York City time.

“Original Principal Amount” shall have the meaning specified in the introductory paragraph.
“Outstanding Common Stock” means, without duplication, the number of outstanding shares of Common Stock immediately prior to the applicable Change of Control Conversion Event (assuming conversion of all securities convertible into Common Stock, and exercise of all outstanding, options and warrants to purchase Common Stock, but excluding (i) any stock option plan to be adopted in connection with the Change of Control Conversion Event, and (ii) any shares of Common Stock issuable upon conversion of the Notes).
“Outstanding Principal Balance” shall have the meaning specified in the introductory paragraph.
“PIK Interest” means accrued interest that is added to the Outstanding Principal Balance pursuant to Section 3.
“PIK Interest Rate” means the Applicable Rate plus 1.00% per annum.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.
“Public Company Event” means either (i) a firm commitment underwritten public offering of Listed Securities pursuant to a registration statement on Form S-1 under the Act, which results in Listed Securities trading on an Applicable Market, (ii) a direct listing of the Company’s Listed Securities which results in the Listed Securities trading on an Applicable Market (a “Direct Listing”) or (iii) a merger with or into a SPAC (or a subsidiary thereof) after which the Company or the SPAC has Listed Securities trading on an Applicable Market.
“Public Company Forced Conversion Availability Period” means the period commencing on the date that is the 18th month anniversary of a Qualified Public Company Event and ending on the date that is the 66th calendar day prior to the Maturity Date.
“Public Company Forced Conversion Event” shall have the meaning specified in Section 4(a)(i).
“Public Company Optional Conversion Event” shall have the meaning specified in Section 4(a)(ii).
“Qualified Financing” means a transaction or series of related transactions, conducted with the principal purpose of raising capital, pursuant to which the Company issues and sells shares of its Capital Stock with minimum gross proceeds to the Company of $50,000,000.
“Qualified Financing Notice” shall have the meaning specified in Section 4(b)(i).

“Qualified Public Company Event” means a Public Company Event (i) pursuant to clause (i) of such definition, having aggregate gross proceeds of at least $100,000,000 from the sale of Common Stock, (ii) pursuant to clause (ii) of such definition, resulting in the Company receiving cash proceeds of at least $100,000,000 or (iii) pursuant to clause (iii) of such definition, in which the SPAC has cash of at least $100,000,000 (including, for the avoidance of doubt, proceeds from any private investment in public equity transaction and less any such cash used to satisfy redemptions or other repurchase obligations in connection with the SPAC Merger).
“Qualified Transferee” means any Person (other than a natural person) that (i) is a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Act) and which extends credit or buys loans in the ordinary course of business, or (ii) has total assets (in name or under management) in excess of $250,000,000 and (except with respect to a pension advisory firm, fund manager or its managed funds or similar fiduciary or investment vehicle) total capital/statutory surplus in excess of $100,000,000, in each case other than any Competitor.
“Redemption Date” shall have the meaning specified in Section 7(a)(ii).
“Redemption Notice” shall have the meaning specified in Section 7(a)(ii).
“Register” shall have the meaning specified in Section 15(b).
“Registered Notes” shall have the meaning specified in Section 15(b).
“Replacement Notes” shall have the meaning specified in Section 16(a).
“Restricted Ownership Percentage” shall have the meaning specified in Section 6(b).
“Restricted Payment Notice” shall have the meaning specified in Section 7(c)(i).
“Restricted Payment Pro Rata Portion” means an amount equal to (i) the aggregate dollar amount of a Restricted Payment that has been offered for redemption pursuant to Section 7(c)(i), multiplied by (ii) the fraction obtained by dividing the Outstanding Principal Balance of this Note by the aggregate Outstanding Principal Balances of all then-outstanding Notes.
“Right of First Refusal and Co-Sale Agreement” means that certain Third Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of May 21, 2021, by and among the Company, the investors listed on Schedule A thereto and the stockholders listed on Schedule B thereto.
“Sale Notice” shall have the meaning specified in Section 4(c).
“Section 16 Conversion Blocker” shall have the meaning specified in Section 6(b).
“SPAC” means a special purpose acquisition company.

“SPAC Merger” means the consummation of a merger of the Company with or into a SPAC (or a subsidiary thereof) after which the Company or the SPAC has Listed Securities.
“Specified Secured Indebtedness Notice” shall have the meaning specified in Section 7(c)(ii).
“Specified Secured Indebtedness Pro Rata Portion” means an amount equal to (i) the aggregate principal amount of Specified Secured Indebtedness incurred pursuant to Section 8(l)(i) in excess of $200,000,000 at any time outstanding, subject to redemption offers pursuant to Section 7(c)(ii), multiplied by (ii) the fraction obtained by dividing the Outstanding Principal Balance of this Note by the aggregate Outstanding Principal Balance of all then-outstanding Notes.
“Successor Company” means a Person who is a successor of the Company or a Person who issues cash and/or securities in any Change of Control Event in which the Common Stock is converted into or exchanged for cash and/or securities of such Person.
“Surviving Person” means the surviving Person in a merger, consolidation or similar transaction involving the Company.
“Tax” or “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Trading Day” means, with respect to any class or series of Common Equity, a day on which trading in such Common Equity generally occurs on the Applicable Market.
“Trading Price Conversion Condition” means the average of the VWAPs of the Common Stock for any 20 consecutive Trading Day period has exceeded 150% of the Conversion Price.
“Transferee” means the transferee designated by the Holder.
“Treasury Rate” means, as of the date of any payment of a Make-Whole Premium, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Trading Days prior to the date of such payment) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) with respect to each applicable day during such week (or if such Statistical Release is no longer published or no market data appears thereon, any publicly available source of similar market data)) most nearly equal to the period from such payment date to November 10, 2026; provided that if the period from such payment date to November 10, 2026 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Valuation Firm” shall have the meaning specified in Section 5(d).

“VWAP” mean, with respect to the Listed Securities, the daily dollar volume-weighted average sale price for one share of the Listed Securities on the Applicable Market on any particular Trading Day during the period beginning at 9:30 a.m., New York City Time (or such other time as the Applicable Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Applicable Market publicly announces is the official close of trading), as reported by Bloomberg Financial Markets (or, if not available, a similar service provider of national recognized standing mutually selected by the Holder and the Company) through its “Volume at Price” functions. If the VWAP cannot be calculated for such security on such date on the foregoing basis, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations of VWAP shall to be appropriately and equitably adjusted in accordance with the provisions set forth herein.
SECTION 2.    PAYMENT OF PRINCIPAL. If this Note has not yet been converted, redeemed, or otherwise repaid, the Note Obligations Amount (and all other outstanding Obligations) as of the Maturity Date shall be due and payable on the Maturity Date. Except as expressly permitted herein, the Company may not voluntarily prepay or redeem this Note prior to the Maturity Date.
SECTION 3.    PAYMENT OF INTEREST.
(a)    During the term of this Note, interest shall accrue on the Outstanding Principal Balance from and including the Issuance Date until, but excluding, the Maturity Date. Interest shall be payable in arrears on each Interest Payment Due Date, (i) in cash at the Applicable Rate or (ii) in accordance with Section 3(b), and solely until the occurrence of a Qualified Public Company Event, in-kind at the PIK Interest Rate; provided that interest accruing at the Default Rate shall be payable in cash on demand (which may be daily) and, absent demand, on each Interest Payment Due Date; provided further that the Company shall give the Holder notice of form (cash or a PIK Election), rate and amount of each interest payment no later than ten (10) Business Days prior to each Interest Payment Due Date.
(b)    The Company may elect (a “PIK Election”), with respect to any Interest Payment Due Date that occurs on or prior to a Qualified Public Company Event, to pay all (but not a portion of) accrued interest in-kind at the PIK Interest Rate by adding such amount to the Outstanding Principal Balance of the Note, so long as on such Interest Payment Due Date no Default or Event of Default shall have occurred and is continuing and the Company makes a PIK Election with respect to each other Note issued under the Note Purchase Agreement. To request a PIK Election, the Borrower shall deliver a notice of PIK Election to the Holder appropriately completed and signed by a Responsible Officer of the Company not later than 1:00 pm Eastern time ten Business Days before such Interest Payment Due Date. On each Interest Payment Due Date that the Company makes a PIK Election, the PIK Interest will be added to the Outstanding Principal Balance and henceforth accrue interest in accordance with Section 3(a) (and shall update the Register accordingly to reflect the increased Outstanding Principal Balance of

Note). If any Interest Payment Due Date would otherwise be a day that is not a Business Day (other than the Interest Payment Due Date that is also the Maturity Date or if the Company makes a PIK Election), such Interest Payment Due Date will be postponed to the immediately succeeding day that is a Business Day and such extension of time shall be included in computing interest and fees in connection with that payment. Each Note shall represent the increased Outstanding Principal Balance, and no separate Note will be issued with respect to such accrued PIK Interest.
(c)    All interest shall be computed on the basis of a 365-day year for the actual number of days elapsed in such period.
(d)    Notwithstanding the foregoing, following the occurrence of any Default or Event of Default, the Company shall pay interest (“Default Interest”) at a rate equal to 12.50% per annum (the “Default Rate”) on (i) the Outstanding Principal Balance, and (ii) to the fullest extent permitted by applicable law, the amount of any interest, fee or other amount payable hereunder or any other Transaction Document to any Investor or the Collateral Agent that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand.
SECTION 4.    CONVERSION.
(a)    Public Company Event:
(i)    Public Company Forced Conversion Event. During the Public Company Forced Conversion Availability Period, the Company may elect, in its sole discretion by delivery of a Conversion Notice to the Holder (subject to Section 6(a)(ii)), that the Note Obligations Amount be converted into Conversion Consideration at the applicable Conversion Price so long as (i) the Trading Price Conversion Condition has been satisfied for any period of 20 consecutive Trading Days ending within the 30 days immediately preceding the Conversion Time and (ii) no Default or Event of Default has occurred and is continuing on the date that the Conversion Time occurs (a “Public Company Forced Conversion Event”). Upon the occurrence of the Conversion Time, the Note Obligations Amount shall automatically convert into Conversion Consideration in accordance with the settlement procedures described in Section 5. The issuance of Common Stock upon conversion of the Note in accordance with this Section 4(a)(i) shall be issued at the Conversion Time and the shareholder register of the Company shall be updated accordingly. If the Company elects to convert the Note into Conversion Consideration pursuant to this Section 4(a)(i), the Company shall also make such election with respect to all other Notes issued under the Note Purchase Agreement.
(ii)    Optional Conversion following a Qualified Public Company Event. At any time following the consummation of a Qualified Public Company

Event, the Holder may elect, by sending a Conversion Notice to the Company, to convert its Note Obligations Amount into fully paid and nonassessable shares of Common Stock of the Company at the Conversion Price (a “Public Company Optional Conversion Event”). Following delivery of the Conversion Notice and upon the occurrence of the Conversion Time, the Note Obligations Amount shall automatically convert into Common Stock at the Conversion Price. The number of shares of Common Stock issued to the Holder in connection with such Public Company Optional Conversion Event shall be calculated in accordance with the settlement procedures described in Section 5. In the event that the Required Investors deliver to the Company a Conversion Notice with respect to a Public Company Optional Conversion Event, and whether or not the Holder elects to send a Conversion Notice pursuant to this Section (4)(a)(ii), the Holder shall be deemed to send a Conversion Notice simultaneously with the Required Investors to the Company and to convert its Note Obligations Amount into Common Stock on the effective date of the Required Investors’ Public Company Optional Conversion Event. The issuance of Common Stock upon conversion of the Note in accordance with this Section 4(a)(ii) shall be effective on the date in which the Conversion Time occurs, and the shareholder register of the Company shall be updated accordingly.
(b)    Optional Conversion if no Qualified Public Company Event.
(i)    The Company shall deliver a written notice from the Company to the Holder (a “Qualified Financing Notice”) of a transaction that constitutes a Qualified Financing as promptly as practicable and in any event no later than the earlier of (x) two Business Days following the execution of a definitive agreement relating to such Qualified Financing and (y) ten Business Days prior to the anticipated closing date of such Qualified Financing, indicating the proposed terms and conditions and proposed closing date of, and shall include all definitive documentation relating to, the Qualified Financing to allow the Holder to calculate the Conversion Price, which terms and conditions may be modified in Company’s sole discretion provided that Company delivers to the Holder an updated Qualified Financing Notice, including all updated terms and conditions and definitive documentation not later than five (5) Business Days before the closing of the Qualified Financing (as the same may be extended by Company from time to time provided the Company so notifies the Holder of such extension).
(ii)    At any time after the date that is 30 months after the Initial Closing Date, so long as no Qualified Public Company Event has occurred, the Holder may elect, by sending a Conversion Notice to the Company, to convert its Note Obligations Amount into fully paid and nonassessable shares of the most senior class and series of Capital Stock of the Company then outstanding at the Conversion Price (a “Non-Qualified Public

Company Conversion Event”). Following delivery of the Conversion Notice and upon the occurrence of the Conversion Time, the Note Obligations Amount shall automatically convert into such Capital Stock. The number of shares of such Capital Stock issued to the Holder in connection with such Non-Qualified Public Company Conversion Event shall be calculated in accordance with the settlement procedures described in Section 5. In the event that the Required Investors deliver to the Company a Conversion Notice with respect to a Non-Qualified Public Company Conversion Event, and whether or not the Holder elects to send a Conversion Notice pursuant to this Section (4)(b), the Holder shall be deemed to send a Conversion Notice simultaneously with the Required Investors to the Company and to convert its Note Obligations Amount into such Capital Stock on the effective date of the Required Investors’ Non-Qualified Public Company Conversion Event. The issuance of Capital Stock upon conversion of the Note in accordance with this Section 4(b) shall be effective on the date in which the Conversion Time occurs and the shareholder register of the Company shall be updated accordingly.
(c)    Optional Conversion upon a Change of Control Event.
(i)    The Company shall deliver a written notice from the Company to the Holder (a “Sale Notice”) of a transaction of which it has notice that constitutes a Change of Control Event as promptly as practicable and in any event no later than the earlier of (x) two Business Days following the execution of a definitive agreement relating to such Change of Control Event and (y) ten Business Days prior to the anticipated closing date of such transaction, indicating (i) the proposed terms and conditions and proposed closing date of, and shall include all definitive documentation relating to, the Change of Control Event to allow the Holder to calculate the Conversion Price, which terms and conditions may be modified in Company’s sole discretion provided that Company delivers to the Holder an updated Sale Notice, including all updated terms and conditions and definitive documentation not later than five (5) Business Days before the closing of the Change of Control Event (as the same may be extended by Company from time to time provided the Company so notifies the Holder of such extension).
(ii)    Subject to the terms and conditions set forth herein, the Holder may elect, by sending a Conversion Notice to the Company at least two (2) Business Days prior to the specified closing date, to convert its Note Obligations Amount into fully paid and nonassessable shares of the most senior class and series of Capital Stock of the Company then outstanding at the Conversion Price (a “Change of Control Conversion Event”). Following delivery of the Conversion Notice and upon the occurrence of the Conversion Time, the Note Obligations Amount shall automatically convert into such Capital Stock immediately prior to the Change of Control Event. The number of shares of such Capital Stock issued to the Holder in connection with such Change of Control Conversion Event shall be calculated in accordance with the settlement procedures described in Section 5. In the event that the Required Investors deliver to the Company a Conversion Notice with respect to a Change of Control Conversion Event, whether or not the Holder elects to send a Conversion Notice pursuant to this Section (4)(c)(ii), the Holder shall be deemed to send a Conversion Notice simultaneously with the Required Investors to the Company and to convert its Note Obligations Amount into such Capital Stock on the effective date of the Required Investors’ Change of Control Conversion Event. Capital Stock issued upon conversion of the Note in accordance with this Section 4(c)(ii) shall be effective on the date in which the Conversion Time occurs and the shareholder register of the Company shall be updated accordingly.
SECTION 5.    CONVERSION PROCEDURES; SETTLEMENT.
(a)    Settlement Method. Upon the conversion of the Note (each a “Conversion Event”), the Company will settle such conversion by paying or delivery, as applicable, and as provided in this Section 5, (x) in the case of an Public Company Forced Conversion Event, either (i) shares of the applicable class of Capital Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5(c) (a “Physical Settlement”) or (ii) a combination of cash and shares of the applicable class of Capital Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5(c) (a “Combination Settlement”) and (y) in the case of an Public Company Optional Conversion Event, Non-Qualified Public Company Conversion Event or a Change of Control Conversion Event, a Physical Settlement.
(b)    Conversion Consideration. Subject to Section 5(c), the type and amount of consideration (the “Conversion Consideration”) due in respect of this Note if converted will be as follows:
(1)    If Physical Settlement applies to such conversion, a number of shares of the applicable class of Capital Stock equal to the quotient of the Note Obligations Amount divided by the Conversion Price.
(2)    If Combination Settlement applies to such conversion, (a) a number of shares of Common Stock equal to the Net Shares Amount; and (b) an amount of cash equal to the sum of the Note Obligations Amount.
(c)    Fractional Shares. If the issuance of the Capital Stock would result in the issuance of a fractional share of the Capital Stock, the Company shall pay cash in lieu of such fractional share in an amount equal to the portion of the Note Obligations Amount otherwise represented by such fractional share. The Company shall pay any transfer, stamp or similar Tax (including any interest and penalties) due on the issuance or delivery of the Capital Stock upon conversion, except any such transfer, stamp or similar Tax that is due because the converting Holder requests those shares to be registered in a name other than the Holder’s name, in which case the Company shall not be required to make any such issuance or delivery of the Capital Stock upon conversion unless and until the Person otherwise entitled to such issuance or delivery has paid or reimbursed to the Company the amount of any such transfer, stamp or similar Tax (to the extent the Company bore such amounts) or has established, to the satisfaction of the Company, that such transfer, stamp or similar Tax has been paid or is not payable.
(d)    Third Party Valuation. In the event that the Conversion Price for a Non-Qualified Public Company Conversion Event will be determined by an independent nationally recognized investment banking firm mutually agreeable to the Company and the Required Investors (a “Valuation Firm”), the Company and the Holder agree as follows:
(i)     The Holder shall deliver a Conversion Notice to the Company in accordance with Section 4(b) indicating that the Holder is electing a Non-Qualified Public Company Conversion Event based on a third-party valuation because a Qualified Financing has not occurred since the Initial Closing Date.
(ii)    Within five Business Days of receipt of the first such Conversion Notice, the Company shall provide the Required Investors a list of three Valuation Firms that it is willing to engage to provide the valuation. The Required Investors will then select one of the three Valuation Firms to provide the valuation. Once the Valuation Firm is selected, the Company will work diligently with the Valuation Firm to prepare and finalize a valuation of the Company. After the first such Conversion Notice and selection of the Valuation Firm, such Valuation Firm shall serve in such capacity for all future conversions elected by Holders pursuant to Section 4(b) in which such a valuation is necessary, unless the Company, in its sole discretion, elects to agree with the Required Investors on a new Valuation Firm selected pursuant to this Section 5(d)(ii).
(iii)    The Company shall pay for all cost and expenses of the Valuation Firm.
(iv)    Any valuation that has been finalized in accordance with Section 5(d)(ii) shall apply to any Conversion Notice received by the Company pursuant to Section 5(d)(i) within 90 days after such valuation has been finalized.
(e)    Lost; Stolen; Destroyed Notes. Prior to conversion of this Note, the Holder shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note); provided, however, that upon the closing of a Conversion Event, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence.
(f)    The Person or Persons entitled to receive the Capital Stock issuable upon a conversion of this Note in connection with a Conversion Event shall be treated for all purposes as the record holder or holders of such shares of the Capital Stock as of the Conversion Time, and from and after such conversion, this Note shall cease to be outstanding for any purpose whatsoever. Upon conversion of this Note in connection with a Conversion Event, the Company shall use commercially reasonable efforts to deliver shares of the applicable class of Capital Stock to such Person or Persons as soon as practicable.
(g)    Subdivisions, Combinations and Other Issuances. If the Company shall at any time or from time to time prior to the Maturity Date, subdivide the securities as to which the Note may be converted into, by split-up, distribution of shares, reverse split-up or otherwise, or combine the securities as to which the Note may be converted into, the Conversion Price shall be adjusted such that the number of shares of Capital Stock issuable upon any Conversion Event shall forthwith be proportionately increased in the case of such subdivision, or proportionately decreased in the case of a combination. Any adjustment under this Section 5(g) shall become effective at the close of business on the date the subdivision or combination becomes effective. Company shall provide the Holder written notice within ten (10) Business Days after any such subdivision or combination together with copies of duly executed documents evidencing the same from Company.
(h)    Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the Capital Stock of the Company (other than as a result of a subdivision or combination provided for in Section 5(g) above) at any time or from time to time prior to the Maturity Date, then, as a condition of such reclassification, reorganization or change, Holder shall have the right at any time prior to the Maturity Date to elect to convert any Obligations represented by the Note into the kind and amount of shares of Capital Stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as the Capital Stock into which the Holder had the right to convert immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise of the conversion rights in Section 4, and appropriate adjustments shall be made to the Conversion Price payable hereunder. Company shall provide the Holder written notice within ten (10) Business Days after any such reclassification, reorganization or change, together with copies of duly executed documents evidencing the same from Company or its successor.
(i)    Dividend Adjustment. If any cash dividend is made by the Company pursuant to Section 8(d)(viii) of the Note Purchase Agreement and the Holder has declined the Company’s offer to redeem all or a portion of this Note in an amount equal to the Holder’s Restricted Payment Pro Rata Portion in accordance with Section 7(c)(i), then as of the date of such dividend the Conversion Price shall be adjusted using an adjustment factor customary for public company convertible notes issued pursuant to Rule 144A under the Act calculated by the Common Stock valued at the last reported sale price per share on the Trading Day preceding the ex-dividend date for the dividend distribution. The Company shall provide a reasonably detailed calculation of such adjustment to the Holder, which shall be conclusive absent manifest error.
(j)    Joinder. Holder hereby agrees that, upon request of the Company, Holder will execute and deliver to the Company in connection with the conversion of this Note prior to a Public Company Event, and upon such conversion the Holder shall join to and be bound by the Company’s then-current Investors’ Rights Agreement, Voting Agreement, and Right of First Refusal and Co-Sale Agreement, to the extent such agreements are then in effect, in each case as an “Investor” or equivalent term (as defined in each such agreement).
SECTION 6.    ANTITRUST; SECTION 16 BLOCKER.
(a)    Antitrust.
(i)    If any notifications, filings or approvals are required to be obtained under any Antitrust Laws that are applicable to the conversion of this Note pursuant to and in accordance with this Section 6, then each of the Company and the Holder shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under any applicable Laws to make such notifications or filings and to obtain such approvals as promptly as reasonably practicable. In such event, each of the Company and the Holder shall cooperate with the other party’s legal advisors in the preparation and filing of any documentation, notifications, filings, registrations, submissions and other materials required or necessary under any applicable Antitrust Law and providing, within a reasonable time, all documents and information necessary to prepare and make any such filing. The Company and the Holder shall timely provide all information, documents and statements required by the applicable Governmental Authorities for the analysis of any such filing. All filings made pursuant to any applicable Antitrust Laws shall be made in substantial compliance with the requirements of such Antitrust Laws and any other applicable Laws. Each of the Company and the Holder shall use its reasonable best efforts to cause any required filings under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, and any other applicable Antitrust Laws to be considered for grant of “early termination” or the equivalent thereof. The Company and the Holder shall cooperate with each other in connection with the foregoing and in connection with resolving any investigation or other inquiry of any Governmental Authority under any applicable Antitrust Law.
(ii)    A beneficial owner of the Notes shall not be entitled to receive shares of Common Stock upon conversion of any Notes (including in connection with a Public Company Forced Conversion Event) during any period of time in which the aggregate number of shares of Common Stock that may be acquired by such beneficial owner upon conversion of Notes shall in the reasonable judgment of the Holder, result in a violation by such holder of the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended from time to time (an “HSR Violation”). If a Holder identifies an HSR Violation then at the applicable Conversion Time, (i) only such portion of such Holder’s Notes Obligations Amount may be converted into Common Stock without resulting in an HSR Violation shall be converted to Common Stock and (ii) the remaining portion of the Notes Obligation Amount that would otherwise have been converted into Common Stock, from the Conversion Time forward, shall continue to be treated as Notes issued under the Note Purchase Agreement with all the same rights and privileges thereunder, until the necessary approvals with respect to the HSR Violation shall have been obtained by such Holder, at which such time the Company may issue a Notice of Conversion pursuant to Section 4.1(a)(i) to convert the remaining Notes Obligation Amount at the applicable Conversion Time.
(b)    Section 16 Conversion Blocker.
(i)    For so long as the Common Stock is registered under the Exchange Act, a beneficial owner of the Notes shall not be entitled to receive shares of Common Stock upon conversion of any Notes during any period of time in which the aggregate number of shares of Common Stock that may be acquired by such beneficial owner upon conversion of Notes shall, when added to the aggregate number of shares of Common Stock deemed beneficially owned, directly or indirectly, by such beneficial owner and each person subject to aggregation of Common Stock with such beneficial owner under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder at such time (an “Aggregated Person”) (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on such beneficial owner’s or such person’s right to convert, exercise or purchase similar to this limitation), as determined pursuant to the rules and regulations promulgated under Section 13(d) of the Exchange Act, exceed 9.9% (the “Restricted Ownership Percentage”) of the total issued and outstanding shares of Common Stock (the “Section 16 Conversion Blocker”). Notwithstanding the foregoing, this Section 16 Conversion Blocker shall not apply (a) with respect to a beneficial owner of the Notes if such beneficial owner is subject to Section 16(a) of the Exchange Act without regard to the aggregate number of shares of Common Stock issuable upon conversion of the Notes and upon conversion, exercise or sale of securities or rights to acquire securities that have limitations on such beneficial owner’s right to convert, exercise or purchase similar to this limitation or (b) in connection with an issuance of Common Stock by the Company pursuant to, or upon a conversion in connection with, an Public Company Forced Conversion Event.
(ii)    Notwithstanding the foregoing, the Company shall issue shares of Common Stock upon conversion of such beneficial owner’s Notes up to (but not exceeding) the amount that would cause such beneficial owner’s beneficial ownership of Common Stock (together with that of any Aggregated Person) to equal the Restricted Ownership Percentage; provided that each beneficial owner shall have the right at any time and from time to time to reduce the Restricted Ownership Percentage applicable to such beneficial owner immediately upon prior written notice to the Company (provided that, for the avoidance of doubt, in such event, such beneficial owner may sell shares of Common Stock or Notes to reduce the aggregate number of shares of Common Stock deemed beneficially owned by such beneficial owner (together with any Aggregated Person) to a level below the reduced Restricted Ownership Percentage, in which case the Notes will be convertible by such beneficial owner up to (but will not exceed) the reduced Restricted Ownership Percentage) or increase the Restricted Ownership Percentage applicable to such beneficial owner (together with any Aggregated Person) upon 65 days’ prior written notice to the Company.
(iii)    Any Notes surrendered for conversion for which shares of Common Stock are not delivered due to the Section 16 Conversion Blocker shall not be extinguished and, such Holder may either:
(1)    request return of the Notes surrendered by such Holder for conversion, after which the Company shall deliver such Notes to such Holder promptly after receipt of such request; or
(2)    certify to the Company that the Person (or Persons) receiving shares of Common Stock upon conversion is not, and would not, as a result of such conversion, become the beneficial owner of shares of Common Stock outstanding at such time in excess of the applicable Restricted Ownership Percentage, after which the Company shall deliver any such shares of Common Stock withheld on account of such applicable Section 16 Conversion Blocker by the later of (x) the date such shares were otherwise due to such person (or persons) and (y) promptly after receipt of such certification; provided, however, until such time as the affected Holder gives such notice, no person shall be deemed to be the stockholder of record with respect to the shares of Common Stock otherwise deliverable upon conversion in excess of any applicable Section 16 Conversion Blocker.

SECTION 7.    REDEMPTION.
(a)    Redemption at the Option of the Company.
(i)    On or prior to May 12, 2024, the Note will not be redeemable at the option of the Company.
(ii)    After May 12, 2024, the Company shall have the right to redeem the Note, in whole or in part, for an amount in cash equal to the Note Redemption Amount on or about the date specified (the “Redemption Date”) in a written notice to Holder (the “Redemption Notice”) that shall be delivered not less than 30 days prior to the proposed Redemption Date, provided that any such redemption shall be made pro rata with respect to all Notes then outstanding; provided further that if on or prior to the Redemption Date, the Holder delivers a Conversion Notice pursuant to Section 4(a)(ii), (b)(ii) or (c)(ii), the Note will, in lieu of being redeemed pursuant to this Section 7(a)(ii), be converted into the applicable class of Capital Stock pursuant to Section 4, and the Redemption Notice will be deemed terminated and of no further force and effect with respect to any Note that is the subject of a Conversion Notice.
(b)    Offer to Redeem upon Certain Asset Sales. Upon the receipt of net proceeds by the Company or any of its Subsidiaries in excess of $100,000 from a sale of assets permitted under Section 8(c)(ii) of the Note Purchase Agreement by reason of clause (c) of the definition of Asset Sale, the Company shall give prompt written notice to the Holder (the “Asset Sale Notice”), which notice shall include a calculation of the Holder’s Asset Sale Pro Rata Portion and an offer to redeem a portion of this Note equal to the Holder’s Asset Sale Pro Rata Portion by making a cash payment in the amount of the applicable Asset Sale Pro Rata Portion plus accrued and unpaid interest and the Make-Whole Premium on such amount; provided that until the CarVal Notes are paid-in-full and the CarVal Note Documents are terminated, the Company shall not be required to make an offer to redeem the Note pursuant to this Section 7(b). Holder may accept such redemption offer by written notice to the Company not later than five (5) Business Days after delivery of the Asset Sale Notice and the Company shall make payment on the redemption within three (3) Business Days thereof. The failure of any Holder to respond in writing to such redemption offer shall be a deemed rejection of such redemption offer.
(c)    Offer to Redeem upon Certain Other Events.
(i)    Prior to the payment of any Restricted Payments permitted by Section 8(d)(viii) of the Note Purchase Agreement, the Company shall give written notice to the Holder (the “Restricted Payment Notice”), which notice shall include (i) a duly approved resolution of the board of directors of the Company authorizing the dividend in the amount set forth in the Restricted Payment Notice, (ii) a calculation of the Holder’s Restricted

Payment Pro Rata Portion and (iii) an offer to redeem all or a portion of this Note equal to the Holder’s Restricted Payment Pro Rata Portion by making a cash payment in the amount of the applicable Restricted Payment Pro Rata Portion plus accrued and unpaid interest and the Make-Whole Premium on such amount. Holder may accept such redemption offer by written notice to the Company not later than five (5) Business Days after delivery of the Restricted Payment Notice and the Company shall make payment on the redemption within three (3) Business Days thereof. The failure of any Holder to respond in writing to such redemption offer shall be a deemed rejection of such redemption offer. Upon any such rejection or deemed rejection and within twenty (20) Business Days thereof, the Company may make any such Restricted Payments in an amount not to exceed the Remaining RP Offer Amount.
(ii)    Upon the creation or incurrence of Specified Secured Indebtedness of the Company permitted by Section 8(l)(i) of the Note Purchase Agreement in excess of $200,000,000 aggregate principal amount at any time outstanding, the Company shall give prompt written notice to the Holder (the “Specified Secured Indebtedness Notice”), which notice shall include a calculation of the Holder’s Specified Secured Indebtedness Pro Rata Portion and an offer to redeem a portion of this Note equal to the Holder’s Specified Secured Indebtedness Pro Rata Portion by making a cash payment in the amount of the applicable Specified Secured Indebtedness Pro Rata Portion plus accrued and unpaid interest and the Make-Whole Premium on such amount. Holder may accept such redemption offer by written notice to the Company not later than five (5) Business Days after delivery of the Specified Secured Indebtedness Notice and the Company shall make payment on the redemption within three (3) Business Days thereof. The failure of any Holder to respond in writing to such redemption offer shall be a deemed rejection of such redemption offer.
(d)    Mandatory Redemption upon Certain Changes of Control. If a Change of Control Event shall occur, the Company shall, unless the Required Investors have delivered a Conversion Notice in respect of such Change of Control Event, not later than three (3) Business Days after the occurrence of such Change of Control Event redeem this Note for an amount in cash equal to the Note Redemption Amount.
(e)    Mechanics of Redemption and Repayment of this Note. The following procedures shall apply to redemptions and other repayments of the amounts due and payable under this Note (other than in connection with any acceleration thereof):
(i)    In connection with any redemption or repayment of this Note in full, the Holder shall surrender this Note to the Company (or in the case of the loss, theft or destruction of this Note, provide an indemnification undertaking with respect to this Note that is reasonably satisfactory to the Company) no later than the Business Day immediately preceding the

Redemption Date or Maturity Date; provided that failure to timely surrender this Note shall not release the Company of its obligations hereunder. In connection with any redemption or repayment on this Note in part, the Holder shall not surrender this Note to the Company and the Outstanding Principal Balance of this Note shall be adjusted on the Company’s records to reflect such partial redemption or repayment.
(ii)    On the Redemption Date or Maturity Date, the Company shall pay any amount due and payable under the terms of this Note in cash as of such Redemption Date or the Maturity Date.
SECTION 8.    MAKE-WHOLE PREMIUM.
(a)    Upon the occurrence of a Make-Whole Premium Trigger Event, the Company shall pay to the Holder the Make-Whole Premium in cash.
(b)    The Make-Whole Premium shall be fully earned, and due and payable, on the date of such Make-Whole Premium Trigger Event, and shall be non-refundable or curable when made. The parties hereto further acknowledge and agree that the Make-Whole Premium is not intended to act as a penalty or to punish the Company for any such redemption, prepayment, repayment other event or occurrence.
(c)    Notwithstanding anything to the contrary in this Note, the Note Purchase Agreement or any other Transaction Document, it is understood and agreed that if the Note Obligations Amount is accelerated as a result of the occurrence and continuance of any Event of Default (including as a result of the commencement of any proceeding under Debtor Relief Laws or by operation of law or otherwise), the Make-Whole Premium determined as of the date of such Make-Whole Premium Trigger Event, will also be due and payable and will be treated and deemed as though the Note was redeemed as of such date and shall constitute part of the Obligations for all purposes herein.
(d)    Any Make-Whole Premium shall be presumed to be equal to the liquidated damages sustained by the Holder as the result of the occurrence of such Make-Whole Premium Trigger Event, and the Company agrees that it is reasonable under the circumstances currently existing. The Make-Whole Premium shall also be payable in the event the Note Obligations Amount is satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE COMPANY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE ACCRUAL OR COLLECTION OF THE FOREGOING MAKE-WHOLE PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees that (i) the Make-Whole Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Make-Whole Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between Holder and the Company giving specific consideration in this transaction for such agreement to pay the Make-Whole Premium, (iv) the Company shall be estopped hereafter from claiming differently than as agreed to in this Section 8, (v) the agreement to pay the Make-Whole Premium is a material inducement to the Holder to purchase the Note and (vi) the Make-Whole Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Holder and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Holder or profits lost by the Holders as a result of any Make-Whole Premium Trigger Event.
SECTION 9.    SUBSIDIARY PUBLIC COMPANY EVENT. Notwithstanding anything to the contrary in this Note, in no event may a Subsidiary effect a transaction that would be a Public Company Event if effected by the Company unless such Subsidiary, with the consent of the Required Investors, immediately prior to the consummation of such transaction, expressly assumes this Note and the payment obligations under this Note.
SECTION 10.    EVENTS OF DEFAULT. Each of the following shall be an “Event of Default” with respect to this Note:
(a)    The Company fails to pay any portion of the Note Obligations Amount when due, whether on the Maturity Date, upon redemption, acceleration, or otherwise.
(b)    The Company (i) elects to pay interest in cash and fails to pay such interest for five (5) Business Days after the interest becomes due or (ii) fails to pay any other amounts not constituting principal or accrued interest hereunder or under the Note Purchase Agreement or any other Transaction Document for a period of five (5) Business Days after such amounts are due.
(c)    The Company fails to deliver the applicable class of Capital Stock as required and such failure continues for five (5) Business Days.
(d)    Any representation or warranty made by the Company in the Note Purchase Agreement or this Note or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate furnished pursuant to or in connection with this Note or the Note Purchase Agreement or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made (other than to the extent qualified by materiality or “Material Adverse Effect,” in which case, such representation or warranty shall prove to have been incorrect in any respect).
(e)    The Company fails to comply with its obligations under Sections 7(b), 7(c), 7(i), 7(l), 7(o) (subject to the cure right set forth therein) 7(p), 7(q) and 8 of the Note Purchase Agreement.
(f)    The Company fails to comply with its obligations under this Note, the Note Purchase Agreement or any other Transaction Document (other than as otherwise expressly provided in Section 9(a), Section 9(b), Section 9(c), or Section 9(e)) for thirty (30) calendar days after the earlier of (i) receipt by the Company of written notice of the failure to so comply from the Collateral Agent or the Required Investors or (ii) actual knowledge of such failure by a Responsible Officer of the Company.
(g)    The Company or any of its Subsidiaries shall fail to perform or comply with any term, covenant, condition or agreement contained in or other defaults with respect to (i) any agreement(s) or instrument(s) governing any (x) Indebtedness for borrowed money in an amount in excess of $5,000,000 (other than the CarVal Notes) or (y) any CARES Debt, in each case other than Indebtedness under a Project Debt Facility and (ii) the CarVal Note Documents; provided that the obligations under the CarVal Note Documents are accelerated and such acceleration is not rescinded for 30 days.
(h)    (i) One or more judgments for the payment of money in excess of $5,000,000 in the aggregate, to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage, shall be rendered against the Company, any of its Subsidiaries or any combination thereof (to the extent not paid or covered by a reputable and solvent independent third-party insurance company which has not disputed coverage) and the same shall remain undischarged for a period of thirty (30) consecutive calendar days during which execution shall not be effectively stayed (or an action of similar effect in any jurisdiction outside the U.S.), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any of its Subsidiaries to enforce any such judgment and such action shall not be stayed (or an action of similar effect in any jurisdiction outside the U.S.) or (ii) any nonmonetary judgment, writ or warrant of attachment or similar process shall be entered or filed against Company or any Subsidiary or any combination thereof or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed (or an action of similar effect in any jurisdiction outside the U.S.) for a period of ninety (90) consecutive calendar days and such non-monetary judgment, writ, warrant of attachment or similar process would reasonably be expected to have a Material Adverse Effect.
(i)    (i) Any material provision of the Transaction Documents, at any time after its execution and delivery and for any reason other than (x) as expressly permitted hereunder or thereunder, (y) as a result of acts or omissions by the Collateral Agent or any Investor, or (z) the satisfaction in full of all the Obligations (other than contingent indemnification obligations not then due), ceases to be in full force and effect, (ii) any Credit Party or other Subsidiary of the Company contests in writing the validity or enforceability of any provision of any Transaction Document or the validity or priority of a Lien as required by the Collateral Documents on the Collateral, (iii) the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document or (iv) any Credit Party or other Subsidiary of the Company denies in writing that it has any or further liability or obligation under any Transaction Document (other than (x) as a result of repayment in full of the Obligations or (y) in accordance with its terms), or purports in writing to revoke or rescind any Transaction Document (other than in accordance with its terms).
(j)    The Company or any Guarantor, pursuant to or within the meaning of any Debtor Relief Law:
(i)    commences proceedings to be adjudicated bankrupt or insolvent;
(ii)    consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Debtor Relief Laws;
(iii)    consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or
(iv)    makes a general assignment for the benefit of its creditors.
(k)    A court of competent jurisdiction enters an order or decree under any Debtor Relief Law (which order or decree remains unstayed and in effect for sixty (60) consecutive calendar days) that:
(i)    is for relief against the Company or any Guarantor in a proceeding in which the Company or any Guarantor is to be adjudicated bankrupt or insolvent;
(ii)    appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Guarantor, or for all or substantially all of the property of the Company or any Guarantor; or
(iii)    orders the liquidation, dissolution or winding up of the Company or any Guarantor.
(l)    An ERISA Event that could result in a material liability to the Company or any of its Subsidiaries shall occur.
SECTION 11.    REMEDIES. Upon the occurrence of an Event of Default that has not been timely cured as provided herein:
(a)    Acceleration of Note. In the case of an Event of Default of the type specified in Section 9(j) or Section 9(k), the outstanding Note Obligations Amount plus the Make-Whole Premium will become immediately due and payable, without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Company. If any other Event of

Default occurs and is continuing, the Required Investors may (i) declare the outstanding Note Obligations Amount plus the Make-Whole Premium Amount to be immediately due and payable, whereupon the same will become forthwith due and payable, and (ii) subject to the Intercreditor Agreement, cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Collateral Documents.
(b)    Waiver of Default. The Required Investors may (upon execution of a written instrument) rescind any acceleration or waive any existing Event of Default, together with any of the consequences of such Event of Default; provided that an Event of Default of the type specified in Section 9(j) or Section 9(k) may only be waived and any acceleration with respect thereto only rescinded in respect of this Note by the Holder. In such event, the Holder and the Company will be restored to their respective former positions, rights and obligations hereunder.
(c)    Cumulative Remedies. No failure on the part of the Collateral Agent, Holder or the Required Investors to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise by the Collateral Agent, Holder or Required Investors of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not alternative.
SECTION 12.    AUTHORIZED SHARES. The Company shall, on or prior to the date of conversion of this Note, take all action necessary, including amending the Company’s governing documents to authorize and reserve the requisite number of shares of the applicable class of Capital Stock, solely for the purpose of effecting the conversion of this Note, such that the requisite number of shares of the applicable class of Capital Stock required to be issued upon any conversion of this Note shall be duly and validly authorized, reserved (to the extent applicable) and available for issuance at the time of the conversion of this Note, and upon issuance in accordance with the terms of this Note, the applicable class of Capital Stock will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Note, the Company’s governing documents, applicable federal and state securities laws or liens or encumbrances created by or imposed by the Holder.
SECTION 13.    VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by New York Law or as expressly provided in this Note.
SECTION 14.    AMENDMENTS. This Note, and any of the terms and provisions hereof, may be amended from time to time as set forth in the Note Purchase Agreement.
SECTION 15.    TRANSFER RESTRICTIONS AND RELATED PROVISIONS.
(a)    This Note may not be directly or indirectly offered, sold, assigned or transferred by the Holder without the prior written consent of the Company and Keyframe (with respect to Keyframe, solely to the extent Keyframe or an Affiliate thereof is an Investor and such consent right shall be limited to the identity of the new transferee and such consent shall not be unreasonably withheld), provided that in connection with any assignment to a Qualified Transferee, such consent shall not be unreasonably withheld, delayed or conditioned and the Company and Keyframe shall be deemed to have consented to any such assignment unless it shall object thereto in a written notice to the Holder within five (5) Business Days after receipt thereof and provided further that no such consent of the Company shall be required upon the occurrence of an Event of Default. Notwithstanding the foregoing (i) the Holder may transfer this Note in whole or in part without the consent of the Company or Keyframe to any Affiliate which is not a natural person and is an “accredited investor” (as defined in Regulation D under the Act) or to another Investor or Affiliate thereof; and (ii) the restrictions of this Section 15 shall not restrict the ability of (x) any direct or indirect parent of the Holder to pledge, mortgage, charge or otherwise dispose of or encumber its assets and (y) any Holder may at any time pledge or assign a security interest in all or any portion of its rights under this Note (including any shares of Capital Stock issuable upon conversion thereof) to secure obligations of such Holder. In connection with any assignment or direct transfer of this Note (in whole or in part), the transferee shall agree to be bound by, and shall become party to, the Note Purchase Agreement and the Collateral Agency Agreement by execution of a counterpart signature page thereto. Any offer, sale, assignment or other transfer of this Note is also subject to the restrictive legends of this Note.
(b)    The Company shall maintain and keep updated a register (the “Register”) for the recordation of the names and addresses of the Holders of this Note and each Replacement Note and the Outstanding Principal Balance of this Note (and accrued interest) and any Replacement Note (the “Registered Notes”). The initial address for the Holder of this Note shall be the address set forth on the Holder’s signature page hereto and may be updated, from time to time, by written notice to the Company. Upon the written request of the Holder, the Company shall provide a copy of the Register to the Holder and backup calculations for the values relating to this Note in the Register. A Registered Note may be assigned or sold in whole or in part, to the extent permitted pursuant to Section 15(a) and any other terms hereof, only by registration of such assignment or sale on the Register. Upon its receipt of a satisfactory request to assign or sell all or part of any Registered Note by the Holder of the applicable Registered Note and the physical surrender of such applicable Registered Note to the Company, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes, the aggregate Outstanding Principal Balance of which is the same as the entire Outstanding Principal Balance of the surrendered Registered Note, to the Transferee pursuant to Section 16. The provisions of this Section 15(b) are intended to cause the Note to be in “registered form” as defined in Treasury Regulations Sections 5f.103-1(c) and 1.871-14(c), or Proposed Section 1.163-5(b) (and any successor sections) and shall be interpreted and applied consistently therewith.
SECTION 16.    REISSUANCE OF THE NOTE.

(a)    Transfer. If this Note is permitted to be transferred, in whole or in part, the Holder shall surrender this Note to the Company, whereupon the Company will issue and deliver a Replacement Note to the Transferee (in accordance with Section 16(d)), representing the Outstanding Principal Balance of this Note being transferred by the Holder and, if less than the entire Outstanding Principal Balance of this Note held by the Holder is being transferred, a new note (in accordance with Section 16(d)) to the Holder, representing the portion of the Outstanding Principal Balance not being transferred (each, a “Replacement Note” and collectively, the “Replacement Notes”). The Holder and the Transferee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 16(d), following conversion or redemption of any portion of this Note, the Outstanding Principal Balance represented by this Note may be less than the Outstanding Principal Balance stated on the face of this Note.
(b)    Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for Replacement Notes representing in the aggregate the Outstanding Principal Balance of this Note in accordance with Section 16(d). Each such Replacement Note will represent such portion of such Outstanding Principal Balance as is designated by the Holder at the time of such surrender. The Original Principal Amount shall be allocated pro rata between such Replacement Notes based on the Outstanding Principal Balance designated for each.
(c)    Lost, Stolen, Destroyed or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a Replacement Note (in accordance with Section 16(d)), representing the Outstanding Principal Balance.
(d)    Issuance of Replacement Notes. Whenever the Company is required to issue a Replacement Note pursuant to the terms of this Note, such Replacement Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such Replacement Note, the remaining Outstanding Principal Balance (or, in the case of a Replacement Note being issued pursuant to Section 16(a) or Section 16(c), the Outstanding Principal Balance designated by the Holder which, when added to the aggregate Outstanding Principal Balance represented by the other Replacement Notes issued in connection with such issuance, does not exceed the remaining Outstanding Principal Balance under this Note immediately prior to such issuance of Replacement Notes), (iii) shall be deemed to have an Original Principal Amount calculated in accordance with Section 16(b), (iv) shall have an issuance date, as indicated on the face of such Replacement Note, which is the same as the Issuance Date of this Note, (v) shall be deemed to have accrued its proportional share of the interest under this Note from the immediately preceding Interest Payment Due Date, (vi)shall have the same rights and conditions as this Note, and (vii) shall be timely prepared and issued by the Company.
SECTION 17.    DISPUTES REGARDING ARITHMETIC CALCULATIONS. If the Holder disagrees with any arithmetic calculations performed by the Company pursuant to this Note, the Holder shall submit to the Company its calculations thereof. If the Holder and the Company are unable to agree upon such calculation within five (5) Business Days of the submission by the Holder, then the Company shall, within five (5) Business Days thereafter submit the disputed arithmetic calculation to the Company’s independent, outside accountant, or if such accountant is unwilling or prohibited, an accountant reasonably satisfactory to the parties (which is ranked in the top twenty (20) accounting firms nationally, by revenue). The Company shall cause such accountant to perform the calculation and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed calculation. The Holder shall pay the costs and expenses of such accountant unless the calculation of such accountant is mathematically closer to the Holder’s calculation than the calculation submitted by the Company, in which case, the costs and expenses of such accountant shall be paid by the Company. Such calculation shall be binding upon all parties absent manifest error.
SECTION 18.    NOTICES AND PAYMENTS.
(a)    Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and mailed or delivered to each party as follows: (i) if to the Holder, at the Holder’s address set forth in the Register, or (ii) if to the Company, at the address set forth on the Company’s signature page hereto, or at such other address as the Company shall have furnished to the Holder in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Business Day after being deposited with an overnight courier service of recognized standing or (iv) four days after being deposited in the U.S. mail, first class with postage prepaid.
(b)    Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in cash via wire transfer of immediately available funds. The Holder’s wire transfer instructions are attached hereto as Exhibit I. In the event of a change of Holder’s wire transfer instructions, Holder shall provide the Company with five (5) Business Days’ prior written notice of such change and any amounts paid by the Company to the account listed on Exhibit I hereto prior to such notice shall be deemed paid to the Holder. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day; provided, however, that in the case of any Interest Payment Due Date on which the Company is paying PIK Interest and that is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date.
SECTION 19.    WAIVER OF NOTICE. To the extent permitted by Law, unless otherwise provided herein, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.
SECTION 20.    GOVERNING LAW, WAIVER OF JURY TRIAL, JURISDICTION, AND SEVERABILITY.
(a)    This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state that would result in the application of the laws of a state other than the State of New York.
(b)    By acceptance of this Note, each of the Company and the Holder hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents.
(c)    To the extent permitted by law, the Company hereby submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in New York City for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law.
(d)    In the event that any provision of this Note is invalid or unenforceable under any applicable Law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such Law. Any such provision which may prove invalid or unenforceable under any Law shall not affect the validity or enforceability of any other provision of this Note.
SECTION 21.    TAX MATTERS.
(a)    All amounts payable or deliverable in respect of this Note, whether in respect of principal, interest (including accrued interest) or otherwise, will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes unless the withholding or deduction of such Taxes is required by Law.
(b)    Notwithstanding anything in Section 20(a) to the contrary, all such amounts paid or delivered by or on behalf of the Company to (A) any Person who is a “United States person” as defined in Section 7701(a)(30) of the Code who has timely provided, on behalf of itself, a properly completed and valid Internal Revenue Service Form W-9 and (B) any Person other than a United States person who has timely provided, on behalf of itself and/or its beneficial owners, as applicable, a properly completed and valid Internal Revenue Service Form W-8BEN, Form W-8BEN-E or other applicable Internal Revenue Service Form W-8 and such other information (such as that it and/or its beneficial owner is not a 10% shareholder of the Company, a controlled foreign corporation to which the Company is related, or a bank extending credit to the Company in the ordinary course of its trade or business) establishing an exemption from U.S. federal withholding tax, shall be free and clear of and without any deduction or withholding for or on account of, any U.S. federal income tax, other than any U.S. federal income tax imposed under FATCA, unless the withholding or deduction of such U.S. federal income tax is required as a result of a change in Law after the date hereof; provided that, for the avoidance of doubt, any forms or other information provided by a transferor or predecessor with respect to a Person shall not satisfy the requirements of this sentence with respect to such Person.
(c)    The Company will furnish to the Holder, within a reasonable time after the date the payment of any taxes withheld or deducted is made, certified copies of tax receipts evidencing payment by the Company, or other evidence of payments (reasonably satisfactory to the Holder).
(d)    The Company will pay and indemnify the Holder for any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes levied on or in connection with the execution, delivery, issuance, registration or enforcement of this Note or the receipt of any payments with respect thereto.
SECTION 22.    INTERPRETATION. In this Note, unless otherwise indicated or the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties required and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Note into Sections and Exhibits and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Note or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Note as a whole and not to any particular Section or Exhibit hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Exhibit or Section shall be construed as a reference to that specified Exhibit or Section of this Note; and all references to “$” or “dollars” shall be deemed references to United States dollars.
(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

REDAPTIVE, INC.

By:
Name: Matt Gembrin
Title: Chief Financial Officer

Address:

Redaptive, Inc.
340 Brannan Street, Suite 400,
San Francisco, CA 94107
Attention: Chief Financial Officer
Telephone: (707) 479-2217
Email: matt.gembrin@redaptiveinc.com
SIGNATURE PAGE TO NOTE N-[__] OF REDAPTIVE, INC.

Exhibit I
Holder Wire Instructions

EXHIBIT B
FORM OF CLOSING CERTIFICATE
[●], 2021
This Closing Certificate is delivered to you pursuant to Section 4(c) of the Convertible Note Purchase Agreement, dated as of November 12, 2021 (as it may be amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Purchase Agreement”), by and among Redaptive, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on the schedule of investors attached thereto as Schedule I.
1.    I am the duly elected, qualified and acting Chief Executive Officer of the Company.
2.    The representations and warranties of the Company set forth in the Purchase Agreement are true and correct on and as of the applicable Closing Date, except that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in such manner as of such earlier date.
3.    On and as of the applicable Closing Date, the Company is in compliance with all covenants, agreements, obligations and conditions contained in the Purchase Agreement that are required to be performed or complied with by the Company on or before such Closing Date.
Capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement.
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IN WITNESS WHEREOF, I have executed this Closing Certificate as of the date first written above.

REDAPTIVE, INC.

By:
Name:
Title: Chief Executive Officer

EXHIBIT C
FORM OF SOLVENCY CERTIFICATE
[●], 2021
THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:
1.    I am the Chief Financial Officer of Redaptive, Inc., a Delaware corporation (the “Company”).
2.    Reference is made to the Convertible Note Purchase Agreement, dated as of November 12, 2021 (as it may be amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Purchase Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Company and the persons and entities listed on the schedule of investors attached thereto as Schedule I.
3.    I have reviewed the Purchase Agreement and other Transaction Documents and the contents of this Solvency Certificate and, in connection herewith, have reviewed such other documentation and information and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.
4.    Based upon my review and examination described in paragraph 2 above, I certify in my capacity as an officer of Company and not in any individual capacity that, as of the date hereof, each of the Company is, after giving effect to the transactions contemplated by the Purchase Agreement and the other Transaction Documents, Solvent.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has hereunto set his name as of the date first above written.

REDAPTIVE, INC.

By:
Name:
Title: Chief Financial Officer

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE
[DATE]
This Compliance Certificate is delivered to you pursuant to Section 7(a)(vi) of the Convertible Note Purchase Agreement, dated as of November 12, 2021 (as it may be amended, restated, amended and restated, supplemented, extended or otherwise modified from time to time, the “Purchase Agreement”), by and among Redaptive, Inc., a Delaware corporation (the “Company”), the Guarantors listed in the Purchase Agreement, and the Investors listed on Schedule I attached thereto.
1.    I am a duly elected, qualified and acting Financial Officer of the Company.
[As of the date hereof, no Default has occurred and is continuing.] [On [date of Default], a Default occurred and is continuing as of the date hereof. [Specify details of Default]. As of the date hereof, the Company has [insert any actions taken or proposed to be taken with respect thereto].]
[Since the date of the audited Financial Statements referred to in Section 2(q) of the Purchase Agreement, no change in GAAP has occurred that has had a material impact on the Company’s financial statements delivered in connection with this Compliance Certificate.] [Since the date of the audited Financial Statements referred to in Section 2(q) of the Purchase Agreement, changes in GAAP have occurred that have had a material impact on the Company’s financial statements delivered in connection with this Compliance Certificate. These changes have affected the financial statements delivered in connection with this Compliance Certificate by [ ].]
All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.
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IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above.

REDAPTIVE, INC.

By:
Name:
Title: Chief Financial Officer

EXHIBIT E
FORM OF ANNUAL COLLATERAL CERTIFICATE
[DATE]
This Annual Collateral Certificate is delivered to you pursuant to Section 7(a)(vi) of the Convertible Note Purchase Agreement, dated as of November 12, 2021 (as it may be amended, restated, amended and restated, supplemented, extended or otherwise modified from time to time, the “Purchase Agreement”), by and among Redaptive, Inc., a Delaware corporation (the “Company”), the Guarantors listed in the Purchase Agreement, and the Investors listed on Schedule I attached thereto. Reference is made herein to that certain Pledge and Security Agreement, dated as of November 12, 2021 (as it may be amended, restated, amended and restated, supplemented, extended or otherwise modified from time to time, the “Security Agreement”), by and among the Company, the Guarantors from time to time party thereto, and Wilmington Trust, National Association, as collateral agent for the Secured Parties (as defined in the Security Agreement).
1.    I am a duly elected, qualified and acting Responsible Officer of the Company.
2.    As of the date first written above:
☐    there have been no changes to the previously delivered Perfection Certificate (including the schedules thereto) nor the schedules to the Security Agreement.
☐    there have been changes to the previously delivered Perfection Certificate (including the schedules thereto) and/or the schedules to the Security Agreement. A revised Perfection Certificate is attached hereto as Exhibit A and replaces the previous Perfection Certificate in its entirety. The changes to the Perfection Certificate set forth in Exhibit A as compared with the previous Perfection Certificate are also set forth in Exhibit A.
3.    I certify that all Uniform Commercial Code financing statements and all supplemental intellectual property security agreements or other appropriate filings, recordings or registrations, have been filed of record in each governmental or other appropriate office in each jurisdiction identified in the documents referred to in paragraph 2 above to the extent necessary to effect, protect and perfect the security interests under the Collateral Documents (except as noted therein with respect to any continuation statements to be filed within such period).
All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.
[Remainder of page left blank intentionally; signatures follow.]

IN WITNESS WHEREOF, we have hereunto signed this Annual Collateral Certificate as of the date first written above.

By:
Name:Matthew Gembrin
Title: Chief Financial Officer
Signature Page to Annual Collateral Certificate

Exhibit A to EXHIBIT E
Perfection Certificate

EXHIBIT F
FORM OF COUNTERPART AGREEMENT
This Counterpart Agreement, dated [●] (this “Counterpart Agreement”) is delivered pursuant to that certain Convertible Note Purchase Agreement, dated as of November 12, 2021 (as it may be amended, restated, amended and restated, supplemented, extended or modified from time to time, the “Purchase Agreement”), by and among Redaptive, Inc., a Delaware corporation (the “Company”), the Guarantors listed therein, and the investors named in Schedule I thereto.
All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.
Pursuant to Section 7(k) of the Purchase Agreement, the undersigned (the “New Guarantor”) hereby:
1.    agrees that this Counterpart Agreement may be attached to the Purchase Agreement and the Collateral Agency Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Purchase Agreement and the Collateral Agency Agreement and agrees to be bound by all of the terms thereof with the same force and effect as if originally named therein as a Guarantor; and
2.    represents and warrants that each of the representations and warranties set forth in the Purchase Agreement (other than such representations and warranties that relate solely to facts and conditions as of the Initial Closing Date) and applicable to the undersigned is true and correct as of the date hereof.
Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the New Guarantor, the Collateral Agent and the Required Investors. Any notice or other communication required or permitted to be given herein or in the Collateral Agency Agreement shall be given to the Company in accordance with Section 10(i) of the Purchase Agreement and Article VIII of the Collateral Agency Agreement, respectively. In case any provision in or obligation under this Counterpart Agreement shall be invalid or unenforceable in any jurisdiction, the validity and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NEW GUARANTOR]

By:
Name
Title:

EXHIBIT G
[RESERVED]

EXHIBIT H
FORM OF PERFECTION CERTIFICATE
[DATE]
Reference is hereby made to (i) the Convertible Note Purchase Agreement, dated as of November 12, 2021, by and among Redaptive, Inc. (the “Company”), the guarantors listed on the signature pages thereto and the persons listed on the schedule of investors attached thereto as Schedule I (the “Note Purchase Agreement”) and (ii) the Pledge and Security Agreement, dated as of November 12, 2021, by and among the Company, the other Grantors party thereto and Wilmington Trust, National Association, as collateral agent (the “Security Agreement”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Note Purchase Agreement or Security Agreement, as applicable.
As used herein, the term “Grantors” means, collectively, the Company, Redaptive Financial, LLC, Redaptive Sustainability Services, LLC and International Electron, LLC and the term “Grantor” means each of the foregoing individually.
The undersigned, in his capacity as an Authorized Officer of each Grantor, and not individually, hereby certifies to the Collateral Agent, for the benefit of each Secured Party, as follows:
1.    Names.
(a)    The exact legal name of each Grantor, as such name appears in its respective certificate of incorporation or formation or similar organizational document of incorporation or formation, as applicable, the organizational identification number, if any, of each Grantor that is a registered organization (to the extent such organizational identification number is required to be listed on UCC financing statements), the tax identification number and the jurisdiction of incorporation or formation, as applicable, of each Grantor, is as follows:

Exact Legal Name of Each Grantor	Jurisdiction	Organization Identification Number	Tax Identification Number
Redaptive, Inc.	DE	5691674	[***]
Redaptive Financial, LLC	DE	6350226	[***]
Redaptive Sustainability Services, LLC	DE	5922528	[***]
INTERNATIONAL ELECTRON, LLC	DE	6871696	[***]

(b)    Set forth below is each other legal name each Grantor has had in the past five years, together with the date of the relevant change and all other names used by each Grantor on any filings with the Internal Revenue Service:

Legal Name of Grantor	Other Legal Name (past five years)	Date of Name Change
Redaptive Sustainability Services, LLC	Redaptive Services, LLC	4/28/2021
(c)    Except as set forth in Schedule 1, no grantor has changed its identity or corporate structure in any way within the past 5 years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization.
N/A
(d)    The following is a list of all other names (including trade names or similar appellations)
used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years not identified in paragraph (a) or (b) of this Section 1:
N/A
2.    Current Locations.
(a)    The chief executive office and the preferred mailing address (if different than the chief executive office) of each Grantor is located at the address set forth opposite its name below. Except as set forth below, no Grantor has changed its chief executive office within the past five years.

Grantor	Address of Chief Executive Office and Mailing Address	County
Redaptive, Inc.	340 Brannan Street, Suite 400, San Francisco, CA 94107	San Francisco
Redaptive Financial, LLC	340 Brannan Street, Suite 400, San Francisco, CA 94107	San Francisco
Redaptive Sustainability Services, LLC	340 Brannan Street, Suite 400, San Francisco, CA 94107	San Francisco
INTERNATIONAL ELECTRON, LLC	340 Brannan Street, Suite 400, San Francisco, CA 94107	San Francisco
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(b)    Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Collateral (with each location at which chattel paper, if any, is kept being indicated by an “*”):

Grantor	Address
Redaptive, Inc.	340 Brannan Street, Suite 400, San Francisco, CA 94107
Redaptive Financial, LLC	340 Brannan Street, Suite 400, San Francisco, CA 94107
Redaptive Sustainability Services, LLC	340 Brannan Street, Suite 400, San Francisco, CA 94107
INTERNATIONAL ELECTRON, LLC	340 Brannan Street, Suite 400, San Francisco, CA 94107
(c)    Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any Inventory or Equipment with a fair market value in excess of $100,000 in the aggregate (per location) (other than Inventory or Equipment in transit or out for repair):

Grantor	Location
INTERNATIONAL ELECTRON, LLC	Fabrinet West 4900 Patrick Henry Dr. Santa Clara, CA 95054
INTERNATIONAL ELECTRON, LLC	DCL Logistics 48819 Kato Rd. Fremont, CA 94539
(d)    Set forth below is all of each Grantor’s Owned Real Property:
N/A
(e)    Set forth below is a list of all locations where each Grantor leases or subleases real property and the name of each lessor, lessee, sublessor and sublessee:

Grantor	Location
Redaptive, Inc.	340 Brannan Street, Suite 400, San Francisco, CA 94107
(f)    Set forth below are the names and addresses of all persons or entities other than the Grantors or other than Collateral located at or in transit to a Customer site or Collateral relating to a Project that is in the possession of the installer of such Project prior to its commercial operation, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any Inventory or Equipment with a fair market value in excess of $100,000.
3

Grantor	Address
INTERNATIONAL ELECTRON, LLC	Fabrinet West 4900 Patrick Henry Dr. Santa Clara, CA 95054
INTERNATIONAL ELECTRON, LLC	DCL Logistics 48819 Kato Rd. Fremont, CA 94539
3.    Unusual Transactions. Except for as set forth on Schedule 3, all of the Collateral has been originated by the Grantors in the ordinary course of business or consists of goods which have been acquired by such Grantor in the ordinary course of business from a person in the business of selling goods of that kind.
4.    File Search Reports. File search reports have been obtained from each UCC filing office identified with respect to such Grantor in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Note Purchase Agreement. All such search reports are attached hereto as Schedule 4.
5.    UCC Filings. Financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper UCC filing office identified on Schedule 6.
6.    Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.
7.    Stock Ownership and Other Equity Interests. Attached hereto as Schedule 7 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests held directly by any Grantor and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests, in each case including any joint ventures where a Grantor holds ownership, partnership or membership interests of 50% or less. Schedule 7 also lists the certificate number(s) of such stock, partnership interest, limited liability company membership interests or other equity interests held by such Grantors and the percentage of ownership represented by such equity interests.
8.    Debt Instruments. Attached hereto as Schedule 8 is a true and correct list of all promissory notes, instruments, tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by any Grantor that are required to be pledged under the Collateral Documents, in each case, in excess of $50,000, including all intercompany notes between any Grantor and any Subsidiary of any Grantor.
9.    Deposit Accounts. Attached hereto as Schedule 9 is a true and correct list of deposit accounts maintained by any Grantor, including the name and address of the depositary institution, the type of account, and the account number, and whether such account is an Excluded Account.

4

10.    Securities Accounts. Attached hereto as Schedule 10 is a true and correct list of securities accounts and commodities accounts maintained by any Grantor, including the name and address of the intermediary institution, the type of account, and the account number, and whether such account is an Excluded Account.
10.    Intellectual Property. Attached hereto as Schedule 11(a) is a schedule setting forth all of each Grantor’s United States federal issued patents, published patent applications, registered trademarks and trademark applications, including the name of the registered owner, the registration or application number and the date filed (provided that the foregoing may exclude any patents or trademarks determined in good faith by such Grantor to be no longer material, useful or necessary in the operation of the business of such Grantor which such Grantor intends to abandon, cease maintaining or not renew in accordance with the Note Purchase Agreement, or that have been abandoned).
Attached hereto as Schedule 11(b) is a schedule setting forth all of (i) each Grantor’s United States federal registered copyrights and copyright applications (provided that the foregoing may exclude any copyrights determined in good faith by such Grantor to be no longer material, useful or necessary in the operation of the business of such Grantor which such Grantor intends to abandon, cease maintaining or not renew in accordance with the Note Purchase Agreement, or that have been abandoned), including the name of the registered owner, the registration number and the date filed or registered, as applicable, and (ii) each agreement or license providing for the grant of an exclusive license to such Grantor of any United States federal registered copyright or copyright application that is material to the business of such Grantor.
Attached hereto as Schedule 11(c) is a schedule setting forth all of each Grantor’s domain names.
11.     Taxes. Attached hereto as Schedule 12 is a true and correct list of all delinquent taxes due by each Grantor (including, but not limited to, all payroll taxes, personal property taxes, real estate or income taxes).
12.     Commercial Tort Claims. Attached hereto as Schedule 13 is a true and correct list of all Commercial Tort Claims held by each Grantor, including a brief description thereof, and excluding any such Commercial Tort Claim with less than $250,000 in value.
13.     Letter of Credit Rights. Attached hereto as Schedule 14 is a true and correct list of all letters of credit issued in favor of a Grantor, as beneficiary thereof, and excluding any such letter of credit with less than $250,000 in value.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date first written

REDAPTIVE, INC.

By:

Name:
Title:

REDAPTIVE FINANCIAL, LLC

By:

Name:
Title:

REDAPTIVE SUSTAINABILITY SERVICES, LLC

By:

Name:
Title:

INTERNATIONAL ELECTRON, LLC

By:

Name:
Title:
6

Schedule 1
Mergers, Consolidations and Acquisitions
N/A

7

Schedule 3
Unusual Transactions

8

Schedule 4
Search Reports

9

Schedule 5
UCC Filings

10

Schedule 6
Schedule of Filings
UCC Filings

11

Schedule 7
Stock Ownership and Other Equity Interests

12

Schedule 8
Pledged Notes and Debt Instruments

13

Schedule 9
Deposit Accounts

14

Schedule 10
Securities Accounts

15

Schedule 11(a)
Intellectual Property - United States Patents and Trademarks

16

Schedule 12
Delinquent Taxes

17

Schedule 13
Commercial Tort Claims

EXHIBIT I
PROJECTS
Projects relating to energy-efficient (i) lighting; (ii) heating, ventilation and air conditioning; (iii) cogeneration power; (iv) geothermal power; (v) solar power; (vi) roofing; and (vii) electric vehicle fleets and charging